                                                                  Exhibit 10.92


                                     GROUND LEASE



                                       BETWEEN



                              BNP LEASING CORPORATION,

                                      ("BNPLC")



                                         AND



                                 CHIRON CORPORATION,

                                      ("CHIRON")



                                    JUNE 28, 1996

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  ADDITIONAL DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .  2
    (a)  CONTINGENT PURCHASE OPTION. . . . . . . . . . . . . . . . . . . . .  2
    (b)  DESIGNATED TRANSFEREE . . . . . . . . . . . . . . . . . . . . . . .  2
    (c)  FAIR RENTAL VALUE . . . . . . . . . . . . . . . . . . . . . . . . .  3
    (d)  FOCB NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    (e)  GL TERMINATION OR TRANSFER OPTION . . . . . . . . . . . . . . . . .  3
    (f)  GL TERMINATION OR TRANSFER NOTICE . . . . . . . . . . . . . . . . .  3
    (g)  GROUND LEASE DEFAULT. . . . . . . . . . . . . . . . . . . . . . . .  3
    (h)  GROUND LEASE RENT . . . . . . . . . . . . . . . . . . . . . . . . .  3
    (i)  GROUND LEASE TERM . . . . . . . . . . . . . . . . . . . . . . . . .  3
    (j)  IMPROVEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    (k)  LEASEHOLD MORTGAGE. . . . . . . . . . . . . . . . . . . . . . . . .  3
    (l)  LEASEHOLD MORTGAGEE . . . . . . . . . . . . . . . . . . . . . . . .  3
    (m)  QUALIFYING TERMINATION DATE . . . . . . . . . . . . . . . . . . . .  3
    (n)  RENT COMMENCEMENT DATE. . . . . . . . . . . . . . . . . . . . . . .  4
    (o)  TERMINATION FEE . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    (p)  OTHER TERMS AND REFERENCES. . . . . . . . . . . . . . . . . . . . .  5

2.  GROUND LEASE TERM AND EARLY TERMINATION. . . . . . . . . . . . . . . . .  5

3.  GROUND LEASE RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

4.  ADJUSTMENTS TO THE LEASED PROPERTY . . . . . . . . . . . . . . . . . . .  7

5.  RECEIPT AND APPLICATION OF INSURANCE AND CONDEMNATION PROCEEDS . . . . .  8

6.  NO LEASE TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . .  8

7.  THE PURCHASE DOCUMENTS AND THE LEASE . . . . . . . . . . . . . . . . . .  8

8.  USE OF LEASED PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . .  9
    (a)  PERMITTED USES AND CONSTRUCTION OF IMPROVEMENTS . . . . . . . . . .  9
    (b)  COOPERATION BY CHIRON AND ITS AFFILIATES. . . . . . . . . . . . . .  9
    (c)  PERFORMANCE AND PRESERVATION OF THE DEVELOPMENT CONTRACTS FOR THE
         BENEFIT OF BNPLC  . . . . . . . . . . . . . . . . . . . . . . . . .  9
    (d)  TITLE TO IMPROVEMENTS . . . . . . . . . . . . . . . . . . . . . . . 10
    (e)  EXISTING OPTIONS IN FAVOR OF CHIRON . . . . . . . . . . . . . . . . 10

9.  ASSIGNMENT AND SUBLETTING; PASS THROUGH OF BNPLC'S LIABILITY INSURANCE
    AND INDEMNITY RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . 11

10. ESTOPPEL CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . . . 11

11. LEASEHOLD MORTGAGES. . . . . . . . . . . . . . . . . . . . . . . . . . . 12

12. OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS OF CHIRON. . . . . . . . 13
    (a)  CURRENT STATUS OF TITLE . . . . . . . . . . . . . . . . . . . . . . 13
    (b)  DEFENSE OF ADVERSE TITLE CLAIMS . . . . . . . . . . . . . . . . . . 13
    (c)  PROHIBITION AGAINST CONSENSUAL LIENS ON THE LEASED PROPERTY . . . . 14
    (d)  COMPLIANCE WITH PERMITTED ENCUMBRANCES. . . . . . . . . . . . . . . 15
    (e)  MODIFICATION OF PERMITTED ENCUMBRANCES AND DEVELOPMENT CONTRACTS. . 15
    (f)  NO DEFAULT OR VIOLATION . . . . . . . . . . . . . . . . . . . . . . 15
    (g)  NO SUITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    (h)  ENFORCEABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    (i)  FINANCIAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . 15
    (j)  ORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    (k)  NOT A FOREIGN PERSON. . . . . . . . . . . . . . . . . . . . . . . . 16
    (l)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    (m)  ENVIRONMENTAL REPRESENTATIONS . . . . . . . . . . . . . . . . . . . 16
    (n)  CONDITION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . 16
    (o)  OMISSIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    (p)  INSURANCE AND CASUALTY. . . . . . . . . . . . . . . . . . . . . . . 17
    (q)  CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    (r)  FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . 17

13. ENVIRONMENTAL INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . 17
    (a)  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    (b)  ASSUMPTION OF DEFENSE . . . . . . . . . . . . . . . . . . . . . . . 18
    (c)  NOTICE OF ENVIRONMENTAL LOSSES. . . . . . . . . . . . . . . . . . . 18
    (d)  RIGHTS CUMULATIVE . . . . . . . . . . . . . . . . . . . . . . . . . 19
    (e)  SURVIVAL OF THE INDEMNITY . . . . . . . . . . . . . . . . . . . . . 19

14. EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    (a)  DEFINITION OF GROUND LEASE DEFAULT. . . . . . . . . . . . . . . . . 19
    (b)  REMEDY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

15. QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

16. OPTION TO PURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

17. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    (a)  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    (b)  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    (c)  NO MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    (d)  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . 22
    (e)  BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    (f)  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    (g)  PARAGRAPH HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . 22

    (h)  MEMORANDUM OF LEASE . . . . . . . . . . . . . . . . . . . . . . . . 22
    (i)  NO DISCRIMINATION . . . . . . . . . . . . . . . . . . . . . . . . . 22
    (j)  NOT A PARTNERSHIP, ETC. . . . . . . . . . . . . . . . . . . . . . . 23


                                         (ii)

18. WAIVER OF A JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . 23

                                EXHIBITS AND SCHEDULES

EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . .Legal Description

EXHIBIT B. . . . . . . . . . . . . . . . . . . . . . Permitted Encumbrance List

EXHIBIT C. . . . . . . . . . . . . . . . . . Determination of Fair Rental Value

EXHIBIT D. . . . . . . . . . . . . . . . . .Proposed Amendment to Add Parcel 7A

EXHIBIT E. . . . . . . . . . . . . . . .Proposed Amendment to Adjust Boundaries

EXHIBIT F. . . . . . . . . . . . . . . . . . . . . . Contingent Purchase Option

EXHIBIT G. . . . . . . . . . . . . . . . . . . . . . .Right of Chiron to Convey

LIST OF DEFINED TERMS. . . . . . . . . . . . . . . . . . . . Shared Definitions


                                        (iii)

                                     GROUND LEASE


    This GROUND LEASE (this "GROUND LEASE"), by and between BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), and CHIRON CORPORATION, a delaware corporation ("CHIRON"), is dated June 28, 1996, but intended to be effective as of the effective date. ("EFFECTIVE DATE" and other capitalized terms used and not otherwise defined in this GROUND LEASE are intended to have the meanings assigned to them in the LIST OF DEFINED TERMS attached to and made a part of this GROUND LEASE.)


                                       RECITALS

    Chiron and BNPLC have reached agreement as to the terms and conditions upon which Chiron is willing to lease the Land, which as of the Effective Date is as described in Exhibit A, and any existing improvements thereon to BNPLC for a term of approximately 34 1/2 years, and by this Ground Lease Chiron and BNPLC desire to evidence such agreement.

    Pursuant to a Lease Agreement dated June 28, 1996 (the "LEASE") between BNPLC, as landlord, and Chiron, as tenant, BNPLC is subleasing the land to Chiron for a term scheduled to end on the Rent Commencement Date (as defined below) under this Ground Lease.

    Pursuant to a Purchase Agreement dated June 28, 1996 (the "PURCHASE AGREEMENT") between BNPLC and Chiron, Chiron is agreeing to purchase BNPLC's interest under this Ground Lease or arrange for a purchase of such interest, on and subject to the terms and conditions set forth therein.

                                   GRANTING CLAUSES

    NOW, THEREFORE, in consideration of the rent to be paid and the covenants and agreements to be performed by BNPLC, as hereinafter set forth, Chiron does hereby LEASE, DEMISE and LET unto BNPLC for the term hereinafter set forth the Land, together with:

         (1) all easements and rights-of-way now owned or hereafter acquired by Chiron for use in connection with the Land or any improvements constructed thereon or as a means of access thereto; and

         (2) all right, title and interest of Chiron, now owned or hereafter acquired, in and to (A) any land lying within the right-of-way of any street, open or proposed, adjoining the Land, (B) any and all sidewalks and alleys adjacent to the Land and (C) any strips and gores between the Land and abutting land.

The Land and all of the property described in items (1) and (2) above are hereinafter referred to collectively as the "REAL PROPERTY".

    to the extent, but only to the extent, that assignable rights or interests in, to or under the following have been or will be acquired by Chiron as the owner of any interest in the Real Property, Chiron also hereby grants and assigns to BNPLC for the term of this Ground Lease the right to use and enjoy (and, in the case of contract rights, to enforce) such rights or interests of
Chiron:

         (a)  the Permitted Encumbrances; and

         (b) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges related to the Real Property that BNPLC (rather than Chiron) would have acquired if BNPLC had itself acquired the fee estate in the Real Property (excluding, however, any rights and privileges of Chiron under this Ground Lease, any rights or privileges of Chiron under the Lease or Purchase Agreement, and [without limiting Chiron's obligations under subparagraphs 8.(b), 8.(c) or 12.(e) or BNPLC's rights as a "Mortgagee" under any Development Contracts] any rights and privileges of Chiron under the Development Contracts).

such rights and interests of Chiron, whether now existing or hereafter arising, are hereinafter collectively called the "PERSONAL PROPERTY". The Real Property and the Personal Property are hereinafter sometimes collectively called the "LEASED PROPERTY."

     Provided, however, the leasehold estate conveyed hereby and BNPLC's rights hereunder are expressly made subject and subordinate to the Permitted Encumbrances, including those listed on EXHIBIT B. FURTHER, SO LONG AS THE LEASE AND PURCHASE AGREEMENT REMAIN IN FORCE, THE RIGHTS AND OBLIGATIONS OF CHIRON AND BNPLC HEREUNDER SHALL BE SUBJECT TO ANY CONTRARY PROVISIONS THEREIN.

                             GENERAL TERMS AND CONDITIONS

    The Leased Property is leased by Chiron to BNPLC and is accepted and is to be used and possessed by BNPLC upon and subject to the following terms, provisions, covenants, agreements and conditions:

    1. ADDITIONAL DEFINITIONS. As used herein, the terms "Ground Lease," "Chiron," "BNPLC," "Real Property," "Personal Property" and "Leased Property" shall have the meanings indicated above and the terms listed immediately below shall have the following meanings:

         (a) CONTINGENT PURCHASE OPTION. "CONTINGENT PURCHASE OPTION" means the option granted BNPLC by Chiron as provided in EXHIBIT F attached to this Ground Lease.

         (b) DESIGNATED TRANSFEREE. "DESIGNATED TRANSFEREE" means any Person designated by Chiron in a GL Termination or Transfer Notice as the Person to whom BNPLC's interest in the Leased Property shall be transferred pursuant to Paragraph 2; provided, that to qualify as a Designated Transferee hereunder, such Person must, if requested by BNPLC, certify that: (1) such Person is not "insolvent" (that is, the sum of such Person's absolute and contingent liabilities, including the obligations of such Person to pay BNPLC a Termination Fee, must not exceed the fair market value of such Person's assets); (2) such Person is not subject to outstanding liens, suits, garnishments or court actions which could render such Person insolvent or bankrupt; (3) such Person's capital is adequate for the businesses in which such Person is engaged and intends to be engaged; (4) such Person has not incurred (by any agreement to pay the Termination Fee required hereby or otherwise), nor does such Person intend or expect to incur, debts which will be beyond its ability to pay as such debts mature; and (4) there has not been filed by or, to such Person's knowledge, against such Person a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to such Person or any significant portion of such Person's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the federal Bankruptcy Code or any state law.

         (c) FAIR RENTAL VALUE. "FAIR RENTAL VALUE" means (and all appraisers and other persons involved in the determination of the Fair Rental Value will be so advised) the annual rent, as determined in accordance with EXHIBIT C, that would be agreed upon between a willing tenant, under no compulsion to lease, and a willing landlord, under no compulsion to lease, for UNIMPROVED land comparable in size and location to the Land, exclusive of any Improvements but assuming that there is no higher and better use for such land than as a site for improvements of comparable size and utility to the Improvements, at the time a determination is required under this Ground Lease and taking into consideration the condition of the Land, the encumbrances affecting the title to the Land and all applicable zoning, land use approvals and other governmental permits relating to the Land at the time of such determination.

         (d) FOCB NOTICE. "FOCB NOTICE" shall have the meaning assigned to it in Paragraph 2 below.

         (e) GL TERMINATION OR TRANSFER OPTION. "GL TERMINATION OR TRANSFER OPTION" shall have the meaning assigned to it in Paragraph 2 below.

         (f) GL TERMINATION OR TRANSFER NOTICE. "GL TERMINATION OR TRANSFER NOTICE" shall have the meaning assigned to it in Paragraph 2 below.

         (g) GROUND LEASE DEFAULT. "GROUND LEASE DEFAULT" shall have the meaning assigned to it in subparagraph 14.(a) below.

         (h) GROUND LEASE RENT. "GROUND LEASE RENT" means the rent payable by BNPLC pursuant to Paragraph 3 below.

         (i) GROUND LEASE TERM. "GROUND LEASE TERM" shall have the meaning assigned to it in Paragraph 2 below.

         (j) IMPROVEMENTS. "IMPROVEMENTS" means anything constructed on the Land from time to time which is deemed to be a "work of improvement" as said term is presently defined in California Civil Code Section 3106, including all buildings, landscaping, sidewalks and paving for driveways and parking lots. There are no significant Improvements on the Land as of the Effective Date, but any and all new improvements to the Land made with the Construction Allowance contemplated in the Lease shall constitute Improvements as that term is used herein.

         (k) LEASEHOLD MORTGAGE. "LEASEHOLD MORTGAGE" means any mortgage, deed of trust (with or without a private power of sale), security agreement or assignment executed by BNPLC to secure an obligation to repay borrowed money or other voluntary obligations, which covers BNPLC's leasehold estate hereunder or any part thereof or any rents or other charges to be paid to BNPLC pursuant to any sublease.

         (l) LEASEHOLD MORTGAGEE. "LEASEHOLD MORTGAGEE" means any lender or other beneficiary of a Leasehold Mortgage that shall have notified Chiron of the existence such Leasehold Mortgage and of its address to which notices should be delivered.

         (m) QUALIFYING TERMINATION DATE. "QUALIFYING TERMINATION DATE" means any Business Day which is no sooner than thirty days after BNPLC's receipt of the notice sent by Chiron pursuant to subparagraph 2.(a) specifying such date and which is no later than one hundred twenty days after BNPLC's receipt of such notice; provided, however, that if Chiron provides such a notice to prevent the expiration of the GL Termination or Transfer Option in response to a FOCB Notice from BNPLC, then "Qualifying Termination Date" for purposes of such notice will mean any Business Day within forty-five days after the date upon which the FOCB Notice is sent in accordance with the notice provisions of this Ground Lease.

         (n) RENT COMMENCEMENT DATE. "RENT COMMENCEMENT DATE" means the earlier of (1) the first Business Day of the first calendar month which is more than thirty days after the Designated Sale Date and which is after the date upon which Chiron and all subtenants or assignees of Chiron under the Lease have relinquished possession of the Land and any part of the Improvements, or (2) the first Business Day in July, 2003.

         (o)  TERMINATION FEE.  "TERMINATION FEE" means an amount equal to:

         (1) Stipulated Loss Value under the Lease, including any Construction Advances and Carrying Costs which are added to Stipulated Loss Value on or before the date Stipulated Loss Value is computed for purposes of this definition; plus

         (2) any amounts which at the time of the payment of the Termination Fee hereunder are due or have accrued and remain unpaid under the Lease, including any accrued Base Rent, Commitment Fees and Breakage Costs; less

         (3) any Escrowed Proceeds received by BNPLC under the Lease which BNPLC will be entitled to keep and retain (as the owner of such proceeds and not just as landlord under the Lease) after Chiron's exercise of the GL Termination or Transfer Option; and less

         (4) any Restricted Funds, or other funds actually received by BNPLC from a liquidation of collateral pledged to BNPLC by Chiron as provided in Paragraph 4 of the Purchase Agreement, that BNPLC will be entitled to keep and retain (as the owner of such funds and not just as security for Chiron's PA Obligations) after Chiron's exercise of the GL Termination or Transfer Option.

    So long as the Lease remains in effect, Stipulated Loss Value will be computed for purposes of this definition on the date when the Termination Fee is paid hereunder. After the Lease has expired or been terminated, Stipulated Loss Value will be computed for purposes of this definition as of the date upon which the Lease expired or terminated.

    Also, for purposes of this definition, BNPLC will not be considered as entitled to keep and retain Escrowed Proceeds, Restricted Funds or any other funds to which Chiron may have a claim or in which Chiron may have an interest unless contemporaneously with the payment of a Termination Fee to BNPLC, (x) Chiron shall in writing unconditionally transfer the applicable Escrowed Proceeds, Restricted Funds or other funds to BNPLC, warranting that title thereto is free from any Liens other than those that may be lawfully claimed by, through or under BNPLC, and (y) Chiron can demonstrate to BNPLC's reasonable satisfaction that such a transfer by Chiron will not constitute a preference or a voidable transfer under Applicable Law, such that BNPLC could be required to return any funds so transferred to it by Chiron, in connection with any transfer of BNPLC's interest in the Leased Property to a Designated Transferee as provided in Paragraph 2. For purposes of demonstrating that such a transfer by Chiron does not constitute a preference or voidable transfer, Chiron may present, and BNPLC will evaluate in good faith, evidence (stipulated to be accurate by Chiron) that: (A) Chiron is not insolvent and will not be rendered insolvent by the transfer, and/or (B) after giving effect to the transfer of the funds by Chiron the Termination Fee will equal the value of BNPLC's interest in the Leased Property which will be transferred to a Designated Transferee because of Chiron's exercise of the GL Termination or Transfer Option.

    Notwithstanding the foregoing, so long as the Purchase Agreement remains in effect and no bankruptcy or insolvency proceeding are pending by or against BNPLC, as debtor, the "TERMINATION FEE" as used herein shall be no less than the full Break Even Price and any other amounts (including interest on past due amounts) that would be due on the date upon which the Termination Fee becomes payable hereunder if, pursuant to the Purchase Agreement, Chiron was purchasing BNPLC's interest in the Leased Property.

         (p) OTHER TERMS AND REFERENCES. Words of any gender used in this Ground Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. References herein to Paragraphs, subparagraphs or other subdivisions shall refer to the corresponding Paragraphs, subparagraphs or subdivisions of this Ground Lease, unless specific reference is made to another document or instrument. References herein to any Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit attached hereto, which shall be made a part hereof by such reference. All capitalized terms used in this Ground Lease which refer to other documents shall be deemed to refer to such other documents as they may be renewed, extended, supplemented, amended or otherwise modified from time to time, provided such documents are not renewed, extended or modified in breach of any provision contained herein or therein or, in the case of any other document to which BNPLC is a party or of which BNPLC is an intended beneficiary, without the consent of BNPLC. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. The words "THIS GROUND LEASE", "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and words of similar import refer to this Ground Lease as a whole and not to any particular subdivision unless expressly so limited. The phrases "THIS PARAGRAPH" and "THIS SUBPARAGRAPH" and similar phrases used herein refer only to the Paragraphs or subparagraphs hereof in which the phrase occurs. As used herein the word "OR" is not exclusive. As used herein the words "INCLUDE", "INCLUDING" and similar terms shall be construed as if followed by "without limitation to". Other capitalized terms are defined in the provisions that follow.

    2. GROUND LEASE TERM AND EARLY TERMINATION. The term of this Ground Lease (herein called the "GROUND LEASE TERM") shall commence on and include the Effective Date and end on December 31, 2030. However, subject to the prior approval of any Leasehold Mortgagee, BNPLC shall have the right to terminate this Ground Lease by giving a notice to Chiron stating that BNPLC unequivocally elects to terminate effective as of a date specified in such notice, which may be any date more than thirty days after the notice and after the expiration or termination of the Lease pursuant to its terms. Further, Chiron shall have an option (the "GL TERMINATION OR TRANSFER OPTION") to terminate this Ground Lease or cause a transfer of BNPLC's rights and interests in and to the Leased Property and any Improvements on and subject to the following terms and conditions:

         (a) To exercise the GL Termination or Transfer Option, Chiron must provide BNPLC with an unconditional notice thereof (the "GL TERMINATION OR TRANSFER NOTICE") which specifies a Qualifying Termination Date as the effective date of the termination or transfer and which sets forth Chiron's calculation of the Termination Fee. Any notice specifying or purporting to establish an effective date of termination which is not a Qualifying Termination Date shall not be effective as a GL Termination or Transfer Notice hereunder.

         (b) If (but only if) so stated in an effective GL Termination or Transfer Notice, the exercise by Chiron of the GL Termination or Transfer Option shall result not in a termination of the leasehold estate created and conveyed by this Ground Lease, but rather in a transfer to any Designated Transferee designated by Chiron in the GL Termination or Transfer Notice of any and all rights, title and interests of BNPLC in and to the Leased Property and the Improvements existing at the time of the transfer, whether such rights, title and interests exist by reason of this Ground Lease or otherwise. Any such transfer shall occur automatically, subject only to the payment to BNPLC of a Termination Fee (as provided in the next subparagraph) and any other amounts then due to BNPLC under this Ground Lease; provided, however, BNPLC's right to be indemnified as provided in Paragraphs 8.(c) and 13 below or pursuant to the terms and conditions set forth in the Lease, and BNPLC's right to receive and collect any Rent (under and as defined in the Lease) which has accrued and remains unpaid at the time of the transfer, shall survive and be excluded from the transfer. This subparagraph shall be self-operative in that no instrument executed by BNPLC shall be required to accomplish the transfer contemplated by this subparagraph; however, if requested by Chiron to confirm the transfer, BNPLC shall promptly execute Sale Closing Documents (as defined in and in substantially the same form as attached to the Purchase Agreement) in favor of the Designated Transferee promptly after BNPLC's receipt of the Termination Fee and any other amounts then due to BNPLC under this Ground Lease.

         (c) After giving any GL Termination or Transfer Notice, Chiron must on or before the effective date of any termination specified therein, pay to BNPLC in good funds a Termination Fee. After giving any GL Termination or Transfer Notice, Chiron must on or before the effective date of any transfer to a Designated Transferee specified therein, cause the Designated Transferee to pay in good funds a Termination Fee to BNPLC. Chiron's payment of the Termination Fee shall be a condition precedent to the effectiveness of any early termination of this Ground Lease by Chiron. The Designated Transferee's payment of the Termination Fee shall be a condition precedent to the effectiveness of any transfer described in the preceding subparagraph. Time is of the essence as to the payment of the Termination Fee to BNPLC.

         (d) Before any termination or transfer pursuant to this Paragraph becomes effective, Chiron must have obtained an agreement of its permitted subtenants, successors and assigns under the Lease or the Purchase Documents, if any, that the termination or transfer, as the case may be, shall excuse BNPLC from any further obligations under the Lease or Purchase Documents.

         (e) At any time after the earlier of the Rent Commencement Date or any Designated Sale Date under the Purchase Agreement, BNPLC may provide a notice to Chiron (a "FOCB NOTICE") explaining that the GL Termination or Transfer Option will expire, unless (1) Chiron provides a GL Termination or Transfer Notice within thirty days after the FOCB Notice is sent in accordance with the notice provisions hereof, (2) the GL Termination or Transfer Notice specifies an effective date of termination or transfer no later than forty-five days after the FOCB Notice is sent in accordance with the notice provisions hereof, and (3) the Termination Fee required in connection with the termination or transfer contemplated in the GL Termination or Transfer Notice is paid to BNPLC no later than forty-five days after the FOCB Notice is sent in accordance with the notice provisions hereof. Unless Chiron does in fact satisfy the conditions specified in clauses (1), (2) and (3) of the preceding sentence after a FOCB Notice is sent to Chiron by BNPLC in accordance with the notice provisions hereof, the GL Termination or Transfer Option will expire. Time is of the essence as to the satisfaction of the conditions specified in this subparagraph to prevent an expiration of the GL Termination or Transfer Option; however, if during any period specified above in this subparagraph Chiron is delayed in providing any GL Termination or Transfer Notice or taking any other action necessary to satisfy the conditions required to prevent the expiration of the GL Termination or Transfer Option because of any automatic stay or similar restraint imposed in any bankruptcy or insolvency proceedings wherein BNPLC is the debtor, then such period will be extended by a time equal to such delay.

         (f) Notwithstanding the foregoing, if Chiron loses its right to acquire BNPLC's interest in the Leased Property under the Purchase Agreement before the effective date of any termination of this Ground Lease, and if Chiron would not have lost such right but for Chiron's failure to cure a breach by Chiron of the Purchase Agreement within any applicable grace period provided therein, then Chiron shall no longer have any right whatsoever under this Paragraph 2 to terminate this Ground Lease or to cause any transfer of BNPLC's rights or interests in or to the Leased Property or any Improvements, and any prior GL Termination or Transfer Notice given by Chiron shall become ineffective for purposes of this Ground Lease.

    3. GROUND LEASE RENT. BNPLC has on the effective date paid to Chiron the sum of Ten and no/100 dollars ($10.00) as prepaid rent hereunder for the period beginning on the effective date and ending on the Rent Commencement Date. The receipt and sufficiency of such prepaid rent is hereby acknowledged by Chiron. On each anniversary of the Rent Commencement Date, BNPLC shall make to a payment to Chiron of rent for the then preceding year (herein called "GROUND LEASE RENT"), in currency that at the time of payment is legal tender for public and private debts in the United States of America. Each such payment of Ground Lease Rent shall equal the Fair Rental Value, determined as provided in EXHIBIT C.

    4.   ADJUSTMENTS TO THE LEASED PROPERTY.

         (a) ADDITION OF PARCEL 7A TO THE LAND. Chiron presently has an option to purchase land which is adjacent to the Land, including the land described as "PARCEL 7A" (herein so called) in the form of Ground Lease Amendment No. ___ attached to this Ground Lease as EXHIBIT D (the "PROPOSED AMENDMENT TO ADD PARCEL 7A"). Chiron shall exercise such option and in connection therewith shall use its best efforts to acquire the fee interest in Parcel 7A within eighteen months after the Effective Date, free from Liens other than Permitted Encumbrances and any easements which will not adversely the construction on Parcel 7A contemplated in the Lease as part of the initial Construction Project. Promptly after it acquires Parcel 7A and gives any notices and obtains any approvals required by the Development Contracts, Chiron shall execute and deliver the Proposed Amendment to Add Parcel 7A to BNPLC and shall provide BNPLC with an endorsement to the title insurance policy or binder which insures BNPLC's leasehold estate under this Ground Lease, thereby adding Parcel 7A to the land described in Schedule A of the title insurance policy or binder. However, BNPLC may decline to execute or accept the Proposed Amendment to Add Parcel 7A if BNPLC reasonably believes at the time that taking a leasehold estate in Parcel 7A could significantly increase BNPLC's risk of incurring Environmental Losses or other Losses that it would not otherwise have as the lessee under this Ground Lease, including any increased risk of Losses created by any encumbrance (other than a Permitted Encumbrance or another encumbrance listed in ANNEX 2 attached to EXHIBIT D) that may "run with the land" or constitute an equitable servitude upon Parcel 7A. Notwithstanding the foregoing, unless BNPLC becomes aware of information that is not disclosed in or is inconsistent with the Environmental Reports, BNPLC shall not decline to execute or accept the Proposed Amendment to Add Parcel 7A solely because of any increased risk of Environmental Losses.

         (b) ADJUSTMENT TO THE BOUNDARIES OF THE LAND. Chiron presently expects to have a new Parcel Map filed of record pursuant to California Government Code Section 66463.1. The new Parcel Map will result in an adjustment, as shown on the Parcel Map records of Alameda County, California, to the boundaries of the Land, and it will also cause the parcels comprising the Land to be reconfigured substantially as shown in ANNEX 1 [or in the map referenced in ANNEX 1] attached to the form of Ground Lease Amendment No. ___ which is attached to this Ground Lease as EXHIBIT E (the "PROPOSED AMENDMENT TO ADJUST BOUNDARIES"). So long as the Lease remains in effect and no Event of Default has occurred and is continuing, neither BNPLC nor any Leasehold Mortgagee shall unreasonably withhold any consent or approval requested by Chiron to satisfy requirements imposed by the City of

Emeryville or other governmental entities pursuant to the Subdivision Map Act, local subdivision ordinances or the Development Contracts in connection with the filing of the new Parcel Map or any lot line adjustments consistent therewith. Contemporaneously with the recording of the new Parcel Map, Chiron shall execute and deliver to BNPLC the Proposed Amendment to Adjust Boundaries, together with the parking easement described therein, and together with an endorsement to the title insurance policy or binder which insures BNPLC's leasehold estate under this Ground Lease, thereby causing the land described in Schedule A of the title insurance policy or binder to be consistent with the definition of the "Land" hereunder after such amendment is executed, and also causing the parking easement to be insured subject only to exceptions reasonably satisfactory to BNPLC. In any event, Chiron shall not record the new Parcel Map before Chiron and BNPLC enter into the Proposed Amendment to Adjust Boundaries.

    5. RECEIPT AND APPLICATION OF INSURANCE AND CONDEMNATION PROCEEDS. All insurance and condemnation proceeds payable with respect to any damage to or taking of the Leased Property shall be payable to and become the property of BNPLC; provided, however, Chiron shall be entitled to receive condemnation proceeds awarded for the value of Chiron's remainder interest in the Land exclusive of the Improvements. BNPLC is authorized to take all action necessary on behalf of both BNPLC and Chiron (as lessor under this Ground Lease) to collect insurance and condemnation proceeds.

    6. NO LEASE TERMINATION. Except as expressly provided herein, this Ground Lease shall not terminate, nor shall Chiron have any right to terminate this Ground Lease nor shall the obligations of Chiron under this Ground Lease be excused, for any reason whatsoever, including without limitation any of the following: (i) any damage to or the destruction of all or any part of the Leased Property from whatever cause, (ii) the taking of the Leased Property or any portion thereof by eminent domain or otherwise for any reason, (iii) any default on the part of BNPLC under this Ground Lease or under any other agreement to which Chiron and BNPLC are parties, or (iv) any other cause whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Chiron hereunder shall be separate and independent of the covenants and agreements of BNPLC. However, nothing in this Paragraph shall be construed as a waiver by Chiron of any right Chiron may have at law or in equity to recover monetary damages for any default under this Ground Lease by BNPLC.

    7. THE PURCHASE DOCUMENTS AND THE LEASE. Nothing contained in this Ground Lease shall limit, modify or otherwise affect any of Chiron's or BNPLC's respective rights and obligations under the Purchase Documents or the Lease, which rights and obligations are intended to be separate, independent and in addition to, and not in lieu of, the obligations established by this Ground Lease. In the event of any inconsistency between the terms and provisions of the Purchase Documents or the Lease and the terms and provisions of this Ground Lease, the terms and provisions of the Purchase Documents or the Lease (as the case may be) shall control.

    8.   USE OF LEASED PROPERTY.

         (a)  PERMITTED USES AND CONSTRUCTION OF IMPROVEMENTS.    Subject to
the Permitted Encumbrances and the terms hereof, BNPLC may use and occupy the Leased Property for any purpose permitted by Applicable Laws and may construct any Improvements on the Land which are permitted by Applicable Laws. To afford Chiron an opportunity to file a notice of nonresponsibility pursuant to California Civil Code Section 3094, BNPLC shall, before commencing the construction any major Improvements upon the Land after the Rent Commencement Date, endeavor to notify Chiron that BNPLC intends to commence such construction; provided, however, BNPLC shall have no liability for its failure to provide such a notice.

         (b)  COOPERATION BY CHIRON AND ITS AFFILIATES.

         (i) After (but only after) the Rent Commencement Date, if a use of the Leased Property by BNPLC or any new Improvements or any removal or modification of Improvements proposed by BNPLC would violate any Permitted Encumbrance, Development Contract or Applicable Law unless Chiron or any of its Affiliates, as an owner of adjacent property or otherwise, gave its consent or approval thereto or agreed to join in a modification of a Permitted Encumbrance or Development Contract, then Chiron shall give and cause its Affiliates to give such consent or approval or join in such modification, subject only to (A) any BGR Restrictions (as defined in subparagraph 8.(e)) then remaining in force, and (B) the condition that Chiron and its Affiliates may decline to give or join in consents, approvals or modifications requested by BNPLC to permit construction that will cause the interior square footage of the Improvements to exceed 520,000 square feet.

         (ii) To the extent, if any, that any Permitted Encumbrance, Development Contract or Applicable Law requires the consent or approval of Chiron or any of its Affiliates or of the City of Emeryville, California or any other Person to an assignment of this Ground Lease or a transfer of any interest in the Leased Property by BNPLC or its successors or assigns, Chiron will without charge give and cause its Affiliates to give such consent or approval and will at its own expense cooperate in any way reasonably requested by BNPLC to assist BNPLC to obtain such consent or approval from the City or any other Person; provided, however, the assignment or transfer is not then prohibited by this Ground Lease or the Lease; and, provided further, the consent or approval sought by BNPLC for the assignment or transfer is not inseparable from other consents or approvals that, if granted, would cause Chiron to violate any BGR Restrictions then remaining in force.

         (iii) Chiron's obligations under this subparagraph 8.(b) shall be binding upon any successor or assign of Chiron or its Affiliates with respect to the Land and other properties encumbered by the Permitted Encumbrances or subject to the Development Contracts, and such obligations shall survive any sale of Chiron's interest in the Leased Property to BNPLC because of BNPLC's exercise of the Contingent Purchase Option.

         (c) PERFORMANCE AND PRESERVATION OF THE DEVELOPMENT CONTRACTS FOR THE BENEFIT OF BNPLC. Not only during the term of the Lease, but thereafter throughout the term of this Ground Lease, Chiron shall comply with and perform the obligations imposed by the Development Contracts upon Chiron or upon any owner of the Land and shall do whatever is required (subject to any BGR Restrictions then remaining in force) to preserve the rights and benefits conferred or intended to be conferred by the Development Contracts, as necessary to facilitate the construction of Improvements on the Land contemplated in the Lease and to facilitate the use of such Improvements after the Rent Commencement Date by BNPLC and its successors, assigns and subtenants under this Ground Lease. Further, Chiron hereby agrees for itself and its Affiliates, as the owner of the Land and any other land now owned or hereafter acquired by Chiron or its Affiliates, which is described in the Development Contracts, to assume liability for and to indemnify BNPLC and other Interested Parties and to defend and hold them harmless from and against all Losses (including Losses caused by any decline in the value of the Leased Property or of the Improvements) that they would not have incurred or suffered but for:

              (1) any breach by Chiron of its obligations under the preceding sentence,

              (2) any termination of any Development Contract, to which Chiron agreed, or which resulted from a breach thereof by Chiron or its Affiliates, or

              (3) any restrictions imposed by or asserted under any Development Contract upon any transfer after (but only after) the Rent Commencement Date by BNPLC or other Interested Parties of any interests they may then have in the Leased Property or in any Improvements.

THE INDEMNITY SET OUT IN THIS SUBPARAGRAPH 8.(c) SHALL APPLY EVEN IF THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE NEGLIGENCE OF BNPLC OR ANOTHER INTERESTED PARTY AND EVEN IF BNPLC OR ANOTHER INTERESTED PARTY IS STRICTLY LIABLE FOR THE LOSSES AGAINST WHICH THE INDEMNITY IS PROVIDED; however, such indemnity shall not protect an Interested Party against Losses proximately caused by (and attributed by any applicable principles of comparative fault to) the Established Misconduct of that Interested Party. Chiron's obligations under this subparagraph 8.(c) shall be binding upon any successor or assign of Chiron or its Affiliates with respect to the Land and other properties subject to the Development Contracts, and such obligations shall survive any sale of Chiron's interest in the Leased Property to BNPLC because of BNPLC's exercise of the Contingent Purchase Option.

         (d) TITLE TO IMPROVEMENTS. Any and all Improvements of whatever nature at any time constructed, placed or maintained upon any part of the Land shall be and remain the property of BNPLC and BNPLC's sublessee's, assignees, licensees and concessionaires, as their interests may appear; provided, any such Improvements which remain on the Land when this Ground Lease expires or is terminated shall become and thereupon be the property of Chiron, free and clear of any Liens Removable by BNPLC. It is the intention of Chiron and BNPLC that severance of fee title to the Land and the Improvements shall not change the character of the Improvements as real property. BNPLC may at any time after Chiron ceases to have possession of the Leased Property as tenant under the Lease and prior to the expiration or termination of this Ground Lease remove all or any Improvements from the Land without the consent of Chiron and without any obligation to Chiron or its Affiliates to provide compensation or to construct other Improvements on or about the Land.

         (e) EXISTING OPTIONS IN FAVOR OF CHIRON. Chiron has entered into an Option Agreement with BGR Associates, BGR Associates II and BGR Associates III dated as of March 15, 1995 (the "BGR OPTION CONTRACT"), which provides Chiron with an option to acquire property that it now leases, but does not own (the "BGR PROPERTY"). Anticipating that the BGR Property would be subject to the Development Contracts, the other parties to the BGR Contract imposed upon Chiron in Paragraph 11 thereof certain restrictions (the "BGR RESTRICTIONS"), which are intended to preserve the development rights associated with the BGR Property. The BGR Restrictions (to the extent not previously waived) could limit actions that would otherwise be required of Chiron by subparagraphs 8.(b) and 8.(c) above. To minimize any such limitation, Chiron shall cooperate as BNPLC may reasonably request from time to time after the Rent Commencement Date to obtain waivers of the BGR Restrictions. However, Chiron shall have no obligation to BNPLC to purchase the BGR Property pursuant to the BGR Contract or otherwise, except to the extent (if any) that Chiron must purchase to (1) satisfy any independent obligation undertaken by it in the Development Contracts, and (2) avoid a breach of that independent obligation in violation of subparagraph 8.(c). If Chiron or an Affiliate of Chiron does acquire any interest in the BGR Property, then for purposes of this Ground Lease, the BGR Restrictions benefitting that interest shall be deemed as no longer in force.

    9.   ASSIGNMENT AND SUBLETTING; PASS THROUGH OF BNPLC'S LIABILITY INSURANCE
AND INDEMNITY RIGHTS.   BNPLC may sublet or assign this Lease without the
consent of Chiron or any of its Affiliates, subject only to limitations set forth in the Lease for the benefit of Chiron so long as those limitations remain in force.

    To the extent that BNPLC may from time to time after the Rent Commencement Date require any subtenant to agree to maintain liability insurance against claims of third parties and agree to make BNPLC an additional or named insured under such insurance, BNPLC shall also require the subtenant to agree to make Chiron an additional or named insured. However, BNPLC shall have no liability to Chiron for a breach by the subtenant of any such agreements, and to the extent that BNPLC's rights as an additional or named insured are subject to exceptions or limitations concerning BNPLC's own acts or omissions or the acts or omissions of anyone other than the subtenant, so too may Chiron's rights as an additional or named insured be subject to exceptions or limitations concerning Chiron's own acts or omissions or the acts or omissions of anyone other than the subtenant.

    To the extent that BNPLC may itself from time to time after the Rent Commencement Date maintain liability insurance against claims of third parties which may arise because of any occurrence on or alleged to have occurred on or about the Leased Property, BNPLC shall cause Chiron to be an additional or named insured under such insurance, provided Chiron pays or reimburses BNPLC for any additional insurance premium required to have Chiron made an insured.

    To the extent that BNPLC may from time to time after the Rent Commencement Date require any subtenant to agree to indemnify BNPLC against Environmental Losses or other Losses concerning the Leased Property, BNPLC shall also require the subtenant to agree to indemnify Chiron. However, BNPLC shall have no liability to Chiron for a breach by the subtenant of any such agreement, and to the extent that BNPLC's rights as an indemnitee of the subtenant are subject to exceptions or limitations concerning BNPLC's own acts or omissions or the acts or omissions of anyone other than the subtenant, so too may Chiron's rights as an indemnitee be subject to exceptions or limitations concerning Chiron's own acts or omissions or the acts or omissions of anyone other than the subtenant.

    10. ESTOPPEL CERTIFICATE. Chiron shall from time to time, within ten days after receipt of request by BNPLC, deliver a statement in writing certifying:

         (a) that this Ground Lease is unmodified and in full force and effect (or if modified that this Ground Lease as so modified is in full force and effect);

         (b) that to the knowledge of Chiron BNPLC has not previously assigned or hypothecated its rights or interests under this Ground Lease, except as is described in such statement with as much specificity as Chiron is able to provide;

         (c) the term of this Ground Lease and the Ground Lease Rent then in effect and any additional charges;

         (d) that BNPLC is not in default under any provision of this Ground Lease (or if in default, the nature thereof in detail) and a statement as to any outstanding obligations on the part of Chiron or BNPLC; and

         (e)  such other matters as are requested by BNPLC.

Chiron's failure to deliver such statement within such time shall be conclusive upon BNPLC (i) that this Ground Lease is in full force and effect, without modification except as may be represented by BNPLC, (ii) that there are no uncured defaults in BNPLC's performance hereunder.

    11.  LEASEHOLD MORTGAGES.

         (a) By Leasehold Mortgage BNPLC may encumber BNPLC's leasehold estate in the Leased Property created by this Ground Lease, as well as BNPLC's rights and interests in buildings, fixtures, equipment and improvements situated thereon and rents, issues, profits, revenues and other income to be derived by BNPLC therefrom. However, so long as the Lease remains in effect, any Leasehold Mortgage will be permitted hereunder only if it constitutes a Permitted Transfer under the Lease, and even if a Permitted Transfer under the Lease, any Leasehold Mortgage granted by BNPLC prior to the Rent Commencement Date when no Event of Default under the Lease has occurred and is continuing must have Chiron's prior consent, which consent shall not be unreasonably withheld.

         (b) Any Leasehold Mortgagee or other party, including any corporation formed by a Leasehold Mortgagee, may become the legal owner of the leasehold estate created by this Ground Lease, and of the improvements, equipment, fixtures and other property assigned as additional security pursuant to a Leasehold Mortgage, by foreclosure of a Leasehold Mortgage or as a result of the assignment or conveyance in lieu of foreclosure. Further, any such Leasehold Mortgagee or other party may itself, after becoming the legal owner and holder of the leasehold estate created by this Ground Lease, or of any improvements, equipment, fixtures and other property assigned as additional security pursuant to a Leasehold Mortgage, convey or pledge the same without the consent of Chiron.

         (c) Chiron shall serve notice of any default by BNPLC hereunder upon any Leasehold Mortgagee. No notice of a default by BNPLC shall be deemed effective until it is so served. Any Leasehold Mortgagee shall have the right to correct or cure any such default within the same period of time after receipt of such notice as is given to BNPLC under this Ground Lease to correct or cure defaults, plus an additional period of thirty days thereafter. Chiron will accept performance by any Leasehold Mortgagee of any covenant, condition or agreement on BNPLC's part to be performed hereunder with the same force and effect as though performed by BNPLC.

         (d) If this Ground Lease should terminate by reason of a disaffirmance or rejection of this Ground Lease by BNPLC or any receiver, liquidator or trustee for the property of BNPLC, or by any governmental authority which had taken possession of the business or property of BNPLC by reason of the insolvency or alleged insolvency of BNPLC, then:

         (i) Chiron shall give notice thereof to each Leasehold Mortgagee; and upon request of any Leasehold Mortgagee made within sixty days after Chiron has given such notice, Chiron shall enter into a new ground lease of the Leased Property with such Leasehold Mortgagee for the remainder of the Ground Lease Term, at the same Ground Lease Rent and on the same terms and conditions as contained in this Ground Lease.

         (ii) In connection with any such new ground lease, Chiron shall also convey to the Leasehold Mortgagee by quitclaim deed any interest of Chiron in and to the Improvements included in the Leased Property.

         (iii) The estate of the Leasehold Mortgagee, as lessee under the new lease, shall have priority equal to the estate of BNPLC hereunder. That is, there shall be no charge, lien or burden upon the Leased Property prior to or superior to the estate granted by such new lease which was not prior to or superior to the estate of BNPLC under this Ground Lease as of the date immediately preceding the termination of this Ground Lease. To the extent, however, that the Lease and or the Purchase Agreement are in effect at the time of execution of such new ground lease, such new ground lease shall be made expressly subject to the Lease and the Purchase Agreement.

         (iv) Notwithstanding the foregoing, if Chiron shall receive requests to enter into a new ground lease from more than one Leasehold Mortgagee, Chiron shall be required to enter into only one new ground lease, and the new ground lease shall be to the requesting Leasehold Mortgagee who holds the highest priority lien or interest in BNPLC's leasehold estate in the Land. If the liens or security interests of two or more such requesting Leasehold Mortgagees which shared the highest priority just prior to the termination of this Ground Lease, the new ground lease shall name all such Leasehold Mortgagees as co-tenants thereunder.

         (e) If BNPLC has agreed with any Leasehold Mortgagee that such Leasehold Mortgagee's consent will be required to any modification or early termination of this Ground Lease by BNPLC, and if Chiron has been notified of such agreement, such consent will be required.

         (f) No Leasehold Mortgagee will assume any liability under this Ground Lease either by virtue of its Leasehold Mortgage or by any subsequent receipt or collection of rents or profits generated from the Leased Property, unless and until the Leasehold Mortgagee acquires BNPLC's leasehold estate in the Leased Property at foreclosure or by deed in lieu of foreclosure.

         (g) Although the foregoing provisions concerning Leasehold Mortgages and Leasehold Mortgagees will be self operative, Chiron agrees to include, in addition to the items specified in Paragraph 10, confirmation of the foregoing in any statement provided to a Leasehold Mortgagee or prospective Leasehold Mortgagee pursuant to Paragraph 10.

    12. OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS OF CHIRON. Chiron represents, warrants and covenants as follows:

         (a) CURRENT STATUS OF TITLE. Chiron holds good and marketable title to the Land, free and clear of all liens and encumbrances, other than the Permitted Encumbrances and Development Contracts.

         (b) DEFENSE OF ADVERSE TITLE CLAIMS. If any encumbrance or title defect whatsoever affecting the Leased Property or Improvements constructed prior to the Rent Commencement Date (collectively, the "IMPROVED PROPERTY") is claimed or discovered (including Liens against any part of or interest in the Improved Property, whether or not expressly subordinate to this Ground Lease, but excluding Permitted Encumbrances, Development Contracts and any Liens Removable by BNPLC) or if any legal proceedings are instituted with respect to title to the Improved Property, Chiron shall give prompt notice thereof to BNPLC and at Chiron's own cost and expense will promptly remove any such encumbrance and cure any such defect and will take all necessary and proper steps for the defense of any such legal proceedings, including the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims. If Chiron fails to promptly remove any encumbrance or cure any title defect, BNPLC (whether or not named as a party to legal proceedings with respect thereto) shall be entitled to take such additional steps as in its judgment may be necessary or proper to remove such encumbrance or cure such defect or for the defense of any such attack or legal proceedings or the protection of BNPLC's leasehold or other interest in the Property, including the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Property, the removal of prior liens or security interests, and all expenses (including Attorneys' Fees) so incurred of every kind and character shall be a demand obligation owing by Chiron.

    For purposes of this subparagraph 12.(b), Chiron shall be deemed to be acting promptly to remove any encumbrance or to cure any title defect, other than a Lien which Chiron or any of its Affiliates has granted or authorized, so long as Chiron is in good faith by appropriate proceedings contesting the validity and applicability of the encumbrance or defect, and pending such contest Chiron shall not be deemed in default under this subparagraph because of the encumbrance or defect, provided that Chiron must satisfy the following conditions and requirements:

         (1) Chiron must diligently prosecute the contest to completion in a manner reasonably satisfactory to BNPLC.

         (2) Chiron must immediately remove the encumbrance or cure the defect upon a final determination by a court of competent jurisdiction that it is valid and applicable to the Property.

         (3) Chiron must in any event conclude the contest and remove the encumbrance or cure the defect and pay any claims asserted against BNPLC or the Improved Property because of such encumbrance or defect, all prior to
    (i) the date any criminal charges may be brought against BNPLC or any of its directors, officers or employees because of such encumbrance or defect or (ii) the date any action is taken or threatened against BNPLC or any property owned by BNPLC (including BNPLC's leasehold estate under this Ground Lease) by any governmental authority or any other Person who has or claims rights superior to BNPLC because of the encumbrance or defect.
    Also, with respect to a contest of any encumbrance or defect discovered or claimed before the Designated Sale Date, Chiron must conclude the contest and remove the encumbrance or cure the defect and pay any claims asserted against BNPLC or the Improved Property because of such encumbrance or defect, all prior to the Designated Sale Date, unless on the

Designated Sale Date Chiron or an Affiliate of Chiron or any Applicable Purchaser purchases the Property pursuant to the Purchase Agreement for a net price to BNPLC (when taken together with any additional payments made by Chiron pursuant to Paragraph 1(a)(ii) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equal to Stipulated Loss Value.

         (c) PROHIBITION AGAINST CONSENSUAL LIENS ON THE LEASED PROPERTY. Chiron shall not, without the prior consent of BNPLC, create, place or authorize, or through any act or failure to act, acquiesce in the placing of, any deed of trust, mortgage or other Lien, whether statutory, constitutional or contractual against or covering the Improved Property or any part thereof (other than Permitted Encumbrances and Liens Removable by BNPLC), regardless of whether the same are expressly or otherwise subordinate to this Lease or BNPLC's interest in the Improved Property.

         (d) COMPLIANCE WITH PERMITTED ENCUMBRANCES. Chiron shall comply with and will cause to be performed all of the covenants, agreements and obligations imposed upon the owner of the Improved Property by the Permitted Encumbrances.

         (e) MODIFICATION OF PERMITTED ENCUMBRANCES AND DEVELOPMENT CONTRACTS. Chiron shall not enter into, initiate, approve or consent to any modification of any Permitted Encumbrance or Development Contract that would create or expand or purport to create or expand obligations or restrictions which would encumber the Leased Property or any improvements constructed thereon without the prior consent of BNPLC. Whether BNPLC must give any such consent requested by Chiron during the term of the Lease shall be governed by subparagraph 7.(b) of the Lease.

         (f) NO DEFAULT OR VIOLATION. The execution, delivery and performance by Chiron of this Ground Lease do not and will not constitute a breach or default under any other material agreement or contract to which Chiron is a party or by which Chiron is bound or which affects the Leased Property, and do not violate or contravene any law, order, decree, rule or regulation to which Chiron is subject, and such execution, delivery and performance by Chiron will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, Chiron's property pursuant to the provisions of any of the foregoing.

         (g) NO SUITS. There are no judicial or administrative actions, suits, proceedings or investigations pending or, to Chiron's knowledge, threatened that will adversely affect the Leased Property or the validity, enforceability or priority of this Ground Lease, and Chiron is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the use, occupancy or operation of the Leased Property. No condemnation or other like proceedings are pending or, to Chiron's knowledge, threatened against the Leased Property.

         (h) ENFORCEABILITY. The execution, delivery and performance by Chiron of this Ground Lease, the Lease and the Purchase Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained and are not in contravention of or conflict with any applicable laws or any term or provision of Chiron's articles of incorporation or bylaws. This Ground Lease, the Lease and the Purchase Agreement are valid, binding and legally enforceable obligations of Chiron, each in accordance with its terms, except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application.

         (i) FINANCIAL MATTERS. Chiron is not "insolvent" on the date hereof (that is, the sum of Chiron's absolute and contingent liabilities, including the obligations of Chiron under this Ground Lease, does not exceed the fair market value of Chiron's assets) and has no outstanding liens, suits, garnishments or court actions which could render Chiron insolvent or bankrupt. Chiron's capital is adequate for the businesses in which Chiron is engaged and intends to be engaged. Chiron has not incurred (whether hereby or otherwise), nor does Chiron intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature. There has not been filed by or, to Chiron's knowledge, against Chiron a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Chiron or any significant portion of Chiron's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the federal Bankruptcy Code or any state law. The financial statements and all financial data heretofore delivered to BNPLC relating to Chiron are true, correct and complete in all material respects.

         (j) ORGANIZATION. Chiron is duly incorporated and legally existing under the laws of the State of California and is duly qualified to do business in the State of California. Chiron has all requisite power and has procured or will procure on a timely basis all governmental certificates of authority, licenses, permits, qualifications and other documentation required to fulfill its obligations under this Ground Lease or under the Purchase Documents or the Lease. Chiron has the corporate power and adequate authority, rights and franchises to own Chiron's property and to carry on Chiron's business as now conducted and is duly qualified and in good standing in each state in which the character of Chiron's business makes such qualification necessary (including the State of California) or, if it is not so qualified in a state other than California, such failure does not have a material adverse effect on the properties, assets, operations or businesses of Chiron and its Subsidiaries, taken as a whole.

         (k) NOT A FOREIGN PERSON. Chiron is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Code (i.e. Chiron is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

         (l) ERISA. Chiron is not and will not become an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA. The assets of Chiron do not and will not in the future constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. Chiron is not and will not become a "governmental plan" within the meaning of Section 3(32) of ERISA. Transactions by or with Chiron are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans. No ERISA Termination Event has occurred with respect to any Plan and Chiron and all Subsidiaries are in compliance with ERISA. Neither Chiron nor any Subsidiary is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. As of the Effective Date no "accumulated funding deficiency" (as defined in Section 412(a) of the Code) exists with respect to any Plan, whether or not waived by the Secretary of the Treasury or his delegate, and the current value of the benefits of each Plan, if any, equals or is less than the current value of such Plan's assets available for the payment of such benefits.

         (m) ENVIRONMENTAL REPRESENTATIONS. To the knowledge of Chiron, except as otherwise disclosed in the Environmental Report: (i) no Hazardous Substances Activity has occurred prior to the Effective Date; (ii) no owner or operator of the Leased Property has reported or been required to report any release of any Hazardous Substances on or from the Leased Property pursuant to any Environmental Law; and (iii) no owner or operator of the Leased Property has received from any federal, state or local governmental authority any warning, citation, notice of violation or other communication regarding a suspected or known release or discharge of

Hazardous Substances on or from the Leased Property or regarding a suspected or known violation of Environmental Laws concerning the Leased Property. Further, Chiron represents that to its knowledge, the Environmental Report taken as a whole is not misleading or inaccurate in any material respect. (As used in this subparagraph, "THE KNOWLEDGE OF CHIRON" means the present actual knowledge (with due investigation) of Ed Bailey and Rick Notini, both current employees of Chiron.)

         (n) CONDITION OF PROPERTY. The Land as described in EXHIBIT A is the same as the land shown on the plat included as part of the survey prepared by Vincent J. D'Alo, L.S. 4210, of Aliquot (Job No. 94022.0) as Assessor's Parcel No. 49-1041-28 and Assessor's Parcel No. 49-1041-60, which survey was delivered to BNPLC at the request of Chiron. Chiron is not aware of any latent or patent material defects or deficiencies in the Leased Property that, either individually or in the aggregate, could materially and adversely affect the use or occupancy of the Leased Property as permitted by the Lease or could reasonably be anticipated to endanger life or limb. No part of the Real Property is within a flood plain as designated by any governmental authority.

         (o) OMISSIONS. None of Chiron's representations or warranties contained in this Ground Lease or in any other document, certificate or written statement furnished to BNPLC by or on behalf of Chiron contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein (when taken in their entireties) not misleading.

         (p) INSURANCE AND CASUALTY. In the event any of the Leased Property is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) BNPLC may make proof of loss, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to BNPLC for application as required by Paragraph 5, and (iii) BNPLC's consent must be obtained for any settlement, adjustment or compromise of any claims for loss, damage or destruction under any policy or policies of insurance.

         (q) CONDEMNATION. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Leased Property and all judgments, decrees and awards for injury or damage to the Leased Property shall be paid to BNPLC and applied as provided in Paragraph 5 above. BNPLC is hereby authorized, in the name of Chiron, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award concerning condemnation of any of the Leased Property. BNPLC shall not be, in any event or circumstances, liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

         (r) FURTHER ASSURANCES. Chiron shall, on request of BNPLC, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Ground Lease or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Ground Lease and to subject to this Ground Lease any property intended by the terms hereof to be covered hereby including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Leased Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by BNPLC to protect its rights in and to the Leased Property against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of BNPLC to enable BNPLC or any Leasehold Mortgagee to comply with the requirements or requests of any agency or authority having jurisdiction over them.

    13.  ENVIRONMENTAL INDEMNIFICATION.

         (a) INDEMNITY. Chiron hereby agrees to assume liability for and to indemnify BNPLC and other Interested Parties and defend and hold them harmless from and against all Environmental Losses, subject only to the provisions of subparagraph 13.(c) below. THE INDEMNITY SET OUT IN THIS SUBPARAGRAPH SHALL APPLY EVEN IF THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE NEGLIGENCE OF BNPLC OR ANOTHER INTERESTED PARTY AND EVEN IF BNPLC OR ANOTHER INTERESTED PARTY IS STRICTLY LIABLE FOR THE ENVIRONMENTAL LOSSES AGAINST WHICH THE INDEMNITY IS PROVIDED; however, such indemnity shall not protect an Interested Party against Environmental Losses proximately caused by (and attributed by any applicable principles of comparative fault to) the Established Misconduct of (1) that Interested Party or (2) any subtenant, contractor or other Person who, at the time of such Established Misconduct, had entered upon the Land with authority expressly granted by that Interested Party or its Affiliates or by anyone lawfully claiming an interest in the Land through or under that Interested Party or its Affiliates (excluding, however, Chiron and its Affiliates and any subtenant, contractor or other Person who had entered upon the Land with the consent or approval of Chiron or its Affiliates).

         (b)  ASSUMPTION OF DEFENSE.

           (i) If an Interested Party notifies Chiron of any claim, demand, action, administrative or legal proceeding, investigation or allegation as to which the indemnity provided for in this Paragraph 13 applies, Chiron shall assume on behalf of the Interested Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel reasonably satisfactory to the Interested Party; provided, that the Interested Party shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, demand, action, proceeding, investigation or allegation involves both Chiron and the Interested Party and the Interested Party shall have been advised in writing by reputable counsel that there may be legal defenses available to it which are inconsistent with those available to Chiron, then the Interested Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, demand, action, proceeding, investigation or allegation on its own behalf, and Chiron shall pay or reimburse the Interested Party for all Attorney's Fees incurred by the Interested Party because of the selection of such separate counsel.

         (ii) If any claim, demand, action, proceeding, investigation or allegation arises as to which the indemnity provided for in this Paragraph 13 applies, and Chiron fails to assume promptly (and in any event within twenty days after being notified of the claim, demand, action, proceeding, investigation or allegation) the defense of the Interested Party, then the Interested Party may contest (or settle, with the prior consent of Chiron, which consent shall not be unreasonably withheld) the claim, demand, action, proceeding, investigation or allegation at Chiron's expense using counsel selected by the Interested Party; provided, that after any such failure by Chiron which continues for sixty days or more no such contest need be made or continued by the Interested Party and settlement or full payment of any claim may be made by the Interested Party without Chiron's consent and without releasing Chiron from any obligations to the Interested Party under this Paragraph 13 if, in the written opinion of reputable counsel to the Interested Party, the settlement or payment in full is clearly advisable.

         (c) NOTICE OF ENVIRONMENTAL LOSSES. If an Interested Party receives a written notice of Environmental Losses that it believes are covered by this Paragraph 13, then such Interested Party will be expected to promptly furnish a copy of such notice to Chiron. Such Interested Party's failure to so provide a copy of the notice to Chiron shall not excuse Chiron from its obligations under this Paragraph 13; but if Chiron is unaware of the matters described in the notice and such failure renders unavailable defenses that Chiron might otherwise assert, or precludes actions that Chiron might otherwise take, to minimize its obligations hereunder, then Chiron shall be excused from its obligation to indemnify that particular Interested Party (and any of its Affiliates which may also be Interested Parties) against Environmental Losses, if any, which would not have been incurred but for such failure. For example, if BNPLC fails to provide Chiron with a copy of a notice of an obligation covered by the indemnity set out in subparagraph 13.(a) and Chiron is not otherwise already aware of such obligation, and if as a result of such failure BNPLC becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if Chiron had been promptly provided with a copy of the notice, then Chiron will be excused from any obligation to BNPLC or BNPLC's Parent to pay the excess.

         (d) RIGHTS CUMULATIVE. The rights of each Interested Party under this Paragraph 13 shall be in addition to any other rights and remedies of such Interested Party against Chiron under the other provisions of this Ground Lease or under any other document or instrument now or hereafter executed by Chiron, or at law or in equity (including any right of reimbursement or contribution pursuant to CERCLA).

         (e) SURVIVAL OF THE INDEMNITY. Chiron's obligations under this Paragraph 13 shall survive the termination or expiration of this Ground Lease. All obligations of Chiron under this Paragraph 13 shall be payable upon demand, and any amount due upon demand to any Interested Party by Chiron which is not paid within thirty days after demand shall bear interest from the date of such demand at a floating interest rate equal to the Default Rate, but in no event in excess of the maximum rate permitted by law.

    14.  EVENTS OF DEFAULT.

         (a) DEFINITION OF GROUND LEASE DEFAULT. Each of the following events shall be deemed to be a "GROUND LEASE DEFAULT" by BNPLC under this Ground Lease:

         (i) BNPLC shall fail to pay when due any installment of Ground Lease Rent due hereunder and such failure shall continue for sixty days after BNPLC receives notice thereof.

         (ii) BNPLC shall fail to execute any Sale Closing Documents as required by subparagraph 2.(b).

         (iii) BNPLC shall fail to comply with any term, provision or covenant of this Ground Lease (other than as described in the other clauses of this subparagraph 14.(a)), and shall not cure such failure prior to the earlier of (A) ninety days after notice thereof is sent to BNPLC, or (B) the date any writ or order is issued for the levy or sale of any property owned by Chiron or its Affiliates (including the Leased Property) because of such failure or any criminal action is instituted against BNPLC or any of its directors, officers or employees because of such failure; provided, however, that so long as no such writ or order is issued and no such criminal actions is instituted, if such failure is susceptible of cure but cannot with reasonable diligence be cured within such ninety day period, and if BNPLC shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be cured shall be extended for such further period as shall be necessary for the curing thereof with reasonable diligence.

         (b) REMEDY. Upon the occurrence of a Ground Lease Default which is not cured within any applicable period expressly permitted by subparagraph 14.(a), Chiron's sole and exclusive remedies shall be to sue BNPLC for the collection of any amount due under this Ground Lease, to sue for the specific enforcement of BNPLC's obligations hereunder, or to enjoin the continuation of the Ground Lease Default; provided, however, no limitation of Chiron's remedies contained herein will prevent Chiron from exercising the GL Termination or Transfer Option on and subject to the terms and conditions set forth in Paragraph 2 or from recovering any reasonable costs Chiron may incur to mitigate its damages by curing a Ground Lease Default that BNPLC has failed to cure itself (so long as the cure by Chiron is pursued in a lawful manner and the costs Chiron seeks to recover do not exceed the actual damages to be mitigated). Chiron may not terminate this Ground Lease or BNPLC's right to possession under this Ground Lease, except as expressly provided in Paragraph 2. Any judgment which Chiron may obtain against BNPLC for amounts due under this Ground Lease may be collected only through resort of a judgement lien against BNPLC's interest in the Leased Property and any Improvements. BNPLC shall have no personal liability for the payment amounts due under this or for the performance of any obligations of BNPLC under this Ground Lease.

    15. QUIET ENJOYMENT. Neither Chiron nor any third party lawfully claiming any right or interest in the Leased Property shall during the Ground Lease Term disturb BNPLC's peaceable and quiet enjoyment of the Leased Property; however, such enjoyment shall be subject to the terms, provisions, covenants, agreements and conditions of this Ground Lease and the Permitted Encumbrances, to which this Ground Lease is subject and subordinate as hereinabove set forth.

    16. OPTION TO PURCHASE. Subject to the terms and conditions set forth in EXHIBIT F, including the condition specified therein that Chiron shall have breached the Purchase Agreement and failed to cure such breach within any time for cure expressly provided in the Purchase Agreement, BNPLC (and any assignee of BNPLC's entire interest in the Leased Property, but not any subtenant or assignee of a lesser interest) shall have the option to purchase Chiron's interest in the Leased Property.

    17.  MISCELLANEOUS.

    (a) NOTICES. Each provision of this Ground Lease, or of any applicable laws with reference to the sending, mailing or delivery of any notice or demand hereunder, or with reference to the making of any payment required hereby, shall be deemed to be complied with when and if the following steps are taken:

         (i)All Ground Lease Rent required to be paid by BNPLC to Chiron hereunder shall be paid to Chiron in accordance with any reasonable written instruction provided from time to time by Chiron to BNPLC, which may include payment by wire transfer.

         (ii)Any amounts required to be paid by Chiron to BNPLC hereunder shall be paid to BNPLC in accordance with any reasonable written instruction provided from time to time by BNPLC to Chiron, which may include payment by wire transfer.

         (iii)All notices, demands, approvals, consents and other communications to be made hereunder to or by the parties hereto must, to be effective for purpose of this Ground Lease, be in writing. Notices, demands and other communications required or permitted hereunder are to be sent to the addresses set forth below (or in the case of communications to Participants, at the addresses set forth in SCHEDULE 1 of the Lease) and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

                        ADDRESS OF BNPLC:

                        BNP Leasing Corporation
                        717 North Harwood Street
                        Suite 2630
                        Dallas, Texas 75201
                        Attention: Lloyd G. Cox
                        Telecopy: (214) 969-0060

                        WITH A COPY TO:

                        Banque Nationale de Paris, San Francisco
                        180 Montgomery Street
                        San Francisco, California 94104
                        Attention: Katherine Wolfe
                        Telecopy: (415) 296-8954

                        AND WITH A COPY TO:

                        Clint Shouse
                        Thompson & Knight, P.C.
                        1700 Pacific Avenue, Suite 3300
                        Dallas, Texas 75201
                        Telecopy: (214) 969-1550

                        ADDRESS OF CHIRON:

                        Chiron Corporation
                        Attn: Corporate Secretary
                        4560 Horton Street
                        Emeryville, CA 94608-2916
                        Telecopy: (510) 654-5360

                        WITH A COPY TO:

                        Chiron Corporation
                        Attn: Treasurer
                        4560 Horton Street
                        Emeryville, CA 94608-2916
                        Telecopy: (510) 601-3343

                        AND WITH A COPY TO:

                        Brobeck, Phleger & Harrison
                        550 West "C" Street, Suite 1300
                        San Diego, CA 92101
                        Attention: Todd J. Anson, Esq.
                        Telecopy: (619) 234-3848

     (b) SEVERABILITY. If any term or provision of this Ground Lease or the application thereof shall to any extent be held by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Ground Lease, or the application of such term or provision other than to the extent to which it is invalid or unenforceable, shall not be affected thereby.

     (c) NO MERGER. There shall be no merger of this Ground Lease or of the leasehold estate hereby created with the fee or any other estate in the Leased Property or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Ground Lease or the leasehold estate hereby created or any interest in this Ground Lease or in such leasehold estate as well as the fee or any other estate in the Leased Property or any interest in such fee or other estate, unless all parties with an interest in the Leased Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur.

     (d) ENTIRE AGREEMENT. This Ground Lease, the agreements referred to herein, and the instruments referred to therein supersede any prior negotiations and agreements between the parties concerning the Leased Property and no amendment or modification of this Ground Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

     (e) BINDING EFFECT. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors and assigns.

     (f) GOVERNING LAW. This Ground Lease shall be governed by and construed in accordance with the laws of the State of California.

     (g) PARAGRAPH HEADINGS. The paragraph headings contained in this Ground Lease are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

     (h) MEMORANDUM OF LEASE. Chiron and BNPLC shall execute a memorandum of this Ground Lease in recordable form which shall be filed in the real property records of Alameda County, California.

     (i) NO DISCRIMINATION. As required by one of the Development Contracts, BNPLC agrees for itself and its successors and permitted assigns that:

   There shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the premises herein leased, nor shall BNPLC itself, or any person claiming under or through BNPLC, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the premises herein leased.

     (j)  NOT A PARTNERSHIP, ETC.   NOTHING IN THIS GROUND LEASE IS INTENDED TO
BE OR TO CREATE ANY PARTNERSHIP, JOINT VENTURE, OR OTHER JOINT ENTERPRISE BETWEEN BNPLC AND CHIRON. NEITHER THE EXECUTION OF THIS GROUND LEASE NOR THE MANAGEMENT AND ADMINISTRATION OF THIS GROUND LEASE OR OTHER DOCUMENTS REFERENCED HEREIN BY BNPLC, NOR ANY OTHER RIGHT, DUTY OR OBLIGATION OF BNPLC UNDER OR PURSUANT TO THIS GROUND LEASE OR SUCH DOCUMENTS IS INTENDED TO BE OR TO CREATE ANY FIDUCIARY OBLIGATIONS OF BNPLC TO CHIRON.

     18. WAIVER OF A JURY TRIAL. CHIRON AND BNPLC EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GROUND LEASE OR ANY OTHER DOCUMENT OR DEALINGS BETWEEN THEM RELATING TO THIS GROUND LEASE OR THE LEASED PROPERTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Chiron and BNPLC each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Ground Lease and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. BNPLC and Chiron each further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GROUND LEASE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS GROUND LEASE OR THE LEASED PROPERTY. In the event of litigation, this Ground Lease may be filed as a written consent to a trial by the court.

     IN WITNESS WHEREOF, this Ground Lease is hereby executed in multiple originals as of the effective date above set forth.

                                        "Chiron"

                                        CHIRON CORPORATION



                                        By: /s/ Jim Kent
                                           -------------------------
                                           Name: Jim Kent
                                                --------------------
                                           Title: Treasurer
                                                 -------------------


                                        "BNPLC"

                                        BNP LEASING CORPORATION




                                        By: /s/ Lloyd G. Cox
                                           -------------------------
                                            Name:  Lloyd G. Cox
                                            Title:  Vice President

                                      EXHIBIT A

                                  LEGAL DESCRIPTION


REAL PROPERTY IN CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA DESCRIBED AS FOLLOWS:

PARCEL ONE:

BEING A PORTION OF BLOCKS 9, 10 AND 11, AS SHOWN ON THE UNFILED MAP ENTITLED "MAP OF MONUMENT LOCATION EMERYVILLE INDUSTRIAL TRACT", DATED JANUARY 5, 1921, BY PUNNETT AND PAREZ ENGINEERS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHERLY LINE OF 53RD STREET (FORMERLY SANTA FE AVENUE), AS SHOWN ON SAID MAP, AND THE WESTERLY LINE OF HOLLIS STREET; THENCE ALONG SAID WESTERLY LINE, NORTH 17 DEG. 32' 00" WEST, 443.61 FEET; THENCE NORTH 27 DEG. 46' 45" WEST, 381.28 FEET TO THE BEGINNING POINT OF A NON-TANGENT CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 274.38 FEET (A RADIAL LINE THROUGH SAID POINT BEARS NORTH 31 DEG. 43' 39" WEST); THENCE LEAVING SAID WESTERLY LINE ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 72 DEG. 44' 21", AN ARC DISTANCE OF 348.34 FEET; THENCE SOUTH 17 DEG. 32' 00" EAST, 567.48 FEET TO A POINT LYING ON SAID NORTHERLY LINE OF 53RD STREET; THENCE ALONG SAID NORTHERLY LINE, NORTH 72 DEG. 28' 00" EAST, 274.53 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 049-1041-028

PARCEL TWO:

THAT PARCEL OF LAND SITUATE IN THE CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, AND BEING ALL OF PARCEL 2 OF PARCEL MAP NO. 5719, FILED DECEMBER 28, 1989, IN BOOK 187 OF PARCEL MAPS, AT PAGES 97 - 98, IN RECORDS OF SAID COUNTY.

EXCEPTING THEREFROM:

ALL MINERALS AND MINERAL RIGHTS, INTERESTS, AND ROYALTIES, INCLUDING, WITHOUT LIMITING THE GENERALITY THEREOF, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, AS WELL AS METALLIC OR OTHER SOLID MINERALS, MORE THAN FIVE HUNDRED (500) FEET BELOW THE SURFACE OF SAID PROPERTY; HOWEVER, GRANTOR OR ITS SUCCESSORS AND ASSIGNS, SHALL NOT HAVE THE RIGHT FOR ANY PURPOSE WHATSOEVER TO ENTER UPON, INTO OR THROUGH THE SURFACE OF SAID PROPERTY IN CONNECTION THEREWITH.

ASSESSOR'S PARCEL NO. 049-1041-060

                                      EXHIBIT B

                                PERMITTED ENCUMBRANCES


    The leasehold and other interests in the Land hereby conveyed by Chiron are conveyed subject to the following matters to the extent the same are still valid and in force:

1. County and city taxes for the Fiscal Year 1996 - 1997, a lien not yet due or payable.

    (AFFECTS PARCELS ONE AND TWO)

2. The Lien of Supplemental Taxes arising as the result of an event or occurrence on or after the date of the policy assessed pursuant to the provisions of Chapter 3.5, Revenue and Taxation Code, Sections 75 et seq. No supplemental taxes now due and payable.

    (AFFECTS PARCELS ONE AND TWO)

3. Assessments for BAY ST./SHELLMOUND ST. EXTENSION A.D. under Act 1915 Assessment No. 204, Series NOT SHOWN
    Issued JANUARY 7, 1994, for original principal of $9,421.00 payable in 25 annual installments. Said bond payable to the CITY OF EMERYVILLE. No installments now due and payable.

    (AFFECTS PARCEL TWO)

4.  Agreement on the terms, provisions, covenants and conditions contained therein,
    For            :    Development
    Dated          :    September 14, 1995
    Executed By    :    The City of Emeryville, a municipal corporation
    And Between    :    Chiron Corporation, a Delaware corporation
    Recorded       :    January 16, 1996, Series No. 96-009969, Official
                        Records of Alameda County, California

    (AFFECTS PARCELS ONE AND TWO)

5. Non-exclusive easement for the purposes stated herein and incidental purposes created in that certain instrument entitled "Grant of Easement and Easement Agreement"
    Dated          :    March 20, 1996
    Recorded       :    March 21, 1996, Series No. 96-070723, Official Records
                        of Alameda County, California
    Granted to     :    BGR Associates III, a California limited partnership
    Purposes       :    Construction, installation, operation, use,
                        maintenance, repair, replacement and removal of
                        utilities, including, without limitation, gas,
                        electricity, water, storm and sanitary sewer,
                        telephone, cable television, and fiber-optic, data and
                        other cabling under the Easement Area referred to
                        hereafter, and, for ingress and egress to and from the
                        Easement Area for such purposes.
    Easement Area  :    The westerly 10 feet of Parcel Two

    and the terms, provisions, covenants and conditions contained in such Grant of Easement and Easement Agreement.

    (AFFECTS PARCEL TWO)




                                    Exhibit B -2-

                                      EXHIBIT C

                          DETERMINATION OF FAIR RENTAL VALUE

    Each annual payment of Ground Lease Rent will equal the Fair Rental Value, computed as of the most recent Rental Determination Date when such payment becomes due. As used in this Exhibit, "RENTAL DETERMINATION DATE" means the Rent Commencement Date and each fifth anniversary thereof.

    If Chiron and BNPLC have not agreed upon Fair Rental Value as of any Rental Determination Date within one hundred eighty days after the such date, then Fair Rental Value will be determined as follows:

         (a) Chiron and BNPLC shall each appoint a real estate appraiser who is familiar with rental values for properties in the vicinity of the Land and who has not previously acted for either party. Each party will make the appointment no later than ten days after receipt of notice from the other party that the appraisal process described in this Exhibit has been invoked. The agreement of the two appraisers as to Fair Rental Value will be binding upon Chiron and BNPLC. If the two appraisers cannot agree upon the Fair Rental Value within ten days following their appointment, they shall within another ten days agree upon a third real estate appraiser. Immediately thereafter, each of the first two appraisers will submit his best estimate of the appropriate Fair Rental Value (together with a written report supporting such estimate) to the third appraiser and the third appraiser will choose between the two estimates. The estimate of Fair Rental Value chosen by the third appraiser as the closest to the prevailing annual fair rental value will be binding upon Chiron and BNPLC. Notification in writing of this estimate shall be made to Chiron and BNPLC within fifteen days following the selection of the third appraiser.

         (b) If appraisers must be selected under the procedure set out above and either BNPLC or Chiron fails to appoint an appraiser or fails to notify the other party of such appointment within fifteen days after receipt of notice that the prescribed time for appointing the appraisers has passed, then the other party's appraiser will determine the Fair Rental Value. All appraisers selected for the appraisal process set out in this Exhibit will be disinterested, reputable, qualified real estate appraisers with the designation of MAI or equivalent and with at least 5 years experience in appraising properties comparable to the Land.

         (c) If a third appraiser must be chosen under the procedure set out above, he or she will be chosen on the basis of objectivity and competence, not on the basis of his relationship with the other appraisers or the parties to this Ground Lease, and the first two appraisers will be so advised. Although the first two appraisers will be instructed to attempt in good faith to agree upon the third appraiser, if for any reason they cannot agree within the prescribed time, either Chiron and BNPLC may require the first two appraisers to immediately submit its top choice for the third appraiser to the then highest ranking officer of the San Francisco Bar Association who will agree to help and who has no attorney/client or other significant relationship to either Chiron or BNPLC. Such officer will have complete discretion to select the most objective and competent third appraiser from between the choice of each of the first two appraisers, and will do so within twenty days after such choices are submitted to him.

         (d) Either Chiron or BNPLC may notify the appraiser selected by the other party to demand the submission of an estimate of Fair Rental Value or a choice of a third appraiser as required under the procedure described above; and if the submission of such an estimate or choice is required but the other party's appraiser fails to comply with the demand within fifteen days after receipt of such notice, then the Fair Rental Value or choice of the third appraiser, as the case may be, selected by the other appraiser (i.e., the notifying party's appraiser) will be binding upon Chiron and BNPLC.

         (e) Chiron and BNPLC shall each bear the expense of the appraiser appointed by it, and the expense of the third appraiser and of any officer of the San Francisco Bar Association who participates in the appraisal process described above will be shared equally by Chiron and BNPLC.


                                 Exhibit C -- Page 2

                                      EXHIBIT D

                          AMENDMENT TO GROUND LEASE NO. ___

    This AMENDMENT TO GROUND LEASE NO. ___ (this "AGREEMENT") is made as of ________, 199__, by and between BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), and CHIRON CORPORATION, a California corporation ("CHIRON").

                                   R E C I T A L S

    (1) BNPLC and Chiron executed a Ground Lease dated June 28, 1996 (the "ORIGINAL GROUND LEASE") which covered, among other things, the land in Alameda County, California described in EXHIBIT A thereto. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Original Ground Lease, unless amended herein.

    (2) BNPLC and Chiron now desire to modify the Original Ground Lease as provided below.

    NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AMENDMENT. As of the effective date of this Agreement, the land described in ANNEX 1 attached hereto ("PARCEL 7A") is added to and made a part of the Land covered by the Original Ground Lease, subject to the encumbrances described in ANNEX 2 attached hereto, all of which shall be Permitted Encumbrances for purposes of the Ground Lease and the Lease and Purchase Agreement referenced therein.

2. RATIFICATION; REFERENCES TO THE ORIGINAL GROUND LEASE. The Original Ground Lease, as modified by this Agreement, [INSERT THIS CLAUSE IF APPLICABLE: and as previously amended by the Ground Lease Amendment No. ___ dated __________, 199___ executed by BNPLC and Chiron,] is hereby ratified and confirmed in all respects. From and after the date of this Agreement, all references to the "Ground Lease" in the documents and agreements referred to in the Original Ground Lease and any other agreements executed by Chiron and by or for the benefit of BNPLC shall mean the Original Ground Lease, as so modified, unless the context shall otherwise require.

3. ENTIRE AGREEMENT. This Agreement and the documents and agreements referred to herein set forth the entire agreement between the parties concerning the subject matter hereof and no amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto.

4. SUCCESSORS AND ASSIGNS. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors and their respective assigns.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                             BNP LEASING CORPORATION,
                             a Delaware corporation



                             By:
                                 -----------------------------------------
                                 Lloyd G. Cox, Vice President




                             CHIRON CORPORATION,
                             a California corporation



                             By:
                                ------------------------------------------
                                 Name:
                                       -----------------------------------
                                 Title:
                                       -----------------------------------


                                 Exhibit D -- Page 2

                                       ANNEX 1

                            Legal Description of Parcel 7A


THAT PORTION OF PARCEL B AS SHOWN ON THE MAP OF PARCEL MAP NO. 2108 RECORDED IN BOOK 97 AT PAGE 40 OF PARCEL MAPS IN THE COUNTY RECORDER'S OFFICE OF ALAMEDA COUNTY LOCATED IN THE CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID PARCEL B; THENCE ALONG THE NORTHERLY AND WESTERLY LINES OF SAID PARCEL B THE FOLLOWING COURSES AND DISTANCES:

                   S 72 DEG.  28' 00" W      131.60 FEET
                   S 17 DEG.  32' 00" E       43.00 FEET
                   S 72 DEG.  28' 00" W       42.83 FEET
                   S 17 DEG.  32' 00" E       43.00 FEET

THENCE CONTINUING S 17DEG.  32' 00" E 16.80 FEET TO A POINT ON A LINE LOCATED
5.00 FEET NORTHERLY OF AND PARALLEL TO THE NORTHERLY LINE OF A BOILER; THENCE N 72DEG. 25' 00" E ALONG SAID PARALLEL LINE A DISTANCE OF 59.69 FEET TO A POINT ON A LINE LOCATED 5.00 FEET EASTERLY OF AND PARALLEL TO THE EASTERLY LINE OF A BOILER; THENCE S 17DEG. 35' 00" E ALONG SAID PARALLEL LINE A DISTANCE OF 13.25 FEET; THENCE N 72DEG. 28' 00" E PARALLEL TO THE NORTHERLY LINE OF SAID PARCEL B, A DISTANCE OF 114.72 FEET TO THE EASTERLY LINE OF SAID PARCEL B; THENCE N 17DEG. 32' 00" W ALONG SAID EASTERLY LINE OF PARCEL B A DISTANCE OF 116.00 FEET TO THE POINT OF BEGINNING.


[DRAFTING NOTE: TO THE EXTENT, IF ANY, THAT EASEMENTS WILL BE NEEDED TO PROVIDE ACCESS TO THE CENTRAL UTILITY PLANT OVER LAND NOT OTHERWISE INCLUDED IN THE "LAND" (LIKE EASEMENTS OVER SERVICE ROADS LEADING UP TO LOADING DOCKS), THIS ANNEX SHOULD BE CHANGED BY ADDING A DESCRIPTION OF THOSE EASEMENTS (INCLUDING REFERENCES TO ANY SEPARATE RECORDED INSTRUMENTS BY WHICH THE EASEMENTS WERE GRANTED, IF NOT OVER LAND THAT CHIRON ITSELF OWNS IN FEE). ANY SUCH CHANGES WILL BE INCORPORATED INTO THIS ANNEX AND THIS "DRAFTING NOTE" WILL BE DELETED BEFORE THE AMENDMENT TO WHICH THIS DESCRIPTION IS ATTACHED IS ACTUALLY EXECUTED AND DELIVERED.]


                                 Exhibit D -- Page 3

                                       ANNEX 2

                   New Permitted Encumbrances Relating to Parcel 7A

(a) Assessments for BAY ST./SHELLMOUND ST. EXTENSION A.D. under Act 1915 Assessment No. 197, Series NOT SHOWN
    Issued JANUARY 7, 1994, for original principal of $20,427.00 payable in 25 annual installments. Said bond payable to the CITY OF EMERYVILLE. No installments now due and payable.

(b) Non-buildable area over the northwesterly 50 feet of the northeasterly
    131.59 feet of said land, as set forth on Parcel Map 2108, filed June 17, 1977, in Map Book 97, Page 40, Alameda County, California.

(c) Easement for ingress, egress and public utility purposes over the northwesterly portion of said land, as shown upon the Parcel Map 2108, filed June 17, 1977, in Map Book 97, Page 40, Alameda County, California and as conveyed to Emeryville Economic Development Fund, a non-profit corporation, by deed recorded August 25, 1977, Reel 5019, Image 505, Official Records.


                                 Exhibit D -- Page 4

                                      EXHIBIT E

                          AMENDMENT TO GROUND LEASE NO. ___

    This AMENDMENT TO GROUND LEASE NO. ___ (this "AGREEMENT") is made as of ________, 199__, by and between BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), and CHIRON CORPORATION, a California corporation ("CHIRON").

                                   R E C I T A L S

    (1) BNPLC and Chiron executed a Ground Lease dated June 28, 1996 (the "ORIGINAL GROUND LEASE") which covered, among other things, the land in Alameda County, California described in EXHIBIT A thereto. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Original Ground Lease, unless amended herein.

    (2) Contemporaneously with the execution of the Agreement, Chiron is causing a new Parcel Map to be filed of record in the real property records of Alameda County, California pursuant to pursuant to California Government Code
Section 66463.1. The new Parcel Map will result in an adjustment, as shown in the Parcel Map records of such county, to the boundaries of the land described in Exhibit A attached to the Original Ground Lease, and it will cause that land to be subdivided into two platted lots. The two lots will be as shown in the map attached hereto as [or referenced in] ANNEX 1.

    (3) BNPLC and Chiron now desire to modify the Original Ground Lease as provided below.

    NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AMENDMENT. As of the effective date of this Agreement, the land shown as Lot 2 in ANNEX 1 [or in the map referenced in ANNEX 1] attached hereto is substituted for and in lieu of the description of Parcel One and Parcel Two set forth in EXHIBIT A attached to the Original Ground Lease. The land shown as Lot 1 in ANNEX 1 [or in the map referenced in ANNEX 1], will no longer be part of the Land described in and covered by the Ground Lease; provided, to ensure adequate parking for the Leased Property after this Agreement becomes effective, Chiron is granting an easement appurtenant to Lot 2 in the form attached hereto as ANNEX 2. Such easement shall from and after the date hereof constitute part of the Real Property under and as defined in the Original Ground Lease.

2. RATIFICATION; REFERENCES TO THE ORIGINAL GROUND LEASE. The Original Ground Lease, as modified by this Agreement, [INSERT THIS CLAUSE IF APPLICABLE: and as previously amended by the Ground Lease Amendment No. ___ dated __________, 199___ executed by BNPLC and Chiron,] is hereby ratified and confirmed in all respects. From and after the date of this Agreement, all references to the "Ground Lease" in the documents and agreements referred to in the Original Ground Lease and any other agreements executed by Chiron and by or for the benefit of BNPLC shall mean the Original Ground Lease, as so modified, unless the context shall otherwise require.

3. ENTIRE AGREEMENT. This Agreement and the documents and agreements referred to herein set forth the entire agreement between the parties concerning the subject matter hereof and no amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto.

4. SUCCESSORS AND ASSIGNS. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors and their respective assigns.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                             BNP LEASING CORPORATION,
                             a Delaware corporation



                             By:
                                 -----------------------------------------
                                 Lloyd G. Cox, Vice President




                             CHIRON CORPORATION,
                             a California corporation



                             By:
                                 -----------------------------------------
                                 Name:
                                       -----------------------------------
                                 Title:
                                        ----------------------------------



                                 Exhibit E -- Page 2

                                       ANNEX 1

                     Copy of [or Reference to] the New Parcel Map

Reference is here made to the Parcel Map No. 6772 prepared by KCA Engineering dated June 1996, which is in draft form and which representatives of Chiron and BNPLC have signed in multiple counterparts for identification.


                                 Exhibit E -- Page 3

                                       ANNEX 2


                        PARKING AND ACCESS EASEMENT AGREEMENT


    CHIRON CORPORATION, a California corporation ("GRANTOR"), for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby GRANTS, SELLS and CONVEYS unto BNP LEASING CORPORATION, a Delaware corporation ("GRANTEE"), an easement (the "EASEMENT") upon, over, through and across that certain tract of land described in ATTACHMENT NO. 1 attached hereto and made a part hereof (the "EASEMENT TRACT") for the benefit of and as an easement appurtenant to the land described in ATTACHMENT NO. 2 attached hereto and made a part hereof (the "BNPLC TRACT").

                                       PURPOSE

    The Easement shall be for the parking of vehicles (including bicycles) and pedestrian and vehicular ingress and egress upon, over, through and across the Easement Tract by the owners and occupants of the BNPLC Tract and their invitees. However, such parking and ingress and egress shall be limited to the driveways, roadways, pathways, sidewalks, pedestrian skybridges. pedestrian tunnels and parking areas from time to time established on the Easement Tract, so long as the provisions below concerning minimum parking are satisfied and so long as access to and from the BNPLC Tract continues to be available over and across the following private road and service drive: (1) the private road designated as Holden Street in the Preliminary Development Plan (the "PDP") approved by Resolution of City Council of Emeryville on August 15, 1995 (Resolution No. 95-006.) ("HOLDEN STREET"), and (2) the service drive to west of [proposed] building 7A (the "SERVICE DRIVE"), parallel to Holden street, which according the PDP will provide access to the loading area for such building.
The Easement shall also be for the installation, maintenance, expansion, replacement, removal of utility lines from time to time established on the Easement Tract as shown on the Tentative Map approved by Resolution of City Council of Emeryville on August 15, 1995 (Resolution No. 95-144), including any such utility lines under Holden Street and the Service Drive.

                                   MINIMUM PARKING

    Grantor, as the owner of the Easement Tract, shall maintain in good condition sufficient paved and accessible parking spaces on the Easement Tract to not only meet the parking needs and requirements for the Easement Tract itself, but also to provide the Minimum Parking (hereinafter defined) required for the BNPLC Tract from time to time. For purposes of this Agreement, "MINIMUM PARKING" shall mean, at the time in question, the minimum number of parking spaces required for the then current use of buildings or other improvements located on the BNPLC Tract by local parking ordinances or other laws, taking into account any such parking spaces available on the BNPLC Tract itself. For example, if parking ordinances or other laws required that 300 parking spaces be provided for the use of improvements on the BNPLC Tract, but only 170 parking spaces were then available on the BNPLC Tract, Grantor would have to maintain 130 parking spaces on the Easement Tract in addition to the parking that Grantor would otherwise have to maintain or need on the Easement Tract.


                                 Exhibit E -- Page 4

                                       DURATION

    This Parking and Access Easement Agreement is being provided pursuant to a Ground Lease dated June 28, 1996 (as the same may be or have been amended from time to time, the "GROUND LEASE") by and between Grantor, as lessor, and Grantee, as lessee, covering the BNPLC Tract. The term of the Ground Lease is scheduled to expire on December 31, 2030 (the "SCHEDULED EXPIRATION DATE"). The Easement and the privileges herein granted shall continue only so long as the Ground Lease remains in force; provided, however, that the Easements and the privileges herein granted shall continue in perpetuity if Grantee acquires fee ownership to the BNPLC Tract at any time prior to the Scheduled Expiration Date, which Grantee has the option to do on and subject to the terms and conditions set forth in the contingent purchase option exhibit attached to the Ground
Lease.   Grantor shall warrant and forever defend the Easement unto Grantee and its successors and assigns against every person whomsoever claiming, or to claim, the same or any part thereof. In no event shall the Easement terminate as a result of abandonment or nonuse; it being expressly agreed and understood that the Easement shall continue in effect as provided above, unless relinquished by written instrument executed by Grantee (or any future owner Grantee's interests in the BNPLC Tract, including any fee interest hereafter acquired by Grantee prior to the Scheduled Expiration Date) and filed for record in the appropriate real property records. If, however, the Ground Lease is terminated in accordance with its express terms by Grantor before BNPLC acquires the fee interest in the BNPLC Tract, thereby causing Grantee's leasehold interest in the BNPLC Tract to revert to Grantor, then Grantor itself may execute and record the written instrument described in the preceding sentence.

                                   PARTIAL RELEASES

    Grantor and its successors and assigns as to the Easement Tract may from time to time request that the lessee under the Ground Lease execute an amendment to this Agreement in recordable form, solely for the purpose of releasing from the Easement and removing from the Easement Tract any land upon which there is to be constructed improvements inconsistent with the Easement. BNPLC shall not unreasonably refuse to execute any such amendment, so long as, immediately following the execution of the amendment:

         (A) parking on the Easement Tract will continue to be (1) sufficient to satisfy the requirements set forth above under the heading "Minimum Parking," (2) reasonably accessible to pedestrians walking between the BNPLC Tract and such parking, and (3) within reasonable proximity to the BNPLC Tract;

         (B) the release does not include any part of Holden Street or the Service Drive (or of any land over which comparable access is being provided because of a prior partial release), unless comparable access will continue to be provided through the Easement over other land; and

         (C) utilities provided to the BNPLC Tract through any utility lines constructed or to be constructed under or across the Easement Tract will continue to be available and serviceable at a reasonable cost, without a decrease in capacity.

                                    BINDING EFFECT

    Each of the easements, rights, obligations and covenants set forth herein shall be binding upon Grantor and the successors and assigns of Grantor, including all successors in interest of Grantor in and to all or any part of the Easement Tract, and shall inure to the benefit of Grantee and its successors and assigns, including all successors in interest of Grantee in and to all or any part of the BNPLC Tract. All references in this document to Grantor or


                                 Exhibit E -- Page 5

Grantee shall be deemed to include all such successors any assigns. All provisions of this document are intended to be covenants running with the land.

    IN WITNESS WHEREOF, this Easement Agreement is dated the ____ day of ___________, ____.

                                  GRANTOR:

                                  CHIRON CORPORATION

                                  By:
                                      ------------------------------------
                                     Name:
                                           -------------------------------
                                     Title:
                                            ------------------------------


STATE OF CALIFORNIA     Section
                        Section
COUNTY OF ______                       Section

    On ____________________ before me, the undersigned, a Notary Public in and for said County and State, personally appeared ___________________________________________ , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

    WITNESS my hand and official seal.



Signature:


- ----------------------------------


- ----------------------------------
Name (typed or printed)

Notary Public in and for said County and State


My commission expires:


_________________


                                 Exhibit E -- Page 6

                                   ATTACHMENT NO. 1

                          LEGAL DESCRIPTION - EASEMENT TRACT


         REFERENCE             PROPERTY              ATTACHMENT
         PARCEL NO.            APN. NO.           REFERENCE PAGE NO.
         ----------             --------           ------------------
            1                 49-1041-4                  1-A
            2                 49-1041-40                 1-A
            2a                49-1041-39                 1-A
            3                 49-1041-3-3                1-B
            4                 49-1041-2-1                1-B
            5                 49-1041-1                  1-B
            6                 49-1041-48                 1-B
            7                 49-1041-49                 1-C
            8                 49-1041-50-1               1-D
            9                 49-1041-55                 1-E
           11                 49-1041-29-1               1-F
           12                 49-1041-5                  1-G
           13                 49-1041-51                 1-D
           14                 49-1041-61                 1-B
           16                 49-1041-27                 1-B
           17                 49-1041-29-2               1-H
                       (portion of property)


                                 Exhibit E -- Page 7

                                  ATTACHMENT NO. 1-A

CITY OF EMERYVILLE
PARCEL 1:

BEGINNING AT A POINT ON THE WESTERN LINE OF HORTON STREET, DISTANT SOUTH 17 DEG. 32' EAST, 325 FEET FROM THE NORTHERN EXTREMITY THEREOF, AS SAID HORTON STREET IS DESCRIBED AS PARCEL 1 IN THE DEED FROM THE MEE ESTATE, A CORPORATION, TO THE TOWN OF EMERYVILLE, DATED SEPTEMBER 7, 1920, RECORDED DECEMBER 14, 1920, IN BOOK 3008 OF DEEDS, PAGE 178, ALAMEDA COUNTY RECORDS; AND RUNNING THENCE ALONG SAID LINE OF HORTON STREET, SOUTH 17DEG. 32' EAST, 125 FEET; THENCE SOUTH 72 DEG. 28' WEST, 172.83 FEET, MORE OR LESS, TO THE EASTERN LINE OF THE 1.167 ACRE TRACT OF LAND SECONDLY DESCRIBED IN THE DEED BY THE MEE ESTATE TO SOUTHERN PACIFIC RAILROAD COMPANY, DATED JULY 20, 1917, RECORDED JULY 30, 1917, IN BOOK 2593 OF DEEDS, PAGE 110, ALAMEDA COUNTY RECORDS; THENCE ALONG THE LAST NAMED LINE NORTHERLY 125 FEET, MORE OR LESS, TO A LINE DRAWN SOUTH 72 DEG. 28' WEST FROM THE POINT OF BEGINNING; AND THENCE NORTH 72 DEG. 28' EAST, 165.286 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

PARCEL 2:

AN EASEMENT, APPURTENANT TO PARCEL 1, ABOVE DESCRIBED, FOR THE ENCROACHMENT ON THE PROPERTY ADJOINING ON THE NORTHWEST OF THE NORTH WALL OF THE EXISTING STRUCTURE LOCATED ON SAID PARCEL 1, TO CONTINUE SO LONG AS SAID STRUCTURE IS MAINTAINED IN ITS PRESENT CONDITION, AS GRANTED BY SHELL DEVELOPMENT COMPANY TO HANLEY ALLEN AND EVA C. ALLEN, HIS WIFE, BY INSTRUMENT DATED MARCH 30, 1950. RECORDED APRIL 17, 1950, IN BOOK 6081 OF OFFICIAL RECORDS OF ALAMEDA COUNTY, PAGE 151.

PARCEL 3:

BEGINNING AT A POINT ON THE WESTERN LINE OF HORTON STREET, DISTANT THEREON SOUTH 17 DEG. 32' EAST, 225 FEET, MORE OR LESS, FROM THE NORTHERN EXTREMITY THEREOF, AS SAID HORTON STREET IS DESCRIBED UNDER PARCEL 1 IN THAT CERTAIN DEED FROM THE MEE ESTATE, A CORPORATION, TO THE TOWN OF EMERYVILLE, A MUNICIPAL CORPORATION, DATED SEPTEMBER 7, 1920, RECORDED DECEMBER 14, 1920, IN BOOK 3008 OF DEED, AT PAGE 178, ALAMEDA COUNTY RECORDS; RUNNING THENCE SOUTH 17 DEG. 32' EAST ALONG SAID LINE OF HORTON STREET, 100 FEET; THENCE SOUTH 72 DEG. 28' WEST, 165.28
FEET TO THE EASTERN BOUNDARY LINE OF THAT CERTAIN 1.167 ACRE TRACT OF LAND SECONDLY DESCRIBED IN THE DEED FROM THE MEE ESTATE, A CORPORATION, TO SOUTHERN PACIFIC RAILROAD COMPANY, A CORPORATION, DATED JULY 20, 1917, RECORDED
JULY 30, 1917, IN BOOK 2593 OF DEEDS, AT PAGE 110, ALAMEDA COUNTY RECORDS; THENCE NORTH 14 DEG. 39' 15" WEST ALONG THE LAST NAMED LINE, 100.13 FEET TO A LINE DRAWN SOUTH 72 DEG. 28' WEST FROM THE POINT OF BEGINNING; THENCE NORTH
72 DEG. 28' EAST, 160.26 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NOS.
049-1041-004   (AFFECTS PARCEL 1)
049-1041-039   (AFFECTS A PORTION OF PARCEL 3)


                                 Exhibit E -- Page 1

049-1041-040   (AFFECTS THE REMAINDER OF PARCEL 3)

                                  ATTACHMENT NO. 1-B

CITY OF EMERYVILLE

                                       PARCEL A

PARCEL ONE:

ALL OF THAT PORTION OF PARCEL C ACCORDING TO THAT CERTAIN PARCEL MAP NO. 2108 FILED FOR RECORD ON JUNE 17, 1977, IN BOOK 97, PAGE 40, ALAMEDA COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERN CORNER OF HORTON STREET, SAID POINT OF BEGINNING ALSO BEING DISTANT ALONG THE EASTERN LINE OF HORTON STREET 300 FEET NORTHERLY THEREON FROM THE POINT OF INTERSECTION THEREOF WITH THE NORTHERN LINE OF SANTA FE AVENUE; AND RUNNING THENCE SOUTH 72 DEG. 28' WEST ALONG THE NORTHERN LINE OF HORTON STREET, 60 FEET; THENCE SOUTH 17 DEG. 32' EAST ALONG THE WESTERN LINE OF HORTON STREET 25 FEET; THENCE AT RIGHT ANGLES SOUTH 72 DEG. 28' WEST 148.50
FEET TO THE EASTERN BOUNDARY LINE OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN THE DEED FROM THE MEE ESTATE, A CORPORATION, TO THE SOUTHERN PACIFIC RAILROAD COMPANY, A CORPORATION, DATED OCTOBER 7, 1920, RECORDED OCTOBER 14, 1920, IN BOOK 3003 OF DEEDS, PAGE 128, ALAMEDA COUNTY RECORDS; THENCE NORTH 14 DEG. 39' 15" WEST ALONG THE LAST NAMED LINE, 51.30 FEET TO THE POINT OF INTERSECTION THEREOF WITH THE SOUTHEASTERN BOUNDARY LINE OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN THE DEED FROM THE MEE ESTATE, A CORPORATION, TO THE SOUTHERN PACIFIC COMPANY, A CORPORATION, DATED OCTOBER 7, 1913, RECORDED NOVEMBER 1, 1913, IN BOOK 2193 OF DEEDS, PAGE 309, ALAMEDA COUNTY RECORDS; THENCE ALONG THE LAST NAMED LINE ON THE ARC OF A CURVE TO THE RIGHT (SAID CURVE IS NOT TANGENT TO THE LAST NAMED COURSE) HAVING A RADIUS OF 754.68 FEET; FROM SAID POINT THE CENTER OF SAID CURVE BEARS SOUTH 83 DEG. 03' 20" EAST, AN ARC DISTANCE OF
341.60 FEET, AND THROUGH A CENTRAL ANGLE OF 25 DEG. 56' 05" TO THE POINT OF INTERSECTION THEREOF WITH THE DIRECT EXTENSION NORTHERLY OF THE EASTERN LINE OF HORTON STREET; FROM SAID POINT THE CENTER OF THE AFOREMENTIONED CURVE BEARS SOUTH 57 DEG. 07' 15" EAST; THENCE ALONG THE AFOREMENTIONED EXTENSION OF HORTON STREET, SOUTH 17 DEG. 32' EAST 295.14 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 049-1041-001

PARCEL TWO:


                                 Exhibit E -- Page 1

ALL OF THAT PORTION OF PARCEL C ACCORDING TO THAT CERTAIN PARCEL MAP NO. 2108 FILED FOR RECORD ON JUNE 17, 1977, IN BOOK 97, PAGE 40, ALAMEDA COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERN LINE OF HORTON STREET, DISTANT THEREON SOUTH 17 DEG. 32' EAST 25 FEET FROM THE NORTHERN EXTREMITY THEREOF, AS SAID HORTON STREET IS DESCRIBED UNDER PARCEL 1 IN THAT CERTAIN DEED FROM THE MEE ESTATE, A CORPORATION, TO THE TOWN OF EMERYVILLE, A MUNICIPAL CORPORATION, DATED
SEPTEMBER 7, 1920, RECORDED DECEMBER 14, 1920, IN BOOK 3008 OF DEEDS, PAGE 178, ALAMEDA COUNTY RECORDS; RUNNING THENCE SOUTH 17 DEG. 32' EAST ALONG SAID LINE
OF HORTON STREET, 95.39 FEET; THENCE SOUTH 72 DEG. 28' WEST 154.99 FEET TO THE EASTERN BOUNDARY LINE OF THAT CERTAIN 1.167 ACRE TRACT OF LAND SECONDLY DESCRIBED IN THE DEED FROM THE MEE ESTATE, A CORPORATION, A GENERAL
PARTNERSHIP, TO EMERYVILLE ECONOMIC DEVELOPMENT FUND, A CALIF. CORP., DATED FEBRUARY 9, 1979, TO THE SOUTHERN PACIFIC RAILWAY COMPANY, A CORPORATION, DATED JULY 20, 1917, RECORDED JULY 30, 1917, IN BOOK 2593 OF DEEDS, PAGE 110, ALAMEDA COUNTY RECORDS; THENCE NORTH 14 DEG. 39' 15" WEST ALONG THE LAST NAMED LINE,
61.92 FEET; THENCE NORTHERLY, TANGENT WITH THE LAST NAMED COURSE, ON THE ARC OF A CURVE TO THE RIGHT WITH A RADIUS OF 336.89 FEET, A DISTANCE OF 33.73 FEET TO
A LINE DRAWN SOUTH 72 DEG. 28' EAST 148.50 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 049-1041-002-01

PARCEL THREE:

ALL OF THAT PORTION OF PARCEL C ACCORDING TO THAT CERTAIN PARCEL MAP NO. 2108 FILED FOR RECORD ON JUNE 17, 1977, IN BOOK 97, PAGE 40, ALAMEDA COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERN LINE OF HORTON STREET, DISTANT THEREON SOUTH 17 DEG. 32' EAST 120.39 FEET FROM THE NORTHERN EXTREMITY THEREOF, AS SAID HORTON STREET IS DESCRIBED UNDER PARCEL 1 IN THAT CERTAIN DEED FROM THE MEE ESTATE, A CORPORATION, TO THE TOWN OF EMERYVILLE, DATED SEPTEMBER 7, 1920, RECORDED DECEMBER 14, 1920, BOOK 3008 OF DEEDS, PAGE 178, ALAMEDA COUNTY RECORDS; RUNNING THENCE ALONG SAID LINE OF HORTON STREET, SOUTH 17 DEG. 32' EAST 104.61 FEET TO THE NORTHERN LINE OF THE PARCEL OF LAND DESCRIBED IN THE DEED TO SHELL DEVELOPMENT COMPANY, DATED FEBRUARY 20, 1950, RECORDED FEBRUARY 23, 1950, IN BOOK 6028 OF OFFICIAL RECORDS OF ALAMEDA COUNTY, PAGE 502, SERIES NO. AE/15564; THENCE ALONG THE LAST NAMED LINE, SOUTH 72 DEG. 28' WEST 160.26 FEET TO THE EASTERN BOUNDARY LINE OF THAT CERTAIN 1.167 ACRE TRACT OF LAND SECONDLY DESCRIBED IN THE DEED FROM MEE ESTATE COMPANY TO SOUTHERN PACIFIC RAILROAD COMPANY, DATED JULY 20, 1917, RECORDED JULY 30, 1917, IN BOOK 2593 OF DEEDS, PAGE 110, ALAMEDA COUNTY RECORDS; THENCE ALONG THE LAST NAMED LINE, NORTH
14 DEG. 39' 15" WEST 104.74 FEET; THENCE LEAVING SAID EASTERN LINE, NORTH
72 DEG. 28' EAST 154.99 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 049-1041-003-03

PARCEL FOUR:


                                 Exhibit E -- Page 2

A NON-EXCLUSIVE APPURTENANT RIGHT OF WAY FOR INGRESS AND EGRESS FOR PEDESTRIANS, MOTOR AND OTHER VEHICLES OF ALL KINDS AND TYPES AND FOR UTILITIES ON AND OVER THE FOLLOWING DESCRIBED PARCEL:

ALL OF THAT PORTION OF PARCEL C ACCORDING TO THAT CERTAIN PARCEL MAP NO. 2108 FILED FOR RECORD ON JUNE 17, 1977, IN BOOK 97, PAGE 40, ALAMEDA COUNTY RECORDS, DESCRIBED AS FOLLOWS:

THAT PORTION OF HORTON STREET, 60 FEET WIDE, LYING NORTHERLY OF THE NORTHWESTERN LINE OF 53RD STREET, FORMERLY SANTA FE AVENUE, 60 FEET WIDE, DESCRIBED AS
FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHWESTERN LINE OF 53RD STREET, 60 FEET WIDE, WITH THE NORTHEASTERN LINE OF HORTON STREET, 60 FEET WIDE; RUNNING THENCE ALONG SAID LAST NAMED LINE, NORTH 17 DEG. 32' WEST 300 FEET; THENCE SOUTH
72 DEG. 28' WEST 60 FEET TO THE SOUTHWESTERN LINE OF HORTON STREET; THENCE ALONG SAID LAST NAMED LINE, SOUTH 17 DEG. 32' EAST 300 FEET TO THE INTERSECTION WITH THE SAID NORTHWESTERN LINE OF 53RD STREET, PRODUCED SOUTHWESTERLY; THENCE ALONG SAID LINE SO PRODUCED, NORTH 72 DEG. 28' EAST 60 FEET TO THE POINT OF BEGINNING.

PARCEL FIVE:

PARCEL A, PARCEL MAP 2108, FILED JUNE 17, 1977, IN MAP BOOK 97, PAGE 40, ALAMEDA COUNTY RECORDS.

ASSESSOR'S PARCEL NO. 049-1041-048

PARCEL SIX:

AN EASEMENT FOR ACCESS, INGRESS AND EGRESS PURPOSES OVER THE PARCEL OF LAND DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERN CORNER OF PARCEL B, PARCEL MAP 2108, FILED JUNE 17, 1977, IN BOOK 97 OF PARCEL MAPS, PAGES 40 AND 41, ALAMEDA COUNTY RECORDS; THENCE RUNNING ALONG THE SOUTHWESTERN LINE OF SAID PARCEL B, NORTH 17 DEG. 32' WEST, 254.19 FEET TO A POINT DISTANT SOUTH 17 DEG. 32' WEST, 45 FEET, FROM THE INTERSECTION OF THE SOUTHEASTERN BOUNDARY LINE OF PARCEL A, AS SHOWN ON THE PARCEL MAP HEREINABOVE REFERRED TO; THENCE PARALLEL WITH SAID SOUTHEASTERLY BOUNDARY LINE NORTH 72 DEG. 28' EAST, 143 FEET; THENCE NORTH 17 DEG. 32' WEST, 88 FEET, TO THE SOUTHEASTERN BOUNDARY LINE OF SAID PARCEL A; THENCE ALONG SAID SOUTHEASTERN BOUNDARY LINE AND EXTENSION THEREOF SOUTH 72 DEG. 28' WEST, 42.83 FEET; THENCE SOUTH 17 DEG. 32' EAST, 43 FEET; THENCE SOUTH 72 DEG. 28' WEST,
160.17 FEET TO A POINT DISTANT SOUTH 72 DEG. 28' WEST, 60 FEET FROM THE SOUTHWESTERN BOUNDARY LINE OF PARCEL MAP 2108, HEREINABOVE REFERRED TO; THENCE PARALLEL WITH SAID SOUTHWESTERN LINE AND DISTANT 60 FEET THEREFROM SOUTH
17 DEG. 32' EAST, 299.19 FEET TO THE NORTHWESTERN LINE OF 53RD STREET; THENCE ALONG SAID NORTHWESTERN LINE OF 53RD STREET, NORTH 72 DEG. 28' EAST, 60 FEET TO THE POINT OF BEGINNING.


                                 Exhibit E -- Page 3

                                 Exhibit E -- Page 4

                                       PARCEL B

BEING ALL OF PARCEL 1 OF PARCEL MAP NO. 5719 AS RECORDED DECEMBER 29, 1989, IN BOOK 187 OF MAPS AT PAGE 97-98 IN RECORDS OF SAID COUNTY.

EXCEPTING THEREFROM ALL MINERALS AND MINERAL RIGHTS, INTEREST, AND ROYALTIES, INCLUDING WITHOUT LIMITING THE GENERALITY THEREOF, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, AS WELL AS METALLIC OR OTHER SOLID MINERALS, MORE THAN FIVE HUNDRED (500) FEET BELOW THE SURFACE OF SAID PROPERTY; HOWEVER, GRANTOR OR ITS SUCCESSORS AND ASSIGNS, SHALL NOT HAVE THE RIGHT FOR ANY PURPOSE WHATSOEVER TO ENTER UPON, INTO OR THROUGH THE SURFACE OF SAID PROPERTY IN CONNECTION THEREWITH, AS RESERVED IN THE DEED RECORDED DECEMBER 29, 1989,
SERIES NO. 89-348859, OFFICIAL RECORDS.

ASSESSOR'S PARCEL NO. 049-1041-061

                                       PARCEL C

ALL OF THAT PORTION OF PARCEL C ACCORDING TO THAT CERTAIN PARCEL MAP NO. 2108 FILED FOR RECORD ON JUNE 17, 1977, IN BOOK 97, PAGE 40, ALAMEDA COUNTY RECORDS, DESCRIBED AS FOLLOWS:

THAT PORTION OF HORTON STREET, 60 FEET WIDE, LYING NORTHERLY OF THE NORTHWESTERN LINE OF 53RD STREET, FORMERLY SANTA FE AVENUE, 60 FEET WIDE, DESCRIBED AS
FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHWESTERN LINE OF 53RD STREET, 60 FEET WIDE, WITH THE NORTHEASTERN LINE OF HORTON STREET, 60 FEET WIDE; RUNNING THENCE ALONG SAID LAST NAMED LINE, NORTH 17 DEG. 32' WEST 300 FEET; THENCE SOUTH
72 DEG. 28' WEST 60 FEET TO THE SOUTHWESTERN LINE OF HORTON STREET; THENCE ALONG SAID LAST NAMED LINE, SOUTH 17 DEG. 32' EAST 300 FEET TO THE INTERSECTION WITH THE SAID NORTHWESTERN LINE OF 53RD STREET, PRODUCED SOUTHWESTERLY; THENCE ALONG SAID LINE SO PRODUCED, NORTH 72 DEG. 28' EAST 60 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 049-1041-027


                                 Exhibit E -- Page 5

                                  ATTACHMENT NO. 1-C

CITY OF EMERYVILLE


PARCEL "B," PARCEL MAP NO. 2108, FILED JUNE 17, 1977, IN MAP BOOK 97, PAGE 40, ALAMEDA COUNTY RECORDS.

ASSESSOR'S PARCEL NO. 049-1041-049.


                                 Exhibit E -- Page 1

                                  ATTACHMENT NO. 1-D


CITY OF EMERYVILLE


PARCEL ONE:

PARCEL A, PARCEL MAP 2232, FILED JUNE 7, 1978, IN BOOK 102 OF PARCEL MAPS, PAGE 49, ALAMEDA COUNTY RECORDS.

PARCEL TWO:

PARCEL B, PARCEL MAP 2232, FILED JUNE 7, 1978, IN BOOK 102 OF PARCEL MAPS, PAGE 49, ALAMEDA COUNTY RECORDS.

PARCEL THREE:

BEGINNING AT THE POINT OF INTERSECTION OF THE MOST WESTERLY LINE OF LAND DESCRIBED AS PARCEL NO. 3 IN DEED DATED OCTOBER 7, 1920, FROM THE MEE ESTATE TO SOUTHERN PACIFIC RAILROAD COMPANY, RECORDED OCTOBER 14, 1920, IN BOOK 3003 OF DEEDS, PAGE 128, RECORDS OF ALAMEDA COUNTY, WITH THE SOUTHERLY LINE OF 53RD STREET (FORMERLY SANTA FE AVENUE); THENCE NORTH 72 DEG. 28' 00" EAST ALONG SAID SOUTHERLY LINE, 6.50 FEET TO A POINT IN A LINE PARALLEL WITH AND DISTANT 6.50 FEET EASTERLY, MEASURED AT RIGHT ANGLES, FROM SAID WESTERLY LINE; THENCE SOUTH 17 DEG. 32' 00" EAST ALONG SAID PARALLEL LINE, 200.00 FEET; THENCE SOUTH
72 DEG. 28' 00" WEST, 6.50 FEET TO A POINT IN SAID WESTERLY LINE; THENCE NORTH 17 DEG. 32' 00" WEST ALONG LAST SAID LINE, 200.00 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM, THAT PORTION THEREOF LYING BELOW A DEPTH OF 500 FEET, MEASURED VERTICALLY, FROM THE CONTOUR OF THE SURFACE OF SAID PROPERTY; HOWEVER, GRANTOR, OR ITS SUCCESSORS AND ASSIGNS, SHALL NOT HAVE THE RIGHT FOR ANY PURPOSE WHATSOEVER TO ENTER UPON, INTO OR THROUGH THE SURFACE OF SAID PROPERTY, OR ANY PART THEREOF LYING BETWEEN SAID SURFACE AND 500 FEET BELOW SAID SURFACE.

ASSESSOR'S PARCEL NOS.
049-1041-050-01     (AFFECTS PARCELS ONE AND THREE)
049-1041-051        (AFFECTS PARCEL TWO)


                                 Exhibit E -- Page 1

                                  ATTACHMENT NO. 1-E


CITY OF EMERYVILLE

PARCEL 2 OF PARCEL MAP NO. 5022, FILED JANUARY 13, 1987, IN BOOK 165 OF PARCEL MAPS, AT PAGES 67 - 68, ALAMEDA COUNTY RECORDS.

ASSESSOR'S PARCEL NO. 049-1041-055


                                 Exhibit E -- Page 1

                                  ATTACHMENT NO. 1-F


CITY OF EMERYVILLE


BEING A PORTION OF BLOCKS 9, 10 AND 11, AS SHOWN ON THE UNFILED MAP ENTITLED "MAP OF MONUMENT LOCATION EMERYVILLE INDUSTRIAL TRACT", DATED JANUARY 5, 1921, BY PUNNETT AND PAREZ ENGINEERS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE SOUTHERLY LINE OF SAID 53RD STREET AND THE WESTERLY LINE OF SAID HOLLIS STREET; THENCE ALONG SAID SOUTHERLY LINE, SOUTH
72 DEG. 28' 00" WEST, 148.00 FEET; THENCE LEAVING SAID SOUTHERLY LINE, SOUTH
17 DEG. 32' 00" EAST, 200.00 FEET; THENCE NORTH 72 DEG. 28' 00" EAST, 148.00
FEET TO A POINT LYING ON SAID WESTERLY LINE; THENCE ALONG SAID WESTERLY LINE, NORTH 17 DEG. 32' 00" WEST, 200.00 FEET TO THE POINT OF BEGINNING.,

ASSESSOR'S PARCEL NO. 049-1041-029-01


                                 Exhibit E -- Page 1

                                  Attachment No. 1-G

CITY OF EMERYVILLE

PARCEL ONE:

BEGINNING AT A POINT ON THE WESTERN LINE OF HORTON STREET, DISTANT THEREON NORTH 17 DEG. 32' WEST, 598.02 FEET FROM THE INTERSECTION THEREOF WITH THE NORTHERN LINE OF SHERWIN AVENUE, AS SAID STREET AND AVENUE ARE DESCRIBED UNDER PARCEL ONE IN THE DEED FROM THE MEE ESTATE, A CORPORATION, TO THE TOWN OF EMERYVILLE, A MUNICIPAL CORPORATION, DATED SEPTEMBER 7, 1920, RECORDED DECEMBER 14, 1920, BOOK 3008 OF DEEDS, PAGE 178, ALAMEDA COUNTY RECORDS, SAID POINT OF BEGINNING BEING ALSO DISTANT NORTH 17 DEG. 32' WEST, 658.02 FEET FROM THE INTERSECTION OF SAID WESTERN LINE OF HORTON STREET WITH THE NORTHERN BOUNDARY LINE OF PLOT 6, ACCORDING TO KELLERSBERGER'S SURVEY OF THE RANCHOS OF VICENTE & DOMINGO PERALTA; AND RUNNING THENCE NORTH 17 DEG. 32' WEST ALONG SAID LINE OF HORTON STREET,
605.68 FEET TO A POINT THEREON WHICH IS DISTANT SOUTH 17 DEG. 32' EAST, 450
FEET FROM THE NORTHERN EXTREMITY OF HORTON STREET, AS DESCRIBED UNDER PARCEL ONE IN THE DEED HEREINABOVE REFERRED TO; RUNNING THENCE SOUTH 72 DEG. 28' WEST,
172.83 FEET, MORE OR LESS, TO THE EASTERN BOUNDARY LINE OF THAT CERTAIN 1.167 ACRE TRACT OF LAND SECONDLY DESCRIBED IN THE DEED FROM THE MEE ESTATE, A CORPORATION, TO SOUTHERN PACIFIC RAILROAD COMPANY, A CORPORATION, DATED JULY 20, 1917, RECORDED JULY 30, 1917, IN BOOK 2593 OF DEEDS, PAGE 110, ALAMEDA COUNTY RECORDS; THENCE SOUTH 14 DEG. 39' 15" EAST ALONG THE LAST NAMED BOUNDARY LINE,
606.45 FEET TO THE NORTHERN BOUNDARY LINE OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN THE DEED FROM THE MEE ESTATE, A CORPORATION, TO THE SHERWIN-WILLIAMS CO. OF CALIFORNIA, A CORPORATION, DATED MARCH 8, 1919, RECORDED APRIL 8, 1919, BOOK 2754 OF DEEDS, PAGE 89, ALAMEDA COUNTY RECORDS; THENCE NORTH 72 DEG. 28' EAST ALONG THE LAST NAMED BOUNDARY LINE, 203.292 FEET TO THE POINT OF BEGINNING.

PARCEL TWO:

AN EASEMENT UPON THE PROPERTY DESCRIBED BELOW FOR THE PURPOSE OF ALLOWING AN ENCROACHMENT ON SUCH PROPERTY OF THE DOCK AND SOUTH WALL OF THE EXISTING BUILDING.

BEGINNING AT A POINT ON THE WESTERN LINE OF HORTON STREET, DISTANT THEREON NORTH 17 DEG. 32' WEST, 598.02 FEET FROM THE INTERSECTION THEREOF WITH THE NORTHERN LINE OF SHERWIN AVENUE, AS SAID STREET AND AVENUE ARE DESCRIBED UNDER PARCEL ONE IN THE DEED FROM THE MEE ESTATE, A CORPORATION, TO THE TOWN OF EMERYVILLE, A MUNICIPAL CORPORATION, DATED SEPTEMBER 7, 1920, RECORDED DECEMBER 14, 1920, BOOK 308 OF DEEDS, PAGE 178, ALAMEDA COUNTY RECORDS, SAID POINT OF BEGINNING BEING ALSO DISTANT NORTH 17 DEG. 32' WEST, 658.02 FEET FROM THE INTERSECTION OF SAID WESTERN LINE OF HORTON STREET WITH THE NORTHERN BOUNDARY LINE OF PLOT 6, ACCORDING TO KELLERSBERGER'S SURVEY OF THE RANCHOS OF VICENTE & DOMINGO PERALTA; AND RUNNING THENCE SOUTH 17 DEG. 32' EAST, A DISTANCE OF 0.10 FEET; THENCE
SOUTH 72 DEG. 28' WEST, A DISTANCE OF 203.29 FEET; THENCE NORTH 14 DEG. 39'
15" WEST, A DISTANCE OF


                                  Exhibit E -- Page 1

0.10 FEET; AND THENCE NORTH 72 DEG. 28' EAST, A DISTANCE OF 203.29 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 049-1041-005


                                  Exhibit E -- Page 2

                                  Attachment No. 1-H


CITY OF EMERYVILLE

COMMENCING AT THE POINT OF INTERSECTION OF THE NORTHERLY LINE OF 45TH STREET AND THE WESTERLY LINE OF HOLLIS STREET; RUNNING THENCE NORTH 17 DEG. 32' WEST ALONG SAID WESTERLY LINE OF HOLLIS STREET, 1099 FEET TO THE SOUTHERLY LINE OF SANTA FE AVENUE; THENCE SOUTH 72 DEG. 28' WEST ALONG SAID SOUTHERLY LINE OF SANTA FE AVENUE, 274.532 FEET TO THE EASTERLY LINE OF LANDS OF SOUTHERN PACIFIC RAILROAD COMPANY; THENCE ALONG SAID EASTERLY LINE OF LANDS OF SOUTHERN PACIFIC RAILROAD COMPANY, SOUTH 17 DEG. 32' EAST, 1099 FEET TO THE NORTHERLY LINE OF 45TH
STREET; THENCE NORTH 72 DEG. 28' EAST, 274.532 FEET TO THE POINT OF BEGINNING.

BEING BLOCKS 10 AND 11, AS PER PROPERTY MAP OF EMERYVILLE INDUSTRIAL TRACT.

EXCEPTING THEREFROM, THAT PORTION THEREOF CONVEYED TO THE REDEVELOPMENT AGENCY OF THE CITY OF EMERYVILLE, BY CORPORATION GRANT DEED RECORDED MARCH 13, 1992, SERIES NO. 92-78100, OFFICIAL RECORDS.

ASSESSOR'S PARCEL NO. 049-1041-029-02


                                  Exhibit E -- Page 1

                                   Attachment No. 2


[DRAFTING NOTE: TO THE EXTENT THAT THE "LAND" COVERED BY THE GROUND LEASE CHANGES FROM TIME TO TIME AS PROVIDED THEREIN OR BECAUSE OF ADJUSTMENTS FOR WHICH CHIRON REQUESTS BNPLC'S CONSENT OR APPROVAL AS PROVIDED IN THE LEASE, SO TOO WILL THE DESCRIPTION OF THE LAND BELOW CHANGE. ANY SUCH CHANGES WILL BE INCORPORATED INTO THE DESCRIPTION BELOW AND THIS "DRAFTING NOTE" WILL BE DELETED BEFORE THE AGREEMENT TO WHICH THIS DESCRIPTION IS ATTACHED IS ACTUALLY EXECUTED AND DELIVERED.]

                         LEGAL DESCRIPTION - THE BNPLC TRACT

The easements hereby granted will be appurtenant to the following, to the extent of any right or interest that Grantee (or its successors and assigns) may now have or hereafter acquire pursuant to the Ground Lease:

REAL PROPERTY IN CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA DESCRIBED AS FOLLOWS:

PARCEL ONE:

BEING A PORTION OF BLOCKS 9, 10 AND 11, AS SHOWN ON THE UNFILED MAP ENTITLED "MAP OF MONUMENT LOCATION EMERYVILLE INDUSTRIAL TRACT", DATED JANUARY 5, 1921, BY PUNNETT AND PAREZ ENGINEERS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHERLY LINE OF 53RD STREET (FORMERLY SANTA FE AVENUE), AS SHOWN ON SAID MAP, AND THE WESTERLY LINE OF HOLLIS STREET; THENCE ALONG SAID WESTERLY LINE, NORTH 17 DEG. 32' 00" WEST, 443.61 FEET;
THENCE NORTH 27 DEG. 46' 45" WEST, 381.28 FEET TO THE BEGINNING POINT OF A NON-TANGENT CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 274.38 FEET (A RADIAL LINE THROUGH SAID POINT BEARS NORTH 31 DEG. 43' 39" WEST); THENCE
LEAVING SAID WESTERLY LINE ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 72 DEG. 44' 21", AN ARC DISTANCE OF 348.34 FEET; THENCE SOUTH 17 DEG. 32' 00" EAST,
567.48 FEET TO A POINT LYING ON SAID NORTHERLY LINE OF 53RD STREET; THENCE ALONG SAID NORTHERLY LINE, NORTH 72 DEG. 28' 00" EAST, 274.53 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 049-1041-028

PARCEL TWO:

THAT PARCEL OF LAND SITUATE IN THE CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, AND BEING ALL OF PARCEL 2 OF PARCEL MAP NO. 5719, FILED DECEMBER 28, 1989, IN BOOK 187 OF PARCEL MAPS, AT PAGES 97 - 98, IN RECORDS OF SAID COUNTY.

PARCEL 7A:

THAT PORTION OF PARCEL B AS SHOWN ON THE MAP OF PARCEL MAP NO. 2108 RECORDED IN BOOK 97 AT PAGE 40 OF PARCEL MAPS IN THE COUNTY RECORDER'S OFFICE OF ALAMEDA


                                  Exhibit E -- Page 2

COUNTY LOCATED IN THE CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID PARCEL B; THENCE ALONG THE NORTHERLY AND WESTERLY LINES OF SAID PARCEL B THE FOLLOWING COURSES AND DISTANCES:

    S 72 DEG. 28' 00" W     131.60 FEET
    S 17 DEG. 32' 00" E      43.00 FEET
    S 72 DEG. 28' 00" W      42.83 FEET
    S 17 DEG. 32' 00" E      43.00 FEET

THENCE CONTINUING S 17 DEG. 32' 00" E 16.80 FEET TO A POINT ON A LINE LOCATED
5.00 FEET NORTHERLY OF AND PARALLEL TO THE NORTHERLY LINE OF A BOILER; THENCE N 72 DEG. 25' 00" E ALONG SAID PARALLEL LINE A DISTANCE OF 59.69 FEET TO A POINT ON A LINE LOCATED 5.00 FEET EASTERLY OF AND PARALLEL TO THE EASTERLY LINE OF A BOILER; THENCE S 17 DEG. 35' 00" E ALONG SAID PARALLEL LINE A DISTANCE OF 13.25 FEET; THENCE N 72 DEG. 28' 00" E PARALLEL TO THE NORTHERLY LINE OF SAID PARCEL B, A DISTANCE OF 114.72 FEET TO THE EASTERLY LINE OF SAID PARCEL B; THENCE N
17 DEG. 32' 00" W ALONG SAID EASTERLY LINE OF PARCEL B A DISTANCE OF 116.00 FEET TO THE POINT OF BEGINNING.


EXCEPTING THEREFROM:

ALL MINERALS AND MINERAL RIGHTS, INTERESTS, AND ROYALTIES, INCLUDING, WITHOUT LIMITING THE GENERALITY THEREOF, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, AS WELL AS METALLIC OR OTHER SOLID MINERALS, MORE THAN FIVE HUNDRED (500) FEET BELOW THE SURFACE OF SAID PROPERTY; HOWEVER, GRANTOR OR ITS SUCCESSORS AND ASSIGNS, SHALL NOT HAVE THE RIGHT FOR ANY PURPOSE WHATSOEVER TO ENTER UPON, INTO OR THROUGH THE SURFACE OF SAID PROPERTY IN CONNECTION THEREWITH.

ASSESSOR'S PARCEL NO. 049-1041-060


                                  Exhibit E -- Page 3

                                      Exhibit F


                              CONTINGENT PURCHASE OPTION

    Subject to the terms of this Exhibit, BNPLC shall have an option (the "OPTION") to buy Chiron's fee interest in the Leased Property at any time during the term of this Ground Lease after (but only after) any breach by Chiron under the Purchase Agreement, provided Chiron does not cure the breach within any time permitted for cure by the express provisions of the Purchase Agreement, for a purchase price (the "OPTION PRICE") to Chiron equal to fair market value.

    For the purposes of this Exhibit, "fair market value" means (and all appraisers and other persons involved in the determination of the Option Price will be so advised) the price that would be agreed upon between a willing buyer, under no compulsion to buy, and a willing seller, under no compulsion to sell, for UNIMPROVED land comparable in size and location to the Land, exclusive of any Improvements but assuming that there is no higher and better use for such land than as a site for improvements of comparable size and utility to the Improvements, at the time of BNPLC's exercise of the Option and taking into consideration the condition of the Land, the encumbrances affecting the title to the Land and all applicable zoning, land use approvals and other governmental permits relating to the Land at the time of the exercise of the Option.

    If BNPLC exercises the Option, which BNPLC may do by notifying Chiron that BNPLC has elected to buy Chiron's interest in the Leased Property as provided herein, then:

         (a) To the extent, if any, required as a condition imposed by law to the conveyance of the fee interest in the Leased Property to BNPLC, Chiron shall promptly at its expense do whatever is necessary to obtain approvals of a new Parcel Map or lot line adjustments (including any Parcel Map designating Parcel 7A as a separate lot, if Parcel 7A has been added to the Leased Property as contemplated in Paragraph 4.(a) in the body of this Ground Lease).

         (b) Upon BNPLC's tender of the Option Price to Chiron, Chiron will convey good and marketable title to the fee estate in the Land and its interest in all other Leased Property to BNPLC by general warranty deed and assignment subject only to the Permitted Encumbrances and, to the extent still in force, the Lease and the Purchase Agreement.

         (c) BNPLC's obligation to close the purchase shall be subject to the following terms and conditions, all of which are for the benefit of BNPLC:
    (1) BNPLC shall have been furnished with evidence satisfactory to BNPLC that Chiron can convey title as required by the preceding subparagraph; (2) nothing shall have occurred or been discovered after BNPLC exercised the Option that could significantly and adversely affect title to the Leased Property or BNPLC's use thereof, (3) all of the representations of Chiron in this Ground Lease shall continue to be true as if made effective on the date of the closing and, with respect to any such representations which may be limited to the knowledge of Chiron or any of Chiron's representatives, would continue to be true on the date of the closing if all relevant facts and circumstances were known to Chiron and such representatives, and (4) BNPLC shall have been tendered the deed and other documents which are described in this Exhibit as documents to be delivered to BNPLC at the closing of BNPLC's purchase.

         (d) Closing of the purchase will be scheduled on the first Business Day following thirty days after the Option Price is established in accordance with the terms and conditions of this Exhibit and after any approvals described in subparagraph (a) above are obtained, and prior to closing BNPLC's occupancy of the Leased Property shall continue to be subject to the terms and conditions of this Ground Lease, including


                                 Exhibit F -- Page 1
    the terms setting forth BNPLC's obligation to pay rent. Closing shall take place at the offices of any title insurance company reasonably selected by BNPLC to insure title under the title insurance policy described below.

         (e) Any transfer taxes or notices or registrations required by law in connection with the sale contemplated by this Exhibit will be the responsibility of Chiron.

         (f) Chiron will deliver a certificate of nonforeign status to BNPLC at closing as needed to comply with the provisions of the Foreign Investors Real Property Tax Act (FIRPTA) or any comparable federal, state or local law in effect at the time.

         (g) Chiron will also pay for and deliver to BNPLC at the closing an owner's title insurance policy in the full amount of the Option Price, issued by a title insurance company designated by BNPLC (or written confirmation from the title company that it is then prepared to issue such a policy), and subject only to standard printed exceptions which the title insurance company refuses to delete or modify in a manner acceptable to BNPLC and to Permitted Encumbrances.

         (h) Chiron shall also deliver at the closing all other documents or things reasonably required to be delivered to BNPLC or by the title insurance company to evidence Chiron's ability to transfer the Leased Property to BNPLC.

    If Chiron and BNPLC do not otherwise agree upon the amount of the Option Price within twenty days after BNPLC exercises the Option, the Option Price shall be determined in accordance with the following procedure:

              (1) Chiron and BNPLC shall each appoint a real estate appraiser who is familiar with properties in the vicinity of the Land and who has not previously acted for either party. Each party will make the appointment no later than ten days after receipt of notice from the other party that the appraisal process described in this Exhibit has been invoked. The agreement of the two appraisers as to the Option Price will be binding upon Chiron and BNPLC. If the two appraisers cannot agree upon the Option Price within ten days following their appointment, they shall within another ten days agree upon a third real estate appraiser. Immediately thereafter, each of the first two appraisers will submit his best estimate of the appropriate Option Price (together with a written report supporting such estimate) to the third appraiser and the third appraiser will choose between the two estimates. The estimate of Option Price chosen by the third appraiser as the closest to the prevailing monthly fair market value will be binding upon Chiron and BNPLC. Notification in writing of the Option Price shall be made to Chiron and BNPLC within fifteen days following the selection of the third appraiser.

              (2) If appraisers must be selected under the procedure set out above and either BNPLC or Chiron fails to appoint an appraiser or fails to notify the other party of such appointment within fifteen days after receipt of notice that the prescribed time for appointing the appraisers has passed, then the other party's appraiser will determine the Option Price. All appraisers selected for the appraisal process set out in this Exhibit will be disinterested, reputable, qualified real estate appraisers with the designation of MAI or equivalent and with at least 5 years experience in appraising properties comparable to the Land.


                                 Exhibit F -- Page 2

              (3) If a third appraiser must be chosen under the procedure set out above, he will be chosen on the basis of objectivity and competence, not on the basis of his relationship with the other appraisers or the parties to this Ground Lease, and the first two appraisers will be so advised. Although the first two appraisers will be instructed to attempt in good faith to agree upon the third appraiser, if for any reason they cannot agree within the prescribed time, either Chiron and BNPLC may require the first two appraisers to immediately submit its top choice for the third appraiser to the then highest ranking officer of the San Francisco Bar Association who will agree to help and who has no attorney/client or other significant relationship to either Chiron or BNPLC. Such officer will have complete discretion to select the most objective and competent third appraiser from between the choice of each of the first two appraisers, and will do so within ten days after such choices are submitted to him.

              (4) Either Chiron or BNPLC may notify the appraiser selected by the other party to demand the submission of an estimate of Option Price or a choice of a third appraiser as required under the procedure described above; and if the submission of such an estimate or choice is required but the other party's appraiser fails to comply with the demand within fifteen days after receipt of such notice, then the Option Price or choice of the third appraiser, as the case may be, selected by the other appraiser (i.e., the notifying party's appraiser) will be binding upon Chiron and BNPLC.

              (5) Chiron and BNPLC shall each bear the expense of the appraiser appointed by it, and the expense of the third appraiser and of any officer of the San Francisco Bar Association who participates in the appraisal process described above will be shared equally by Chiron and BNPLC.


                                 Exhibit F -- Page 3

                                      Exhibit G


                              RIGHT OF CHIRON TO CONVEY

    To avoid risks associated with the continued ownership of the Land, Chiron shall be entitled, but not obligated, to convey the fee interest in Land by corporate grant deed, and to quitclaim any interest of Chiron in improvements on the Land, to the tenant under this Lease (whether BNPLC or an assignee of BNPLC hereunder, including any Landlord's Mortgagee that acquired BNPLC's interest in the Leased Property through foreclosure) at any time after the Rent Commencement Date; provided Chiron has satisfied any conditions imposed by law to the conveyance (including any legal requirement that Chiron obtain approvals for any Parcel Map designating Parcel 7A as a separate lot, if Parcel 7A has been added to the Leased Property as contemplated in Paragraph 4.(a) in the body of this Ground Lease). However, the tenant shall not by reason of any such conveyance assume any contractual obligations to which Chiron may then be bound as the owner of the Land or any other obligations to which Chiron may be bound in whole or in part because of any accident or other occurrence prior to the conveyance. Further, Chiron's obligations pursuant to the following provisions of this Ground Lease shall survive any such conveyance:

1. Subparagraph 8.(b), which concerns the obligation of Chiron and its Affiliates to cooperate with respect to approvals, consents or modifications required in connection with Development Contracts and Permitted Encumbrances;

2. Subparagraph 8.(c), which among other things concerns performance under Development Contracts;

3. Subparagraph 8.(e), which among other things concerns Chiron's compliance with certain restrictions to which it has become subject before executing this Ground Lease;

4.  Subparagraph 12.(b), which concerns adverse title claims; or

5. Paragraph 13, which provides for an indemnity by Chiron for Environmental Losses. (Although such indemnity will survive any conveyance by Chiron pursuant to this Exhibit, nothing in this Exhibit is intended to expand the definition of Environmental Losses by extending the Environmental Cutoff Date.)

                                LIST OF DEFINED TERMS



                                FOR AGREEMENTS BETWEEN



                               BNP LEASING CORPORATION


                                         AND


                                  CHIRON CORPORATION



                                 DATED JUNE 28, 1996

                                  TABLE OF CONTENTS
                                                                         PAGE
DEFINED TERM                                                           NUMBER
- --------------------------------------------------------------------------------


ACTIVE NEGLIGENCE . . . . . . . . . . . . . . . . . . . . . . . . . .       1
ADDITIONAL RENT . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
ADMINISTRATIVE FEE. . . . . . . . . . . . . . . . . . . . . . . . . .       1
ADVANCE DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
AFFILIATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
APPLICABLE LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
APPLICABLE PURCHASER. . . . . . . . . . . . . . . . . . . . . . . . .       1
APPROVED PLANS. . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
ATTORNEYS' FEES . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
BANKING RULES CHANGE. . . . . . . . . . . . . . . . . . . . . . . . .       2
BASE RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
BASE RENT COMMENCEMENT DATE . . . . . . . . . . . . . . . . . . . . .       2
BASE RENT DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
BASE RENT PERIOD. . . . . . . . . . . . . . . . . . . . . . . . . . .       3
BNPLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
BNPLC'S PARENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
BREAKAGE COSTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
BREAK EVEN PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . .       4
BUSINESS DAY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
CAPITAL ADEQUACY CHARGES. . . . . . . . . . . . . . . . . . . . . . .       5
CARRYING COSTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
CHIRON. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
CHIRON'S PA OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . .       5
CODE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
COMMITMENT FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
COMPLETION NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . .       5
CONSTRUCTION ADVANCES . . . . . . . . . . . . . . . . . . . . . . . .       5
CONSTRUCTION ALLOWANCE. . . . . . . . . . . . . . . . . . . . . . . .       5
CONSTRUCTION PERIOD . . . . . . . . . . . . . . . . . . . . . . . . .       5
CONSTRUCTION PROJECTS . . . . . . . . . . . . . . . . . . . . . . . .       6
DEBT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
DEFAULT RATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
DEMAND DEADLINE . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
DEPOSIT TAKER . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
DESIGNATED SALE DATE. . . . . . . . . . . . . . . . . . . . . . . . .       7
DEVELOPMENT CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . .       8
EFFECTIVE DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
EFFECTIVE RATE. . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
ENVIRONMENTAL CONSULTANT. . . . . . . . . . . . . . . . . . . . . . .       8
ENVIRONMENTAL CUTOFF DATE . . . . . . . . . . . . . . . . . . . . . .       8
ENVIRONMENTAL LAWS. . . . . . . . . . . . . . . . . . . . . . . . . .       8
ENVIRONMENTAL LOSSES. . . . . . . . . . . . . . . . . . . . . . . . .       9
ENVIRONMENTAL REPORTS . . . . . . . . . . . . . . . . . . . . . . . .       9
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
ERISA AFFILIATE . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
ERISA TERMINATION EVENT . . . . . . . . . . . . . . . . . . . . . . .      11

                                                                         PAGE
DEFINED TERM                                                           NUMBER
- --------------------------------------------------------------------------------


ESCROWED PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . .      11
ESTABLISHED MISCONDUCT. . . . . . . . . . . . . . . . . . . . . . . .      11
EUROCURRENCY LIABILITIES. . . . . . . . . . . . . . . . . . . . . . .      12
EURODOLLAR RATE RESERVE PERCENTAGE. . . . . . . . . . . . . . . . . .      12
EVENT OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . .      12
EXCLUDED TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
EXISTING PARTICIPATION AGREEMENTS . . . . . . . . . . . . . . . . . .      12
FAIR MARKET VALUE . . . . . . . . . . . . . . . . . . . . . . . . . .      12
FED FUNDS RATE. . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
FUNDING ADVANCES. . . . . . . . . . . . . . . . . . . . . . . . . . .      13
GAAP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
GROUND LEASE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
GUARANTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
GUARANTOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
HAZARDOUS SUBSTANCE . . . . . . . . . . . . . . . . . . . . . . . . .      14
HAZARDOUS SUBSTANCE ACTIVITY. . . . . . . . . . . . . . . . . . . . .      14
HAZWOPER REGULATIONS. . . . . . . . . . . . . . . . . . . . . . . . .      14
IMPOSITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
IMPROVEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
INDUSTRIAL HYGIENIST. . . . . . . . . . . . . . . . . . . . . . . . .      15
INITIAL FUNDING ADVANCE . . . . . . . . . . . . . . . . . . . . . . .      15
INTERESTED PARTY. . . . . . . . . . . . . . . . . . . . . . . . . . .      15
LAND. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
LIBOR PERIOD ELECTION . . . . . . . . . . . . . . . . . . . . . . . .      16
LIEN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
LIENS REMOVABLE BY BNPLC. . . . . . . . . . . . . . . . . . . . . . .      16
LIST OF DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . .      17
LOSSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
MATERIAL ENVIRONMENTAL COMMUNICATION. . . . . . . . . . . . . . . . .      17
MAXIMUM CONSTRUCTION ALLOWANCE. . . . . . . . . . . . . . . . . . . .      17
OUTSTANDING CONSTRUCTION ALLOWANCE. . . . . . . . . . . . . . . . . .      17
PARCEL 7A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
PARTICIPANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
PARTICIPATION AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . .      17
PERMITTED ENCUMBRANCES. . . . . . . . . . . . . . . . . . . . . . . .      18
PERMITTED HAZARDOUS SUBSTANCE USE . . . . . . . . . . . . . . . . . .      18
PERMITTED HAZARDOUS SUBSTANCES. . . . . . . . . . . . . . . . . . . .      18
PERMITTED TRANSFER. . . . . . . . . . . . . . . . . . . . . . . . . .      18
PERSON. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
PERSONAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . .      19
PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
POTENTIAL LIEN CLAIMANTS. . . . . . . . . . . . . . . . . . . . . . .      19
PRIME RATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
PURCHASE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . .      19

                                                                         PAGE
DEFINED TERM                                                           NUMBER
- --------------------------------------------------------------------------------


PURCHASE DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .      19
QUALIFIED PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .      19
QUALIFIED SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . .      20
QUALIFIED RIGHT TO STOCK SALE PROCEEDS. . . . . . . . . . . . . . . .      20
REAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
REMEDIAL WORK . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
RESIDUAL RISK PERCENTAGE. . . . . . . . . . . . . . . . . . . . . . .      20
RESPONSIBLE FINANCIAL OFFICER . . . . . . . . . . . . . . . . . . . .      20
RESTRICTED FUNDS. . . . . . . . . . . . . . . . . . . . . . . . . . .      21
SCOPE CHANGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
SPREAD. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
STIPULATED LOSS VALUE . . . . . . . . . . . . . . . . . . . . . . . .      21
SUBSIDIARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
SUPPLEMENTAL PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . .      22
TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22
TRANSACTION EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . .      22
UPFRONT FEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22
UNFUNDED BENEFIT LIABILITIES. . . . . . . . . . . . . . . . . . . . .      22
VOTING STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22

                                LIST OF DEFINED TERMS

     As used in the documents to which this List of Defined Terms is attached:

     "ACTIVE NEGLIGENCE" of any Person (including BNPLC) means, and is limited to, the negligent conduct on the Property (and not mere omissions) by such Person or by others acting and authorized to act on such Person's behalf in a manner that proximately causes actual bodily injury or property damage for which Chiron does not carry (and is not obligated by the Lease to carry) insurance. "ACTIVE NEGLIGENCE" shall not include (1) any negligent failure of BNPLC to act when the duty to act would not have been imposed but for BNPLC's status as owner of the Property or as a party to the transactions described in the Lease, (2) any negligent failure of any other Interested Party to act when the duty to act would not have been imposed but for such party's contractual or other relationship to BNPLC or participation or facilitation in any manner, directly or indirectly, of the transactions described in the Lease, or (3) the exercise in a lawful manner by BNPLC (or any party lawfully claiming through or under BNPLC) of any right or remedy provided in or under the Lease, the Purchase Documents or the Ground Lease.

     "ADDITIONAL RENT" shall have the meaning assigned to it in subparagraph 4.(c) of the Lease.

     "ADMINISTRATIVE FEE" shall have the meaning assigned to it in subparagraph 4.(f) of the Lease.

     "ADVANCE DATE" means, regardless of whether any Construction Advance shall actually be made thereon, the first Business Day of every calendar month, beginning with August 1, 1996 and continuing regularly thereafter to and including the Base Rent Commencement Date.

     "AFFILIATE" of any Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" when used with respect to any Person means the power to direct the management of policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "APPLICABLE LAWS" means any or all of the following, to the extent applicable to Chiron or the Property or the Lease, the Purchase Documents or the Ground Lease: restrictive covenants; zoning ordinances and building codes; flood disaster laws; health, safety and environmental laws and regulations; the Americans with Disabilities Act and other laws pertaining to disabled persons; and other laws, statutes, ordinances, rules, permits, regulations, orders, determinations and court decisions.

     "APPLICABLE PURCHASER" means any third party designated by Chiron to purchase BNPLC's interest in the Property and in any Escrowed Proceeds as provided in the Purchase Agreement.

     "APPROVED PLANS" means: (i) that certain "Removal Action Workplan for the Ramp Area on the Former PG&E/City of Emeryville Redevelopment Agency Property," prepared by Erler & Kalinowski, Inc., dated June 21, 1996, which DTSC has approved for public comment (subject to revision) pursuant to the letter dated June 21, 1996, from Barbara J. Cook, DTSC, to Ric Notini, Chiron, re "Chiron Corporation Site, Former Pacific Gas & Electric Property, Emeryville, California
- - Draft Removal Action Workplan"; (ii) that certain "Final Risk Management Plan for Construction of the Chiron Life Sciences Center Project Properties North of 53rd Street Emeryville, California," prepared by Erler & Kalinowski, Inc., dated May 21, 1996, with which the RWQCB concurred pursuant to that letter dated
May 22, 1996, from Stephen I. Morse, RWQCB, to Ric Notini, Chiron, re
"Properties North of 53rd Street, Chiron Life Sciences Center Project, Emeryville, Alameda County"; (iii) the


                           List of Defined Terms -- Page 1

Voluntary Cleanup Agreement, IN THE MATTER OF CHIRON CORPORATION, Docket
No. HSA-95/96-059, dated April 1, 1996; (iv) that certain "Classification of Soil to be Excavated During Chiron Corporation's Campus Expansion Property North of 53rd Street, Chiron Corporation, Emeryville, California," prepared by Erler & Kalinowski, Inc., dated September 22, 1995, with which the Department of Toxic Substances Control ("DTSC") concurred pursuant to that letter dated April 9, 1996, from Ronald Pilorin, DTSC, to Vera H. Nelson, Erler & Kalinowski, Inc., re "Request for Concurrence for Excavated Soils Generated from Chiron Corporation's (Chiron) Campus Expansion Properties Located North of 53rd Street in Emeryville, California - Waste Evaluation Unit File #F155 (WEU File #F155)"; (v) that certain "Final Health and Environmental Risk Assessment Property North of 53rd Street, Chiron Corporation, Emeryville, California, Volumes I and II," prepared by Erler & Kalinowski, Inc., dated March 10, 1995, as approved by the RWQCB pursuant to that letter dated March 20, 1995, from Steven R. Ritchie and Stephen
I. Morse, RWQCB, to Ric Notini, Chiron, re "Approval of Health and Environmental Risk Assessment Properties North of 53rd Street Chiron Master Plan Development Emeryville, Alameda County," and with which the Alameda County Health Care Services Agency, Department of Environmental Health ("ACDEH") concurred pursuant to that letter dated March 15, 1995, from Susan L. Hugo and Ravi Arulanantham, ACDEH, to Ric Notini, Chiron re "Approval of Health and Environmental Risk Assessment Properties North of 53rd Street Chiron Master Plan Development Emeryville, California"; (vi) a long-term risk management plan that is consistent with the RWQCB's Non-Attainment Area policy and the State Water Quality Control Board's Containment Zone policy and is approved by the RWQCB and the ACDEH; and (vii) any other proposal, plan, workplan, risk assessment, or report approved or required by any regulatory agency with jurisdiction over the Property and which has not been determined to be inadequate by any other governmental authority asserting jurisdiction over the Property.

     "ATTORNEYS' FEES" means the reasonable fees and expenses of counsel to the parties incurring the same, which may include fairly allocated costs of in-house counsel, printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. Such terms shall also include all such reasonable fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any manner of proceeding is brought with respect to the matter for which such fees and expenses were incurred.

     "BANKING RULES CHANGE" means either: (1) the introduction of or any change after the Effective Date (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in any law or regulation applicable to BNPLC, BNPLC's Parent or any Participant, or in the generally accepted interpretation by the institutional lending community of any such law or regulation, or in the interpretation of any such law or regulation asserted by any regulator, court or other governmental authority or
(2) the compliance by BNPLC, BNPLC's Parent or any Participant with any new guideline or new request after the Effective Date from any central bank or other governmental authority (whether or not having the force of law).

     "BASE RENT" means the rent payable by Chiron pursuant to subparagraph 4.(a) of the Lease.

     "BASE RENT COMMENCEMENT DATE" means the earlier of (1) the first Business Day of March, 1999, (2) the first Business Day of the first calendar month to follow by ten days or more BNPLC's receipt of the Completion Notice, or (3) the first Business Day of the first calendar month upon which the then Outstanding Construction Allowance (including any Construction Advance and Carrying Costs added to the Outstanding Construction Advance on that Business Day) shall equal or exceed the Maximum Construction Allowance available under the Lease. For example, if on the first Business Day of December, 1998 construction of the initial Construction Project is continuing, the Outstanding Construction Allowance is $190,000,000 (before adding any Carrying Costs for the preceding month) and the Maximum Construction Allowance is $190,035,118.68 (assuming the Initial Funding

                              List of Defined Terms -- 2

Advance is $4,964,881.32), and if Carrying Costs of $1,000,000 would be added to the Outstanding Construction Allowance on such day if the Construction Allowance were not limited to the Maximum Construction Allowance, then such day shall be the Base Rent Commencement Date and on such day $35,118.68 will be added to the Outstanding Construction Allowance as Carrying Cost and $964,881.32 will be payable as Base Rent pursuant to subparagraph 4.(b)(i) of the Lease.

     "BASE RENT DATE" means a date upon which Base Rent must be paid under the Lease, all of which dates shall be the first Business Day of a calendar month. The FIRST Base Rent Date shall be determined as follows:

               a) If a LIBOR Period Election of one month is in effect on the Base Rent Commencement Date, then the first Business Day of the FIRST calendar month following the Base Rent Commencement Date shall be the first Base Rent Date.

               b) If the LIBOR Period Election in effect on the Base Rent Commencement Date is three months or longer, then the first Business Day of the THIRD calendar month following the Base Rent Commencement Date shall be the first Base Rent Date.

Each SUCCESSIVE BASE RENT DATE AFTER THE FIRST BASE RENT DATE shall be the first Business Day of the first or third calendar month following the calendar month which includes the preceding Base Rent Date, determined as follows:

               (1) If a LIBOR Period Election of one month is in effect on a Base Rent Date, then the first Business Day of the FIRST calendar month following such Base Rent Date shall be the next following Base Rent Date.

               (2) If a LIBOR Period Election of three months or longer is in effect on a Base Rent Date, then the first Business Day of the THIRD calendar month following such Base Rent Date shall be the next following Base Rent Date.

Thus, for example, if the Base Rent Commencement Date falls on June 2, 1997 and a LIBOR Period Election of six months commences on the Base Rent Commencement Date, then the first Base Rent Date shall be the first Business Day of September, 1997, and the second Base Rent Date shall be the first Business Day of December, 1997.

     "BASE RENT PERIOD" means a period for which Base Rent must be paid under the Lease, each of which periods shall correspond to the LIBOR Period Election for such period. The first Base Rent Period shall begin on and include the Base Rent Commencement Date, and each successive Base Rent Period shall begin on and include the Base Rent Date upon which the preceding Base Rent Period ends. Each Base Rent Period, including the first Base Rent Period, shall end on but not include the first, second, third or fourth Base Rent Date after the Base Rent Date upon which such period began, determined as follows:

               (3) If the LIBOR Period Election for a Base Rent Period is one month or three months, then such Base Rent Period shall end on the FIRST Base Rent Date after the Base Rent Date upon which such period began.

               (4) If the LIBOR Period Election for a Base Rent Period is six months, then such Base Rent Period shall end on the SECOND Base Rent Date after the Base Rent Date upon which such period began.


                              List of Defined Terms -- 3

               (5) If the LIBOR Period Election for a Base Rent Period is nine months, then such Base Rent Period shall end on the THIRD Base Rent Date after the Base Rent Date upon which such period began.

               (6) If the LIBOR Period Election for a Base Rent Period is twelve months, then such Base Rent Period shall end on the FOURTH Base Rent Date after the Base Rent Date upon which such period began.

The determination of Base Rent Periods can be illustrated by two examples:

               1) If Chiron makes a LIBOR Period Election of three months for a hypothetical Base Rent Period beginning on the first Business Day in January, 2000, then such Base Rent Period will end on but not the include the first Base Rent Date after it begins; that is, such Base Rent Period will end on the first Business Day in April, 2000, the third calendar month after January, 2000.

               2) If, however, Chiron makes a LIBOR Period Election of six months for the hypothetical Base Rent Period beginning the first Business Day in January, 2000, then such Base Rent Period will end on but not include the second Base Rent Date after it begins; that is, the first Business Day in July, 2000.

     "BNPLC" means BNP Leasing Corporation, a Delaware corporation.

     "BNPLC'S PARENT" means BNPLC's Affiliate, Banque Nationale de Paris, a bank organized and existing under the laws of France and any successors of such bank.

     "BREAKAGE COSTS" means any and all costs, losses or expenses incurred or sustained by BNPLC's Parent or any Participant, for which BNPLC's Parent or the Participant shall request reimbursement from BNPLC, because of the resulting liquidation or redeployment of deposits or other funds:

          (1) used to make or maintain Funding Advances upon application of a Qualified Payment or upon any sale of the Property pursuant to the Purchase Agreement, if such application or sale occurs on any day other than the last day of a Construction Period or Base Rent Period; or

          (2) reserved to provide a Construction Advance that Chiron requests, but thereafter declines to take for any reason, or that Chiron requests but is not permitted to take because of its failure to satisfy any of the conditions specified in Paragraph 6.(c) of the Lease.

Breakage Costs will include, for example, losses attributable to any decline in LIBOR as of the effective date of any application described in the clause (1) preceding, as compared to LIBOR used to determine the Effective Rate then in effect. Each determination by BNPLC's Parent or the applicable Participant of Breakage Costs shall, in the absence of clear and demonstrable error, be conclusive and binding upon Chiron.

     "BREAK EVEN PRICE" means an amount equal to Stipulated Loss Value outstanding on the Designated Sale Date, plus all costs and expenses (including appraisal costs, withholding taxes (if any) and reasonable Attorneys'


                           List of Defined Terms -- Page 4

Fees, as defined in the Lease) incurred in connection with any sale of the Property by BNPLC under the Purchase Agreement or in connection with collecting sales proceeds due thereunder.

     "BUSINESS DAY" means any day that is (1) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in New York City, New York or San Francisco, California, and (2) a day on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "Business Day" shall mean any day described in clause (1).

     "CAPITAL ADEQUACY CHARGES" means any additional amounts BNPLC's Parent or any Participant requests BNPLC to pay as compensation for an increase in required capital as provided in subparagraph 5.(c)(iii) of the Lease.

     "CARRYING COSTS" means the charges (accruing at a rate equal to the sum of the Effective Rate and the Spread) added to and made a part of the Outstanding Construction Allowance from time to time on and before the Base Rent Commencement Date pursuant to and as more particularly described in subparagraph 6.(a)(ii) of the Lease.

     "CHIRON" means Chiron Corporation, a Delaware corporation.

     "CHIRON'S PA OBLIGATIONS" means the obligations of Chiron under the Purchase Agreement, including Chiron's obligations for payments required by or in respect of subparagraph 1(a) of the Purchase Agreement and for any damages suffered by BNPLC because of any breach of that subparagraph.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITMENT FEE" shall have the meaning assigned to it in subparagraph 4.(g) of the Lease.

     "COMPLETION NOTICE" means the notice required by subparagraph 6.(e) of the Lease from Chiron to BNPLC, advising BNPLC when construction of the initial Construction Project is substantially complete.

     "CONSTRUCTION ADVANCES" means actual advances of funds made by or on behalf of BNPLC to Chiron pursuant to subparagraph 6.(a) of the Lease for (1) the payment or reimbursement to Chiron of Commitment Fees and Administrative Fees, and (2) costs, fees and expenses incurred to construct Construction Projects, including without limitation hard and soft costs, fees and costs paid in connection with obtaining project approvals including application and processing fees, fees and other payments made pursuant to the Development Contracts and all costs incurred in connection with onsite and offsite Improvements.

     "CONSTRUCTION ALLOWANCE" means the allowance, consisting of all Construction Advances and Carrying Costs, which is to be provided for Construction Projects as more particularly described in Paragraph 6 of the Lease.

     "CONSTRUCTION PERIOD" means each successive period of approximately one (1) month, except that the first Construction Period shall be a shorter period beginning on and including the Effective Date and ending on but not


                           List of Defined Terms -- Page 5
including the first Advance Date. Each successive Construction Period after the first Construction Period shall begin on and include the day on which the preceding Construction Period ends and shall end on but not include the next following Advance Date, until the last Construction Period, which shall end on but not include the earlier of the Base Rent Commencement Date or the Designated Sale Date.

     "CONSTRUCTION PROJECTS" include (1) the "initial Construction Project" which means the construction of the improvements described in EXHIBIT C to the Lease and contemplated by any plans, renderings and budgets referenced in such Exhibit, consistent with the uses permitted by the Lease, and (2) "subsequent Construction Projects" which means any other project to be undertaken by Chiron during the Term and in accordance with the Lease for the construction of new buildings or other substantial Improvements or for the alteration of then existing Improvements. Subject to the requirements of Paragraph 6.(b) of the Lease, a Construction Project may involve demolition of then existing Improvements which are no longer needed or which must be removed to accommodate new Improvements. All construction work planned or done contemporaneously shall constitute a single Construction Project for purposes of the Lease, notwithstanding that such work may be done in stages or performed by more than one general contractor. However, it is understood that any number of distinct Construction Projects may be undertaken by Chiron during the Term of (and in accordance with the provisions of) the Lease, and that Construction Projects (including the initial Construction Project) may include offsite and other public improvements required as conditions of governmental approvals for the Construction Projects, environmental remediation and other work, dedications, fees or contributions required by any governmental authority in connection with the Construction Projects.

     Notwithstanding the foregoing, although refinishing, reconfiguring and refitting space or other interior nonstructural alterations within any completed building will be subject to subparagraph 12.(e) of the Lease, it will not for purposes of the Lease constitute a Construction Project if done in manner that is not likely to have any material adverse affect on the value of the Property taken as a whole, unless Chiron expects to receive Construction Advances for the cost thereof.

     "DEBT" of any Person means: (i) indebtedness of such Person for borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations of such Person to pay the deferred purchase price of property or services; (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; (v) obligations of such Person, contingent or otherwise, under any lease of real property or related documents (including a separate purchase agreement) which provide that such Person must purchase or cause another to purchase any interest in the leased property and thereby guarantee a minimum residual value of the leased property to the lessor; (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a another Person against loss in respect of, indebtedness or obligations of others of the kinds referred to in the preceding clauses (i) through (v);
(vii) liabilities of another Person secured by a Lien on, or payable out of the proceeds of production from, property of such Person even though such obligation shall not be assumed by such Person (but in the case of such liabilities not assumed by such Person, the liabilities shall constitute Debt of such Person only to the extent of the value of such Person's property encumbered by the Lien securing such liabilities); and (viii) Unfunded Benefit Liabilities.

     "DEFAULT" means any event which, with the passage of time or the giving of notice or both, would (if not cured within any applicable cure period) constitute an Event of Default.


                           List of Defined Terms -- Page 6

     "DEFAULT RATE" means a floating per annum rate equal to two percent (2%) above the Prime Rate. However, in no event will the "Default Rate" exceed the maximum interest rate permitted by law.

     "DEMAND DEADLINE" means any date specified in the Guaranty as the date after which no new demand for payment may be made upon the Guarantor pursuant to the Guaranty. As of the Effective Date, the Demand Deadline is December 31, 1999.

     "DEPOSIT TAKER" means any of Banque Nationale de Paris or its Affiliates authorized to take deposits and any of the Participants or their Affiliates authorized to take deposits; provided, an Affiliate of any Participant shall not qualify as a Deposit Taker unless such Participant has guaranteed the return of any Restricted Funds (and interest thereon) which BNPLC may have on deposit with such Affiliate from time to time pursuant to a written guaranty in form and substance approved by Chiron; and, provided further, that any Deposit Taker other than an Affiliate of BNPLC must agree unconditionally (pursuant to an agreement acceptable to Chiron) to remit all interest earned on Restricted Funds deposited with it to BNPLC at least once each calendar quarter, so that BNPLC may itself remit all such interest to Chiron as provided in Paragraph 4 of the Purchase Agreement.

     "DESIGNATED SALE DATE" means the earlier of:

          (1) any Business Day designated as such in a notice given by BNPLC to Chiron after:

               (A) an Event of Default or a breach by Chiron of any of the Purchase Documents (and the expiration of any applicable cure or notice periods which may be expressly provided in the Purchase Documents), including any breach by Chiron of Paragraph 4 of the Purchase Agreement, which concerns Chiron's obligation to deposit Restricted Funds if certain conditions specified in that Paragraph are not satisfied; or

               (B) any failure of Chiron for any reason whatsoever (other than because of a refusal by BNPLC to fund requested Construction Advances in breach of the Lease or when, but for the condition specified in subparagraph 6.(c)(x) of the Lease, such refusal would constitute a breach of the Lease), on the date which is 120 days before any Demand Deadline under the Guaranty, to have (1) caused the initial Construction Project and any subsequent Construction Projects which are commenced prior to such date to have been completed in a good and workmanlike manner, substantially in accordance with Applicable Laws, and otherwise in compliance with the provisions of (x) the Lease, (y) the Permitted Encumbrances and (z) the Development Contracts, and (2) satisfied the conditions required to obtain with respect to then existing Improvements any final certificates of occupancy required for the use and occupancy thereof, a certificate of compliance from the City of Emeryville and a certificate of completion from the Redevelopment Agency as contemplated by the Development Contracts;

          (2) any Business Day designated as such in an irrevocable, unconditional notice given by Chiron to BNPLC; provided, the Business Day so designated by Chiron must be no earlier than thirty days after the date of such notice, unless the notice is given as contemplated in subparagraph 17.(b) of the Lease when an Event of Default has occurred and is continuing, in which case the Business Date so designated must be consistent with the requirements for an effective cure as specified in subparagraph 17.(b) of the Lease; or


                           List of Defined Terms -- Page 7

          (3) the first Business Day of the fifty-second calendar month after the calendar month which includes the Base Rent Commencement Date.

If BNP sends a notice to Chiron pursuant to the preceding clause (1) properly designating a Designated Sale Date, and Chiron sends a notice to BNP pursuant to the preceding clause (2) properly designating a different Designated Sale Date, the earlier of the two dates so designated shall be the "Designated Sale Date" hereunder regardless of which notice was first sent.

     "DEVELOPMENT CONTRACTS" means the contracts, ordinances and other documents described in SCHEDULE 2 attached to the Lease, as the same may be modified from time to time in accordance with the Ground Lease and the Lease (including modifications authorized pursuant to subparagraphs 7.(b) and 7.(c) of the Lease), and any applications, permits or certificates concerning or affecting the use or development of the Property that may be submitted, issued or executed from time to time as contemplated in such contracts, ordinance and other documents or that BNPLC may hereafter execute, approve or consent to at the request of Chiron.

     "EFFECTIVE DATE" means July 1, 1996.

     "EFFECTIVE RATE" means for each Construction Period and for each Base Rent Period, the per annum rate determined by dividing (A) LIBOR for such Construction Period or Base Rent Period, as the case may be, by (B) 100% minus the Eurodollar Rate Reserve Percentage for such Construction Period or Base Rent Period. If LIBOR or the Eurodollar Rate Reserve Percentage changes from Construction Period to Construction Period or from Base Rent Period to Base Rent Period, then the Effective Rate shall be automatically increased or decreased as of the date of such change, as the case may be, without prior notice to Chiron. If for any reason BNPLC determines that it is impossible or unreasonably difficult to determine the Effective Rate with respect to a given Construction Period or Base Rent Period in accordance with the foregoing, then the "EFFECTIVE RATE" for that Construction Period or Base Rent Period shall equal any published index or per annum interest rate determined in good faith by BNPLC's Parent to be comparable to LIBOR at the beginning of the first day of that period. A comparable interest rate might be, for example, the then existing yield on short term United States Treasury obligations (as compiled by and published in the then most recently published United States Federal Reserve Statistical Release H.15(519) or its successor publication), plus or minus a fixed adjustment based on BNPLC's Parent's comparison of past eurodollar market rates to past yields on such Treasury obligations. Any determination by BNPLC of the Effective Rate under this definition shall, in the absence of clear and demonstrable error, be conclusive and binding upon Chiron.

     "ENVIRONMENTAL CONSULTANT" means a qualified individual employed by a qualified firm. Individuals shall be deemed qualified if they (i) possess at least five years of experience in performing environmental, engineering and consulting services; (ii) have performed or supervised at least five projects involving remediation of soil contaminated with hazardous substances, including at least one project similar to the Remedial Work; (iii) have all licenses required under applicable law for the Remedial Work; and (iv) have at least a bachelor's degree in the physical sciences or a related field from an accredited college or university. A firm shall be deemed qualified if it is: (i) a nationally recognized, reputable environmental and/or engineering firm in the business of providing professional environmental engineering and consulting services; (ii) has experience and expertise in projects involving the Remedial Work; (iii) maintains policies of insurance which are approved by BNPLC in its reasonable discretion. Erler & Kalinowski, Inc., shall be deemed to be an Environmental Consultant.


                           List of Defined Terms -- Page 8

     "ENVIRONMENTAL CUTOFF DATE" means the later of the dates upon which (i) the Lease terminates, (ii) Chiron surrenders possession of the Property or (iii) Chiron ceases to have any leasehold or other interest in the Property under the Lease or otherwise.

     "ENVIRONMENTAL LAWS" means any and all existing and future Applicable Laws pertaining to safety, health or the environment, or to Hazardous Substances or Hazardous Substance Activities, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, "CERCLA"), and the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, "RCRA").

     "ENVIRONMENTAL LOSSES" means Losses suffered or incurred by any Interested Party relating to or arising out of, based on or as a result of: (i) any Hazardous Substance Activity that occurs or is alleged to have occurred on or prior to the Environmental Cutoff Date; (ii) any violation on or prior to the Environmental Cutoff Date of Environmental Laws relating to the Property or to the ownership, use, occupancy or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental or quasi-governmental agency or authority in connection with any Hazardous Substance Activity that occurs or is alleged to have occurred in whole or in part on or prior to the Environmental Cutoff Date; or (iv) any claim, demand, cause of action or investigation, or any action or other proceeding, whether meritorious or not, brought or asserted against any Interested Party which relates to, arises from, is based on, or results from any of the matters described in clauses (i), (ii) or (iii) of this definition, or any allegation of any such matters. For purposes of determining whether Losses constitute "Environmental Losses," any actual or alleged Hazardous Substance Activity or violation of Environmental Laws relating to the Property will be presumed to have occurred prior to the Environmental Cutoff Date unless Chiron establishes by clear and convincing evidence to the contrary that the relevant Hazardous Substance Activity or violation of Environmental Laws did not occur or commence prior to the Environmental Cutoff Date. Even if after the Environmental Cutoff Date Losses are incurred by or asserted against a particular Interested Party that would not have been incurred or asserted, but for any matter described in clauses (i), (ii) or (iii) of this definition, or an allegation of any such matter, then such Losses will constitute Environmental Losses.

     "ENVIRONMENTAL REPORTS" means collectively:

          (i) the letter dated June 21, 1996, from Barbara J. Cook, DTSC, to Ric Notini, Chiron, re "Chiron Corporation Site, Former Pacific Gas & Electric Property, Emeryville, California - Draft Removal Action Workplan";

          (ii) that certain "Removal Action Workplan for the Ramp Area on the Former PG&E/City of Emeryville Redevelopment Agency Property," prepared by Erler & Kalinowski, Inc., dated June 21, 1996;

          (iii) the letter dated June 18, 1996, from Karen M. Toth, DTSC, to Ric Notini, Chiron, re "Chiron Corporation Site, Former Pacific Gas & Electric Property, Emeryville, California - Removal Action Workplan Comments";


                           List of Defined Terms -- Page 9

          (iv) the letter dated May 22, 1996, from Stephen I. Morse, RWQCB, to Ric Notini, Chiron, re "Properties North of 53rd Street, Chiron Life Sciences Center Project, Emeryville, Alameda County";

          (v) that certain "Final Risk Management Plan for Construction of the Chiron Life Sciences Center Project Properties North of 53rd Street, Emeryville, California," prepared by Erler & Kalinowski, Inc., dated May 21, 1996;

          (vi) that certain "Site Safety and Health Plan for the Chiron Life Sciences Center, Emeryville, California, Phase 1 - Soil
     Excavation Activities", prepared by James T. Dufour, dated May 15,
     1996;

          (vii) the memorandum dated May 2, 1996, from Vera Nelson and Steve Tarantino, Erler & Kalinowski, Inc., to Ric Notini, Chiron, re "Estimated Incremental Costs for Anticipated Environmental Response Activities Phase I Development of Former PG&E Property and Chapman Property Chiron Corporation Emeryville, California (EKI 930028.99)";

          (viii) the letter dated April 9, 1996, from Ronald Pilorin, DTSC, to Vera H. Nelson, Erler & Kalinowski, Inc., re "Request for Concurrence for Excavated Soils Generated from Chiron Corporation's (Chiron) campus Expansion Properties Located North of 53rd Street in Emeryville, California - Waste Evaluation Unit File #F155 (WEU File #F155)";

          (ix) that Voluntary Cleanup Agreement, IN THE MATTER OF CHIRON CORPORATION, Docket No. HSA-95/96-059, dated April 1, 1996;

          (x) the letter dated September 22, 1995 from Barbara Cook, DTSC, to Ric Notini, Chiron, re "Chiron Corporation Site, Former Pacific Gas & Electric Property, Emeryville, California - Voluntary Cleanup Agreement";

          (xi) "Classification of Soil to be Excavated During Chiron Corporation's Campus Expansion Property North of 53rd Street, Chiron Corporation, Emeryville, California," prepared by Erler & Kalinowski, Inc., dated September 22, 1995;

          (xii) that certain Memorandum to Jerry Hoekwater, Steve Johnson, and Ric Notini of Chiron Corporation, from Michelle King and Vera Nelson of Erler & Kalinowski, Inc., re "Summary of Soil and
     Groundwater Sampling Analytical Results for the Designated
     Construction Areas North of 53rd Street, Chiron Corporation,
     Emeryville, California," dated March 29, 1996;

          (xiii) the letter dated March 20, 1995, from Steven R. Ritchie and Stephen I. Morse, RWQCB, to Ric Notini, Chiron re "Approval of Health and Environmental Risk Assessment Properties North of 53rd Street Chiron Master Plan Development Emeryville, Alameda County";

          (xiv) the letter dated March 15, 1995, from Susan L. Hugo and Ravi Arulanantham, ACDEH, to Ric Notini, Chiron, re "Approval of Health and Environmental Risk Assessment Properties North of 53rd Street Chiron Master Plan Development Emeryville, California";


                           List of Defined Terms -- Page 10

          (xv) "Final Health and Environmental Risk Assessment Property North of 53rd Street, Chiron Corporation, Emeryville, California, Volumes I and II," prepared by Erler & Kalinowski, Inc., dated March 10, 1995;

          (xvi) "Preliminary Site Investigation Report Chapman Property, Chiron Corporation, Emeryville, California," prepared by Erler and Kalinowski, Inc., dated January 26, 1994;

          (xvii) the letter dated January 10, 1995 from Ric Notini, Chiron, the Chemical Emergency Planning and Response Commission;

          (xviii) the letter dated October 21, 1993, from Brian P. Oliva, ACDEH, to Harrold B. Chapman, re "Underground Storage Tanks at Chiron Corporation, 4560 Horton Street, Emeryville, CA 94608"; and

          (xix) "Preliminary Site Investigation Report, Chiron Site, Chiron Corporation, Emeryville, California, Volumes I and II" prepared by Erler & Kalinowski, Inc., dated September 8, 1993.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA AFFILIATE" means any Person who for purposes of Title IV of ERISA is a member of Chiron's controlled group, or under common control with Chiron, within the meaning of Section 414 of the Internal Revenue Code, and the regulations promulgated and rulings issued thereunder.

     "ERISA TERMINATION EVENT" means (i) the occurrence with respect to any Plan of a reportable event described in Section 4043(c) of ERISA for which any penalty or notice thereof has not been waived pursuant to regulations, rulings, or notices issued by the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (ii) the filing of a notice of intent to terminate any Plan or the treatment of any Plan amendment as a termination under Section 4041 of ERISA (other than in connection with a standard termination of a fully funded Plan pursuant to Section 4041 of ERISA), or (iii) the institution of proceedings to terminate any Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (iv) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "ESCROWED PROCEEDS" means any proceeds that are received by BNPLC from time to time during the Term (and any interest earned thereon), which BNPLC is holding for the purposes specified in the next sentence, from any party (1) under any property insurance policy as a result of damage to the Property, (2) as compensation for any restriction placed upon the use or development of the Property or for the condemnation of the Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Property or
(4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Property; provided, however, in determining the amount of "Escrowed Proceeds" there shall be deducted all expenses and costs of every type, kind and nature (including Attorneys' Fees) incurred by BNPLC to collect such proceeds; and provided, further, "Escrowed Proceeds" shall not include any payment to BNPLC by a Participant or an Affiliate of BNPLC that is made to compensate BNPLC for the Participant's or Affiliate's share of any Losses BNPLC may incur as a result of any of the events described in the preceding clauses (1) through (4). "Escrowed Proceeds" shall include only such proceeds as are held by BNPLC (A) pursuant to Paragraph 11 of the Lease for the payment to


                           List of Defined Terms -- Page 11

Chiron for the restoration or repair of the Property or (B) for application as a Qualified Payment or as reimbursement of Breakage Costs or other costs incurred in connection with a Qualified Payment. "Escrowed Proceeds" shall not include any proceeds that have been applied as a Qualified Payment or to pay any Breakage Costs or other costs incurred in connection with a Qualified Payment. Until Escrowed Proceeds are paid to Chiron pursuant to Paragraph 11 of the Lease or applied as a Qualified Payment or as reimbursement for costs incurred in connection with a Qualified Payment, BNPLC shall keep the same deposited in an interest bearing account, and all interest earned on such account shall be added to and made a part of Escrowed Proceeds.

     "ESTABLISHED MISCONDUCT" of a Person means, and is limited to: (1) if the Person is bound by the Lease or the Purchase Documents or the Ground Lease, a breach by such Person of the express provisions of the Lease or the Purchase Documents or the Ground Lease that continues beyond any period for cure provided therein, and (2) conduct of such Person or its Affiliates that has been determined to constitute wilful misconduct or Active Negligence in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination. Established Misconduct of one Interested Party shall not be attributed to a second Interested Party unless the second Interested Party is an Affiliate of the first. Negligence which does not constitute Active Negligence shall not in any event constitute Established Misconduct. For purposes of this definition, "conduct of a Person" will include the conduct of an employee of that Person, but only to the extent that the employee is acting within the scope of his employment by that Person, as determined in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination. For purposes of this definition, "conduct of a Person" will also include the conduct of an agent of that Person (such as an independent environmental consultant engaged by that Person), but only to the extent that the agent is, as determined in or as a necessary element of a final judgment rendered against such Person by a court with jurisdiction to make such determination, (x) acting within the scope of the authority granted to him by such Person, (y) not acting with the consent or approval of or under the direction of Chiron or Chiron's Affiliates, employees or agents, and (z) not acting in good faith to mitigate Losses that such Person may suffer because of a breach by Chiron of the Lease or the Ground Lease.

     "EUROCURRENCY LIABILITIES" shall have the meaning assigned to it in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "EURODOLLAR RATE RESERVE PERCENTAGE" means, for purposes of determining the Effective Rate for any Construction Period or Base Rent Period, the reserve percentage applicable two Business Days before the first day of such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for BNPLC's Parent with respect to liabilities or deposits consisting of or including Eurocurrency Liabilities (or with respect to any other category or liabilities by reference to which LIBOR is determined) having a term comparable to such period.

     "EVENT OF DEFAULT" shall have the meaning assigned to it in subparagraph 17.(a) of the Lease.

     "EXCLUDED TAXES" means (1) all federal, state and local income taxes upon Base Rent, the Upfront Fee, Administrative Fees, Commitment Fees, any interest paid to BNPLC pursuant to subparagraph 4.(h) of the Lease and any additional compensation claimed by BNPLC pursuant to subparagraph 5.(c)(iii) of the Lease;
(2) all federal, state and local income taxes upon any amounts paid as reimbursement for or to satisfy Losses incurred by BNPLC to the extent such taxes are offset


                           List of Defined Terms -- Page 12
by a corresponding reduction of BNPLC's income taxes because of BNPLC's deduction of the reimbursed Losses from BNPLC's taxable income or because of any tax credits attributable thereto; (3) taxes imposed by any governmental authority outside the United States of America; and (4) any transfer or change of ownership taxes assessed because of BNPLC's transfer or conveyance to any third party of BNPLC's rights or interests in the Lease, the Purchase Documents, the Ground Lease or the Property, but excluding any such taxes assessed because of any Permitted Transfer. For purposes of this definition, income taxes shall include any income taxes (whether or not so designated) imposed under the Code or California Bank and Corporation Tax Law as well as Texas corporate franchise taxes.

     "EXISTING PARTICIPATION AGREEMENTS" means the Participation Agreements dated June 28, 1996 between BNPLC and the Participants listed in SCHEDULE 1 attached to the Lease, as such Participation Agreements may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with their terms.

     "FAIR MARKET VALUE" means the fair market value of the Property on or about the Designated Sale Date (calculated under the assumptions, whether or not then accurate, that Chiron has fulfilled and can be expected to continue to fulfill its obligations under the Ground Lease; that Chiron has maintained the Property in compliance with all Applicable Laws [including Environmental Laws]; that Chiron has completed all Construction Projects, the construction of which was commenced prior to the Designated Sale Date; that all such Construction Projects are self-sufficient in the sense that any easements or offsite facilities needed under the Development Contracts or otherwise for the use of the Improvements will be available at no additional cost to the owner of the Improvements; that Chiron has repaired and restored the Property after any damage following fire or other casualty; that Chiron has restored the remainder of the Property after any partial taking by eminent domain; that Chiron has completed any contests of and paid any taxes due [other than Excluded Taxes] or other amounts secured by or allegedly secured by a lien against the Property, including any assessment liens, but not including Liens Removable by BNPLC; that no conditions or circumstances on or about the Property [such as the presence of an endangered species] is discovered that will impede development of the Property; that development of the Property will not be hindered or delayed because of the limited availability of utilities or water; that any purchaser paying fair market value for the Property will receive copies of all of Chiron's books and records which are necessary or useful to a future owner's or occupant's use of the Property in the manner permitted by the Lease, including books and records evidencing the testing and validation of the Property for the uses permitted by the Lease; that without undue cost or delay any such purchaser can obtain any necessary permits or licenses needed to use the Property for the purposes permitted by the Lease; and that Chiron has cured any title defects affecting the Property other than Liens Removable by BNPLC, all in accordance with the standards and requirements of the Lease [as though the Lease were continuing in force] and the Ground Lease) as determined by an independent MAI appraiser selected by BNPLC, which appraiser must have five years or more experience appraising similar properties in northern California.

     "FED FUNDS RATE" means, for any period, a fluctuating interest rate (expressed as a per annum rate and rounded upwards, if necessary, to the next 1/16 of 1%) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BNPLC's Parent from three Federal funds brokers of recognized standing selected by BNPLC's Parent. All determinations of the


                           List of Defined Terms -- Page 13

Fed Funds Rate by BNPLC's Parent shall, in the absence of clear and demonstrable error, be binding and conclusive upon Chiron.

     "FUNDING ADVANCES" means (1) the Initial Funding Advance and (2) all future advances (which, together with Initial Funding Advance, are expected to total but in no event exceed $195,000,000) made by BNPLC's Parent or any Participant to or on behalf of BNPLC to allow BNPLC to provide the Construction Allowance under the Lease.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in subparagraph 16.(a) of the Lease (except for changes concurred in by Chiron's independent public accountants).

     "GROUND LEASE" means the separate Ground Lease dated June 28, 1996 executed by Chiron, as lessor, and BNPLC, as lessee, pursuant to which Chiron is leasing the Land to BNPLC for a term of approximately 341/2 years, as such Ground Lease may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

     "GUARANTY" means the Guaranty dated June 28, 1996 given by Guarantor to BNPLC, guarantying the obligations of Chiron under the Lease, the Purchase Agreement and the Ground Lease, as such Guaranty may be extended, supplemented, amended, restated or otherwise modified from time to time with the consent of BNPLC.

     "GUARANTOR" means Ciba-Geigy, Ltd., the largest shareholder of Chiron as of the Effective Date, and any successor of Ciba-Geigy through merger.

     "HAZARDOUS SUBSTANCE" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, regulated under, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste or substance," "infectious waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of deleterious properties, including ignitability, corrosiveness, reactivity, carcinogenicity, toxicity or reproductive toxicity; (ii) petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) asbestos and any asbestos containing material; (iv) "waste" as defined in section 13050(d) of the California Water Code; and (v) any other material that, because of its quantity, concentration or physical or chemical characteristics, poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment.

     "HAZARDOUS SUBSTANCE ACTIVITY" means any actual, proposed or threatened use, storage, holding, release (including any spilling, leaking, leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water), discharge, deposit, placement, generation, processing, construction, treatment, abatement, removal, disposal, disposition, handling or transportation of any Hazardous Substance from, under, in, into or on the Property, including the movement or migration of any Hazardous Substance from surrounding property, surface water, groundwater or any body of water under, in, into or onto the Property and any resulting residual Hazardous


                           List of Defined Terms -- Page 14

Substance contamination in, on or under the Property. "HAZARDOUS SUBSTANCE ACTIVITY" also means any existence of Hazardous Substances on the Property that would cause the Property or the owner or operator thereof to be in violation of, or that would subject the Property to any remedial obligations under, any Environmental Laws, including CERCLA and RCRA, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances pertaining to the Property.

     "HAZWOPER REGULATIONS" means the requirements set forth in Section 5192 of title 8 of the California Code of Regulations and Section 1910.120 of title 29 of the Code of Federal Regulations, and any other applicable standards for protecting the health and safety of workers conducting operations at hazardous waste sites.

     "IMPOSITIONS" means all sales, excise, ad valorem, gross receipts, business, transfer, stamp, occupancy, rental and other taxes, levies, fees, charges, surcharges, assessments or penalties which arise out of or are attributable to the Lease or which are imposed upon BNPLC or the Property because of the ownership, leasing, occupancy, sale or operation of the Property, or any part thereof or interest therein, or relating to or required to be paid by the Ground Lease or any of the Permitted Encumbrances or the Development Contracts, excluding only Excluded Taxes. "IMPOSITIONS" shall include real estate taxes imposed because of a change of use or ownership of the Property on or prior to the date of any sale by BNPLC pursuant to the Purchase Agreement.

     "IMPROVEMENTS" shall have the meaning assigned to it in the Ground Lease, and will include not only existing improvements to the Land as of the Effective Date, if any, but also any new improvements or changes to existing improvements made by Chiron. Accordingly, any and all new improvements made to the Property by Chiron using the Construction Allowance as contemplated in the Lease shall constitute Improvements as that term is used in the documents to which these definitions are attached.

     "INDUSTRIAL HYGIENIST" means an industrial hygienist certified by the American Board of Industrial Hygiene who is experienced with required and appropriate health and safety standards and good industrial hygiene practice related to operations at hazardous waste sites.

     "INITIAL FUNDING ADVANCE" means the advance of $4,964,881.32 made by BNPLC's Parent (directly or through one or more of its Affiliates) and/or Participants to or on behalf of BNPLC on or prior to the Effective Date to cover the cost of BNPLC's acquisition of the Property and certain Transaction Expenses.

     "INTERESTED PARTY" means each of (1) BNPLC, its Affiliates and its successors and assigns as to the Property or any part thereof or any interest therein, (2) BNPLC's Parent, and (3) the Participants and their permitted successors and assigns under their respective Participation Agreements with BNPLC; provided, however, none of the following shall constitute an Interested
Party: (a) any Person to whom BNPLC may transfer an interest in the Property by a conveyance that is not a Permitted Transfer and others that cannot lawfully claim an interest in the Property except through or under such a transfer by BNPLC, (b) Chiron or any Person that cannot lawfully claim an interest in the Property except through or under a conveyance from Chiron after Chiron's conveyance of the leasehold estate to BNPLC under the Ground Lease, or (c) any Applicable Purchaser under the Purchase Agreement and any Person that cannot lawfully claim an interest in the Property except through or under a conveyance from such Applicable Purchaser.

     "LAND" means the land covered by the Ground Lease from time to time. Upon the Effective Date, the Land shall be as described in EXHIBIT A attached to the Ground Lease, the Lease and the Purchase Agreement. However,


                           List of Defined Terms -- Page 15
upon any amendment to the Ground Lease which modifies the land covered thereby, including any such amendment executed by BNPLC and Chiron pursuant to Paragraph 4 of the Ground Lease, the land covered by the Lease and Purchase Agreement shall automatically be so modified.

     "LEASE" means the Lease Agreement dated June 28, 1996 between BNPLC, as landlord, and Chiron, as tenant, pursuant to which Chiron has agreed to lease BNPLC's interest in the Property, as such Lease Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

     "LIBOR" means, for purposes of determining the Effective Rate for each Construction Period or Base Rent Period, the rate determined by BNPLC's Parent to be the average rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates at which deposits of dollars are offered or available to BNPLC's Parent in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period. BNPLC shall instruct BNPLC's Parent to consider deposits, for purposes of making the determination described in the preceding sentence, that are offered: (i) for delivery on the first day of such Construction Period or Base Rent Period, as the case may be, (ii) in an amount equal or comparable to the total (projected on the applicable date of determination by BNPLC's Parent) Stipulated Loss Value on the first day of such period, and (iii) for a time equal or comparable to the length of such period. If BNPLC's Parent so chooses, it may determine LIBOR for any period by reference to the rate reported by the British Banker's Association on Page 3750 of the Telerate Service at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period. If for any reason BNPLC's Parent determines that it is impossible or unreasonably difficult to determine LIBOR with respect to a given Construction Period or Base Rent Period in accordance with the foregoing, or if BNPLC's Parent shall determine that it is unlawful (or any central bank or governmental authority shall assert that it is unlawful) for BNPLC, BNPLC's Parent or any Participant to provide or maintain Funding Advances during any Construction Period or Base Rent Period for which Carrying Costs or Base Rent is computed by reference to LIBOR, then "LIBOR" for that period shall equal the rate which is fifty basis points (50/100 of 1%) above the Fed Funds Rate for that period. All determinations of LIBOR by BNPLC's Parent shall, in the absence of clear and demonstrable error, be binding and conclusive upon Chiron.

     "LIBOR PERIOD ELECTION" for any Base Rent Period means a period of one month, three months, six months, nine months or twelve months as designated by Chiron at least ten Business Days prior to the commencement of such Base Rent Period by a notice given to BNPLC in the form of EXHIBIT H attached to the Lease. (For purposes of the Lease a LIBOR Period Election for any Base Rent Period shall also be considered the LIBOR Period Election in effect on (1) the Base Rent Commencement Date or Base Rent Date upon which such Base Rent Period begins and (2) subsequent Base Rent Dates, if any, which occur before the date upon which such Base Rent Period ends.) Any Libor Period Election so designated by Chiron shall remain in effect for the entire Base Rent Period specified in Chiron's notice to BNPLC (provided such Base Rent Period commences at least ten Business Days after BNPLC's receipt of the notice) and for all subsequent Base Rent Periods until a new designation becomes effective in accordance with the provisions set forth in this definition. Notwithstanding the foregoing, however: (1) Chiron shall not be entitled to designate a LIBOR Period Election that would cause a Base Rent Period to extend beyond the end of the scheduled Term; (2) changes in the LIBOR Period Election shall become effective only upon the commencement of a new Base Rent Period; (3) for any Base Rent Period which will end on or after the first Business Day in October, 1999, the only LIBOR Period Election permitted shall be one month if for any reason whatsoever Chiron shall not, before such period begins, have deposited all Restricted Funds required by Paragraph 4 of the Purchase Agreement or otherwise entered into agreements with BNPLC which will excuse Chiron's obligation to deposit Restricted Funds as contemplated by that Paragraph; and (4) if Chiron fails to make a LIBOR Period Election consistent with the foregoing requirements for any Base Rent Period, or if an Event


                           List of Defined Terms -- Page 16
of Default shall have occurred and be continuing on the third Business Day preceding the commencement of any Base Rent Period, the LIBOR Period Election for such Base Rent Period shall be deemed to be one month.

     "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to sell receivables with recourse, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction). Customary bankers' rights of set-off arising by operation of law or by contract (however styled, if the contract grants rights no greater than those arising by operation of law) in connection with working capital facilities, lines of credit, term loans and letter of credit facilities and other contractual arrangements entered into with banks in the ordinary course of business are not "Liens" for the purposes of the Lease.

     "LIENS REMOVABLE BY BNPLC" means, and is limited to, Liens encumbering the Property that are asserted (1) other than as contemplated by the Lease or the Purchase Documents or the Ground Lease, by BNPLC itself, (2) by third parties lawfully claiming through or under BNPLC (which for purposes of the Lease shall include any judgment liens established against the Property because of a judgment rendered against BNPLC and shall also include any liens established against the Property to secure past due Excluded Taxes), or (3) by third parties claiming under a deed or other instrument duly executed by BNPLC; provided, however, Liens Removable by BNPLC shall not include (A) any Permitted Encumbrances or Development Contracts (regardless of whether claimed through or under BNPLC), (B) the Lease, the Ground Lease, the Purchase Documents or any other document executed by BNPLC contemporaneously with the execution of the Lease, (C) Liens which are neither lawfully claimed through or under BNPLC (as described above) nor claimed under a deed or other instrument duly executed by BNPLC, (D) Liens claimed by Chiron or claimed through or under a conveyance made by Chiron after Chiron's conveyance of the leasehold estate to BNPLC under the Ground Lease, (E) Liens arising because of BNPLC's compliance with Applicable Law, the Ground Lease, Permitted Encumbrances, the Development Contracts or any written request made by Chiron, (F) Liens securing the payment of property taxes or other amounts assessed against the Property by any governmental authority, other than to secure the payment of past due Excluded Taxes or to secure damages caused by (and attributed by any applicable principles of comparative fault to) BNPLC's own Established Misconduct, or (G) Liens resulting from or arising in connection with any breach by Chiron of the Lease, the Purchase Documents or the Ground Lease.

     "LIST OF DEFINED TERMS" means this List of Defined Terms, which is attached to and made a part of the Lease, the Purchase Agreement and the Ground Lease.

     "LOSSES" means any and all losses, liabilities, damages (whether actual, consequential, punitive or otherwise denominated), demands, claims, actions, judgments, causes of action, assessments, fines, penalties, costs, and out-of-pocket expenses (including Attorneys' Fees and the fees of outside accountants and environmental consultants), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote.

     "MATERIAL ENVIRONMENTAL COMMUNICATION" means a communication between Chiron or its agents and a regulatory agency or third party, which causes, or potentially could cause (whether by implementation of or response to said communication), a material change in the scope, duration, or nature of the Remedial Work.

     "MAXIMUM CONSTRUCTION ALLOWANCE" means an amount equal to $195,000,000, less the Initial Funding Advance.


                           List of Defined Terms -- Page 17

     "OUTSTANDING CONSTRUCTION ALLOWANCE" shall have the meaning assigned to it in subparagraph 6.(a)(i) of the Lease.

     "PARCEL 7A" shall have the meaning assigned to it in subparagraph 4(a) of the Ground Lease.

     "PARTICIPANT" means any Person other than BNPLC's Parent that agrees in writing with BNPLC or another Participant to participate in all or some of the risks and rewards to BNPLC of the Lease, the Purchase Documents and the Ground Lease. As of the Effective Date, all Participants are listed in SCHEDULE 1 attached to the Lease, but BNPLC may agree after the Effective Date to share in risks and rewards of the Lease, the Purchase Documents and the Ground Lease with other Persons approved as Participants in advance by Chiron (which approval shall not be unreasonably withheld for any proposed Participant that is a commercial bank operating in the United States of America having capital and surplus in excess of $500,000,000 or for any Affiliate of such a bank; provided, that any Participation Agreement between such proposed Participant and BNPLC will be in substantially the same form as the Existing Participation Agreements).

     "PARTICIPATION AGREEMENTS" means Participation Agreements between BNPLC and one or more third parties, pursuant to which the third party or parties become Participants by agreeing to participate in all or some of the risks and rewards to BNPLC of the Lease, the Purchase Documents and the Ground Lease, as such Participation Agreements may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with their terms.

     "PERMITTED ENCUMBRANCES" means (i) the encumbrances and other matters affecting the Property that are set forth in EXHIBIT B attached to the Lease,
(ii) any easement agreement or other document affecting title to the Property executed by BNPLC at the request of or with the consent of Chiron, and (iii) any liens from time to time imposed to secure only ad valorem taxes on the Property which, at the time in question, are not delinquent.

     "PERMITTED HAZARDOUS SUBSTANCE USE" means the use, generation, storage and offsite disposal of Permitted Hazardous Substances in strict accordance with applicable Environmental Laws and with due care given the nature of the Hazardous Substances involved; provided, the scope and nature of such use, generation, storage and disposal shall not include the use of underground storage tanks for any purpose other than the storage of water for fire control, nor shall such scope and nature:

          (1) exceed that reasonably required for the construction of Construction Projects permitted by the Lease or for the operation of the Property for the purposes expressly permitted under subparagraph 3.(a) of the Lease; or

          (2) include any disposal, discharge or other release of Hazardous Substances from the Property in any manner that might allow such substances to reach surface water or groundwater, except (i) through a lawful and properly authorized discharge (A) to a publicly owned treatment works or
     (B) with rainwater or storm water runoff in accordance with Applicable Laws and any permits obtained by Chiron that govern such runoff; or (ii) any such disposal, discharge or other release of Hazardous Substances for which no permits are required and which are not otherwise regulated under applicable Environmental Laws.


                           List of Defined Terms -- Page 18

Further, notwithstanding anything to the contrary herein contained, Permitted Hazardous Substance Use shall not include any use of the Property in a manner that requires a RCRA treatment, storage or disposal permit, including a landfill, incinerator or other waste disposal facility.

     "PERMITTED HAZARDOUS SUBSTANCES" means Hazardous Substances used and reasonably required for Construction Projects expressly permitted by the Lease or for the use of the Property by Chiron and its permitted subtenants and assigns for the purposes expressly permitted by subparagraph 3.(a) of the Lease, in either case in strict compliance with all Environmental Laws and with due care given the nature of the Hazardous Substances involved. Without limiting the generality of the foregoing, Permitted Hazardous Substances shall include usual and customary office, laboratory and janitorial products.

     "PERMITTED TRANSFER" means any one or more of the following: (1) the creation or conveyance of rights and interests in favor of the Participants listed in SCHEDULE 1 attached to the Lease pursuant to the terms and conditions of the Existing Participation Agreements; (2) any subsequent assignment or conveyance by BNPLC of any lien or security interest against the Property (in contrast to a conveyance of BNPLC's leasehold estate under the Ground Lease) or of any interest in Rent, payments required by or under the Purchase Documents, payments required by or under the Ground Lease or payments to be generated from the Property after the Term, to any present or future Participant or to any Affiliate of BNPLC, provided that such subsequent assignment or conveyance is made expressly subject to the rights of Chiron under the Ground Lease, the Lease and the Purchase Documents; (3) any agreement to exercise or refrain from exercising rights or remedies under the Lease or the Purchase Documents made by BNPLC with any present or future Participant or Affiliate of BNPLC; (4) any assignment or conveyance by BNPLC requested by Chiron or required by any Permitted Encumbrance, by Development Contracts, by the Purchase Documents or by Applicable Laws; or (5) any assignment or conveyance by BNPLC when an Event of Default shall have occurred and be continuing or after the Designated Sale Date.

     "PERSON" means an individual, a corporation, a partnership, an unincorporated organization, an association, a joint stock company, a joint venture, a trust, an estate, a government or agency or political subdivision thereof or other entity, whether acting in an individual, fiduciary or other capacity.

     "PERSONAL PROPERTY" shall have the meaning assigned to it on page 2 of the Lease.

     "PLAN" means at any time an employee pension benefit plan which is covered under Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code and is either (i) maintained by Chiron or any Subsidiary for employees of Chiron or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Chiron or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "POTENTIAL LIEN CLAIMANTS" means general contractors or other parties who have filed a statutory Preliminary Notice to preserve their right to a mechanic's or materialman's lien against the Property in connection with any Construction Project.

     "PRIME RATE" means the prime interest rate or equivalent charged by BNPLC's Parent in the United States of America as announced or published by BNPLC's Parent from time to time, which need not be the lowest interest


                           List of Defined Terms -- Page 19
rate charged by BNPLC's Parent. If for any reason BNPLC's Parent does not announce or publish a prime rate or equivalent, the prime rate or equivalent announced or published by either Citibank, N.A. or any New York branch or office of Credit Commercial de France as selected by BNPLC shall be used to compute the rate describe in the preceding sentence. The prime rate or equivalent announced or published by such bank need not be the lowest rate charged by it. The Prime Rate may change from time to time after the Effective Date without notice to Chiron as of the effective time of each change in rates described in this definition.

     "PROPERTY" means the Personal Property and the Real Property, collectively.

     "PURCHASE AGREEMENT" means the Purchase Agreement dated June 28, 1996 between BNPLC and Chiron pursuant to which Chiron has agreed to purchase or to arrange for the purchase by a third party of BNPLC's interest in the Property, as such Purchase Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

     "PURCHASE DOCUMENTS" means collectively (1) the Purchase Agreement, (2) from and after they are executed, Pledge Documents (as defined in Paragraph 4 of the Purchase Agreement) and (3) the Memorandum of Purchase Agreement executed by BNPLC and Chiron as of the Effective Date and recorded to provide notice of the Purchase Agreement.

     "QUALIFIED PAYMENTS" means all payments received by BNPLC from time to time during the Term from any party (1) under any property insurance policy as a result of damage to the Property, (2) as compensation for any restriction placed upon the use or development of the Property or for the condemnation of the Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Property or (4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Property; provided, however, that (x) in determining the amount of "Qualified Payments", there shall be deducted all expenses and costs of every kind, type and nature (including taxes, Breakage Costs and Attorneys' Fees) incurred by BNPLC with respect to the collection or application of such payments, (y) "Qualified Payments" shall not include any payment to BNPLC by a Participant or an Affiliate of BNPLC that is made to compensate BNPLC for the Participant's or Affiliate's share of any Losses BNPLC may incur as a result of any of the events described in the preceding clauses (1) through (4) and (z) "Qualified Payments" shall not include any payments received by BNPLC that BNPLC has paid to Chiron for the restoration or repair of the Property or that BNPLC is holding as Escrowed Proceeds. For purposes of computing the total Qualified Payments (and other amounts dependent upon Qualified Payments, such as Stipulated Loss Value and the Outstanding Construction Allowance) paid to or received by BNPLC as of any date, payments described in the preceding clauses
(1) through (4) will be considered as Escrowed Proceeds, not Qualified Payments, until they are actually applied as Qualified Payments by BNPLC as provided in subparagraph 11.(c) of the Lease.

     "QUALIFIED SECURITIES" means unencumbered marketable securities that have an aggregate value of no less than Stipulated Loss Value and that when pledged to secure Chiron's PA Obligations as provided in Paragraph 4 of the Purchase Agreement have a maturity of three years or less and that evidence obligations of the United States of America or another governmental or corporate obligor meeting any criteria specified for such obligor in the Pledge Documents (as defined in Paragraph 4 of the Purchase Agreement).

     "QUALIFIED RIGHT TO STOCK SALE PROCEEDS" means an unencumbered assignable contractual right of Chiron, established by agreements in form and substance satisfactory to each of BNPLC and the Participants in its sole and absolute discretion, to receive from Guarantor no less than $205,000,0000 in cash proceeds from the issuance or


                           List of Defined Terms -- Page 20
sale of Chiron's stock to Guarantor. It is understood that although agreements may exist between Chiron and Guarantor as of the Effective Date which would obligate Guarantor to purchase Chiron's stock for more than $205,000,000, such agreements have not been reviewed or approved by BNPLC or Participants, and therefore prior to any such approval after the Effective Date, such existing agreements cannot establish rights which would qualify under this definition.

     "REAL PROPERTY" shall have the meaning assigned to it on page 1 of the Lease.

     "REMEDIAL WORK" means any investigation, monitoring, clean-up, containment, remediation, removal, payment of response costs, or restoration work and the preparation and implementation of any closure, remedial or other required plans that any governmental agency or political subdivision requires or approves (or could reasonably be expected to require if it was aware of all relevant circumstances concerning the Property), whether by judicial order or otherwise, because of the presence of or suspected presence of Hazardous Substances in, on, under or about the Property or because of any Hazardous Substance Activity. Without limiting the generality of the foregoing, Remedial Work also means any obligations imposed upon or undertaken by Chiron pursuant to the Approved Plans or any recommendations or proposals made therein.

     "RENT" means the Base Rent and all Additional Rent.

     "RESIDUAL RISK PERCENTAGE" means the fifteen percent (15%).

     "RESPONSIBLE FINANCIAL OFFICER" means the chief financial officer, the controller, the treasurer or the assistant treasurer of Chiron.

     "RESTRICTED FUNDS" shall have the meaning assigned to it in Paragraph 4 of the Purchase Agreement.

     "SCOPE CHANGE" means a change to a Construction Project that, if implemented, will make the quality, function or capacity of the Improvements affected by such Construction Project "materially different" (as defined below in this paragraph) than as described or inferred by plans and other items submitted to BNPLC by Chiron as described in subparagraph 6.(b)(i) of the Lease. Notwithstanding the foregoing, "Scope Change" shall not include refinement, correction and detailing of plans or other items submitted to BNPLC by Chiron. As used in this definition, a "material difference" means a difference that (a) could (after completion of the applicable Construction Project and the funding of any Construction Advances required in connection therewith) significantly reduce any excess of the market value of the Property over Stipulated Loss Value or significantly increase any excess of Stipulated Loss Value over the market value of the Property, or (b) will change the general character of the Improvements from that needed to accommodate the uses permitted by subparagraph 3.(a).


                           List of Defined Terms -- Page 21

     "SPREAD" means (1) on any date before construction of the initial Construction Project is complete, .25% (twenty-five basis points), and (2) on any date after construction of the initial Construction Project is complete,
 .20% (twenty basis points); provided, however, after any Demand Deadline, the "Spread" on any date will depend upon the rating by Standard and Poor's Corporation or the rating by Moody's Investor Service, Inc. (whichever rating is higher) of Chiron's senior, unsubordinated, unsecured debt on that date, such computation to be as follows:

     Rating                                       Spread
     ----------------------                       -----------------------
     AA- or Aa3 or higher                         .20% (20 basis points)
     A+ or A1                                     .25% (25 basis points)
     A or A2                                      .275% (27.5 basis points)
     A- or A3                                     .30% (30 basis points)
     BBB+ or Baa1                                 .35% (35 basis points)
     BBB or Baa2                                  .375% (37.5 basis points)
     lower than BBB and Baa2, or not rated        .50% (50 basis points)

For purposes of this definition, the initial Construction Project shall not be deemed complete until Chiron shall have (1) caused the initial Construction Project to have been completed in a good and workmanlike manner, substantially in accordance with Applicable Laws, and otherwise in compliance with the provisions of (x) the Lease, (y) the Permitted Encumbrances and (z) the Development Contracts, and (2) obtained with respect to then existing Improvements any final certificates of occupancy required for the use and occupancy thereof, a certificate of compliance from the City of Emeryville and a certificate of completion from the Redevelopment Agency as contemplated by the Development Contracts.

     "STIPULATED LOSS VALUE" as of any date means the amount equal to the sum of the Initial Funding Advance, plus the sum of all Construction Advances and Carrying Costs added to the Outstanding Construction Allowance on or prior to such date, minus all funds received by BNPLC and applied as Qualified Payments on or prior to such date. Under no circumstances will any payment of Base Rent or the Upfront Fee, Administrative Fees or Commitment Fees reduce Stipulated Loss Value.

     "SUBSIDIARY" means any corporation of which Chiron and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

     "SUPPLEMENTAL PAYMENT" shall have the meaning assigned to it in subparagraph 1(a)(ii) of the Purchase Agreement.

     "TERM" shall have the meaning assigned to it in Paragraph 1 of the Lease.

     "TRANSACTION EXPENSES" means the costs paid from the Initial Funding Advance in connection with the preparation and negotiation of the Lease, the Purchase Documents, the Ground Lease and related documents. To the extent that BNPLC does not itself use the entire Initial Funding Advance to acquire the Property or to pay expenses incurred by BNPLC in connection with the preparation and negotiation of such documents, the remainder thereof will be advanced to Chiron, with the understanding that Chiron shall use any such amount advanced for one or more of the following purposes: (1) the payment or reimbursement of expenses incurred by Chiron in connection with the preparation and negotiation of the Lease, the Purchase Documents, the Ground Lease and related documents;
(2) the payment or reimbursement of expenses incurred by Chiron in connection with the initial


                           List of Defined Terms -- Page 22

Construction Project, including the planning, design, engineering and permitting of thereof; (3) the maintenance of the Property; (4) the payment of the Upfront Fee and the first Administrative Fee; or (5) the payment of Rents next due.

     "UPFRONT FEE" shall have the meaning assigned to it in subparagraph 4.(e) of the Lease.

     "UNFUNDED BENEFIT LIABILITIES" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of Chiron or any ERISA Affiliate of Chiron under Title IV of ERISA.

     "VOTING STOCK" of any Person means any shares of stock of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).


                           List of Defined Terms -- Page 23